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As filed with the Securities and Exchange Commission on April 23, 2015

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form F-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AerCap Holdings N.V.

The Netherlands (State or Other Jurisdiction of Incorporation or Organization)	7359 (Primary Standard Industrial Classification Code Number)	98-0514694 (I.R.S. Employer Identification No.)

Stationsplein 965
1117 CE Schiphol
The Netherlands
+ 31 20 655 9655
(Address, including zip code, and telephone number, including area code, of the registrant's principal executive offices

AerCap Ireland Capital Limited

Ireland (State or Other Jurisdiction of Incorporation or Organization)	7359 (Primary Standard Industrial Classification Code Number)	98-1150693 (I.R.S. Employer Identification No.)

AerCap Global Aviation Trust

Delaware (State or Other Jurisdiction of Incorporation or Organization)	7359 (Primary Standard Industrial Classification Code Number)	38-7108865 (I.R.S. Employer Identification No.)

4450 Atlantic Avenue
Westpark Business Campus
Shannon, Co. Clare, Ireland
+353-61-723-600
(Address, including zip code, and telephone number, including area code, of the registrant's principal executive offices)

Puglisi & Associates
850 Library Avenue, Suite 204
Newark, Delaware 19711
(302) 738-6680
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Craig F. Arcella Cravath, Swaine & Moore LLP Worldwide Plaza 825 8th Avenue New York, New York 10019 (212) 474-1000	Erwin den Dikken Chief Legal Officer Stationsplein 965 1117 CE Schiphol The Netherlands + 31 20 655 9655

Approximate date of commencement of proposed offer to the public:
As soon as practicable after this registration statement becomes effective.

            If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Securities Act"), check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

            If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

            If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

              Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)                          ☐

              Exchange Act Rule 14d-1(d) (Cross-Border Third Party Tender Offer)               ☐

  CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered	Proposed Maximum Offering Price Per Security	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

2.75% Senior Notes due 2017	$400,000,000	100%	$400,000,000	$46,480

3.75% Senior Notes due 2019	$1,100,000,000	100%	$1,100,000,000	$127,820

4.50% Senior Notes due 2021	$1,100,000,000	100%	$1,100,000,000	$127,820

5.00% Senior Notes due 2021	$800,000,000	100%	$800,000,000	$92,960

Guarantees of Senior Notes registered pursuant to this registration statement	N/A(2)	(2)	(2)	(2)

Total Registration Fee	—	—	—	$395,080

(1)
The securities being registered hereby are offered in exchange for the 2.75% Senior Notes due 2017, 3.75% Senior Notes due 2019, 4.50% Senior Notes due 2021 and 5.00% Senior Notes due 2021 previously issued and sold by AerCap Ireland Capital Limited and AerCap Global Aviation Trust in transactions exempt from registration under the Securities Act. The registration fee has been computed based on the face value of the securities pursuant to Rule 457 under the Securities Act.

(2)
Pursuant to Rule 457(n) under the Securities Act, no separate fee is payable with respect to the guarantees.

            The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

Name	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address and Telephone Number of Registrant's Principal Executive Offices
AerCap Aviation Solutions B.V.	The Netherlands	98-1054653	Stationsplein 965 1117 CE Schiphol Airport The Netherlands +31 20 655 9655
AerCap Ireland Limited	Ireland	98-0110061	4450 Atlantic Avenue Westpark Business Campus Shannon, Co. Clare, Ireland +353-61-723-600
AerCap U.S. Global Aviation LLC	Delaware	30-0810106	4450 Atlantic Avenue Westpark Business Campus Shannon, Co. Clare, Ireland +353-61-723-600
International Lease Finance Corporation	California	22-3059110	10250 Constellation Boulevard, Suite 3400 Los Angeles, California 90067 (310) 788-1999

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated                , 2015

PRELIMINARY PROSPECTUS

AerCap Ireland Capital Limited
AerCap Global Aviation Trust

OFFER TO EXCHANGE (the "Exchange Offer")

$400,000,000 2.75% Senior Notes due 2017
$1,100,000,000 3.75% Senior Notes due 2019
$1,100,000,000 4.50% Senior Notes due 2021
$800,000,000 5.00% Senior Notes due 2021

Guaranteed by AerCap Holdings N.V.

        This is an offer by AerCap Ireland Capital Limited (the "Irish Issuer") and AerCap Global Aviation Trust (the "U.S. Issuer" and, together with the Irish Issuer, the "Issuers"), each a wholly owned subsidiary of AerCap Holdings N.V. (the "Parent Guarantor"), to exchange (1) new 2.75% Senior Notes due 2017 (the "2.75% Exchange Notes"), which are registered under the Securities Act of 1933, as amended (the "Securities Act"), for any of their unregistered outstanding 2.75% Senior Notes due 2017 (the "Unregistered 2.75% Notes"); (2) new 3.75% Senior Notes due 2019 (the "3.75% Exchange Notes"), which are registered under the Securities Act, for any of their unregistered outstanding 3.75% Senior Notes due 2019 (the "Unregistered 3.75% Notes"); (3) new 4.50% Senior Notes due 2021 (the "4.50% Exchange Notes"), which are registered under the Securities Act, for any of their unregistered outstanding 4.50% Senior Notes due 2021 (the "Unregistered 4.50% Notes") and (4) new 5.00% Senior Notes due 2021 (the "5.00% Exchange Notes" and, together with the 2.75% Exchange Notes, the 3.75% Exchange Notes and the 4.50% Exchange Notes, the "Exchange Notes"), which are registered under the Securities Act, for any of their unregistered outstanding 5.00% Senior Notes due 2021 (the "Unregistered 5.00% Notes" and, together with the Unregistered 2.75% Notes, the Unregistered 3.75% Notes and the Unregistered 4.50% Notes, the "Unregistered Notes").

        The Exchange Offer will expire at midnight, New York City time, at the end of the day on                        , 2015, unless we extend the offer. You must tender your Unregistered Notes by this deadline in order to receive the Exchange Notes. We do not currently intend to extend the expiration date.

        The terms of the Exchange Notes to be issued are substantially identical to the Unregistered Notes, except they are registered under the Securities Act, do not have any transfer restrictions and do not have registration rights. All untendered Unregistered Notes will continue to be subject to any applicable restrictions on transfer set forth in the Unregistered Notes and in the Indenture (as defined below).

        There is no existing public market for your Unregistered Notes, and there is currently no public market for the Exchange Notes to be issued to you pursuant to the Exchange Offer.

        Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for the Unregistered Notes where such Unregistered Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days commencing on the day the Exchange Offer is consummated (or such shorter period during which participating broker-dealers are required by law to deliver such prospectus), we will make available a prospectus meeting the requirements of the Securities Act for use by broker-dealers in connection with any such resale. See "Plan of Distribution."

        See "Risk Factors" beginning on page 13 for a discussion of certain risks that you should consider before participating in the Exchange Offer.

        Neither the Securities and Exchange Commission (the "SEC") nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                                    , 2015.

        Rather than repeat certain information in this prospectus that we have already included in reports filed with the SEC, we are incorporating this information by reference, which means that we can disclose important business, financial and other information to you by referring to those publicly filed documents that contain the information. The information incorporated by reference is not included or delivered with this prospectus.

        We will provide without charge to each person to whom a prospectus is delivered, including each beneficial owner of Unregistered Notes, upon written or oral request of such person, a copy of any or all documents that are incorporated into this prospectus by reference, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates. Requests should be directed to AerCap Holdings N.V., AerCap House, Stationsplein 965, 1117 CE Schipol, The Netherlands, or by telephoning us at +31 20 655 9655.

        IN ORDER TO OBTAIN TIMELY DELIVERY, YOU MUST REQUEST THIS INFORMATION NO LATER THAN FIVE BUSINESS DAYS BEFORE YOU MUST MAKE YOUR INVESTMENT DECISION. ACCORDINGLY, YOU MUST REQUEST THIS INFORMATION NO LATER THAN 5:00 P.M. NEW YORK CITY TIME ON [    •    ], 2015.

        We have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer of the Exchange Notes only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of the date of this prospectus. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances imply that the information herein is correct as of any other date subsequent to such date.

i

FORWARD LOOKING STATEMENTS

        This prospectus and the documents incorporated by reference herein may contain "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. We have based these forward looking statements largely on our current beliefs and projections about future events and financial trends affecting our business. Many important factors, in addition to those discussed in this prospectus, could cause our actual results to differ substantially from those anticipated in our forward looking statements, including, among other things:

  •
  the availability of capital to us and to our customers and changes in interest rates;

  •
  the ability of our lessees and potential lessees to make operating lease payments to us;

  •
  our ability to successfully negotiate aircraft purchases, sales and leases, to collect outstanding amounts due and to repossess aircraft under defaulted leases, and to control costs and expenses;

  •
  decreases in the overall demand for commercial aircraft leasing and aircraft management services;

  •
  the economic condition of the global airline and cargo industry and the general economic and political situation;

  •
  competitive pressures within the industry;

  •
  the negotiation of aircraft management services contracts;

  •
  our ability to achieve the anticipated benefits of the Acquisition (as defined below);

  •
  regulatory changes affecting commercial aircraft operators, aircraft maintenance, engine standards, accounting standards and taxes; and

  •
  the risks set forth in "Risk Factors" included in this prospectus.

        The words "believe", "may", "aim", "estimate", "continue", "anticipate", "intend", "expect" and similar words are intended to identify forward looking statements. Forward looking statements include information concerning our possible or assumed future results of operations, business strategies, financing plans, competitive position, industry environment, potential growth opportunities, the effects of future regulation and the effects of competition. Forward looking statements speak only as of the date they were made and, except as required by applicable law, we undertake no obligation to update publicly or to revise any forward looking statements because of new information, future developments or other factors. In light of the risks and uncertainties described above, the forward looking events and circumstances described in this prospectus might not occur and are not guarantees of future performance. The factors described above should not be construed as exhaustive and should be read in conjunction with the other cautionary statements and the risk factors that are included under "Risk Factors" herein and in our Annual Report on Form 20-F for the year ended December 31, 2014 incorporated by reference herein.

INDUSTRY AND MARKET DATA

        We obtained the industry and market data used throughout this prospectus from our own internal estimates and research as well as from industry and general publications and from research, surveys and studies conducted by third parties. We have not independently verified such data and we do not make any representation as to the accuracy or completeness of such information. While we are not aware of any misstatements regarding any industry, market or similar data presented herein, such data involves risks and uncertainties and is subject to change based on various factors, including those discussed under "Forward Looking Statements" and "Risk Factors."

 BASIS OF PRESENTATION

        For purposes of this prospectus, unless otherwise indicated or the context otherwise requires, the terms:

  •
  "Notes" refers to the Unregistered Notes and the Exchange Notes, collectively;

  •
  "Parent Guarantor" refers to AerCap Holdings N.V.;

  •
  "ILFC" refers to International Lease Finance Corporation;

  •
  "Subsidiary Guarantors" refers to AerCap Aviation Solutions B.V., AerCap Ireland Limited, ILFC and AerCap U.S. Global Aviation LLC, collectively;

  •
  "Guarantors" refers to the Subsidiary Guarantors and the Parent Guarantor, collectively;

  •
  "AerCap," "we," "us," "our" and the "combined company" refer to AerCap and its subsidiaries;

  •
  "Irish Issuer" refers to AerCap Ireland Capital Limited, our wholly-owned subsidiary and co-issuer of the Notes;

  •
  "U.S. Issuer" refers to AerCap Global Aviation Trust, our wholly-owned subsidiary and co-issuer of the Notes; and

  •
  "Issuers" refers to the Irish Issuer and the U.S. Issuer, collectively.

 WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

        We have filed a registration statement on Form F-4, including the exhibits and schedules thereto, with the SEC under the Securities Act, and the rules and regulations thereunder, for the registration of the Exchange Notes that are being offered by this prospectus. This prospectus does not include all of the information contained in the registration statement. You should refer to the registration statement and its exhibits for additional information. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreements or other documents.

        We are subject to the information reporting requirements of the Exchange Act, as applicable to foreign private issuers. As a "foreign private issuer," we are exempt from the rules under the Exchange Act prescribing certain disclosure and procedural requirements for proxy solicitations, and our officers, directors and principal shareholders are exempt from the reporting and "short-swing" profit recovery provisions contained in Section 16 of the Exchange Act with respect to their purchases and sales of shares. We file with the SEC an Annual Report on Form 20-F containing financial statements audited by an independent registered public accounting firm. We also file Quarterly Reports on Form 6-K containing unaudited interim financial information for the first three quarters of each fiscal year.

        You may read and copy any document we file with or furnish to the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room. In addition, the SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. You can review our SEC filings, including the registration statement by accessing the SEC's Internet website at www.sec.gov. We will provide each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference into this prospectus but not delivered with this prospectus upon written or oral request at no cost to the requester. Requests should be directed to: AerCap Holdings N.V., Stationsplein 965, 1117 CE Schiphol Airport, The Netherlands, or by telephoning us at +31 20 655 9655. Our website is located at www.aercap.com. The information contained on our website is not a part of this prospectus.

        The following documents filed with the SEC are incorporated herein by reference:

  •
  AerCap's Annual Report on Form 20-F for the year ended December 31, 2014, as filed with the SEC on March 30, 2015;

  •
  AerCap's Current Reports on Form 6-K, as filed with the SEC on May 14, 2014, January 5, 2015, January 16, 2015, March 30, 2015, April 2, 2015, April 21, 2015 and April 23, 2015;

        The financial statements of International Lease Finance Corporation incorporated in this prospectus by reference to our Current Report on Form 6-K dated May 14, 2014 have been so incorporated to satisfy the requirements of Rules 3-05 and 3-10(g) of Regulation S-X.

        All documents subsequently filed by us with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date of this prospectus and prior to the termination or consummation of the Exchange Offer, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Unless expressly incorporated into this registration statement, a report (or portion thereof) furnished on Form 6-K shall not be incorporated by reference into this registration statement. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement. Copies of these documents are not required to be filed with this registration statement.

v

 PROSPECTUS SUMMARY

        This summary highlights the information contained elsewhere in or incorporated by reference in this prospectus. Because this is only a summary, it does not contain all of the information that may be important to you. You should read this entire prospectus carefully together with the information incorporated by reference herein, including "Risk Factors" and the financial statements, and notes related thereto, incorporated by reference in this prospectus, before making an investment decision.

OUR BUSINESS

        We are the world's largest independent aircraft leasing company. We focus on acquiring in-demand aircraft at attractive prices, funding them efficiently, hedging interest rate risk conservatively and using our platform to deploy those assets with the objective of delivering superior risk adjusted returns. We believe that by applying our expertise through an integrated business model, we will be able to identify and execute on a broad range of market opportunities that we expect will generate attractive returns for our shareholders. We are an independent aircraft lessor, and, as such, we are not affiliated with any airframe or engine manufacturer. This independence provides us with purchasing flexibility to acquire aircraft or engine models regardless of the manufacturer.

        We operate our business on a global basis, leasing aircraft to customers in every major geographical region. As of December 31, 2014, we owned 1,132 aircraft, excluding three aircraft that were owned by AeroTurbine, managed 147 aircraft, including those owned and on order by AerDragon, had 380 new aircraft on order, including 205 A320neo family aircraft, 66 Boeing 787 aircraft, 50 Embraer E-Jets E2 aircraft, 29 A350 aircraft, 25 Boeing 737 aircraft, four A321 aircraft, and one A330 aircraft, excluding five Boeing purchase rights. The average age of our 1,132 owned aircraft fleet, weighted by net book value, was 7.7 years as of December 31, 2014.

        We lease most of our aircraft to airlines under operating leases. Under an operating lease, the lessee is responsible for the maintenance and servicing of the equipment during the lease term and the lessor receives the benefit, and assumes the risk, of the residual value of the equipment at the end of the lease. As of December 31, 2014, our owned and managed aircraft were leased to over 200 commercial airline and cargo operator customers in approximately 90 countries.

        We have the infrastructure, expertise and resources to execute a large number of diverse aircraft transactions in a variety of market conditions. During the year ended December 31, 2014, we executed over 365 aircraft transactions. Our teams of dedicated marketing and asset trading professionals have been successful in leasing and managing our aircraft portfolio. During the year ended December 31, 2014, our weighted average owned aircraft utilization rate was 99.2%, calculated based on the average number of months the aircraft are on lease each year. The utilization rate is weighted proportionate to the net book value of the aircraft at the end of the period measured.

THE TRANSACTIONS

        On December 16, 2013, AerCap entered into a purchase agreement (the "Purchase Agreement") with American International Group, Inc. ("AIG") pursuant to which AerCap acquired, through a wholly-owned subsidiary, 100% of the common stock of ILFC, a wholly-owned subsidiary of AIG (the "Acquisition"). The combined company retained the name AerCap, and ILFC became a wholly-owned subsidiary of AerCap. As part of the Acquisition, AerCap assumed approximately $23 billion of ILFC's debt. The Acquisition closed on May 14, 2014. AIG owns approximately 46% of the combined company, while the pre-Acquisition AerCap shareholders own approximately 54% of the combined company.

        Following the Acquisition, we effected a reorganization of ILFC's corporate structure and assets, pursuant to which ILFC transferred its assets substantially as an entirety to the U.S. Issuer, and the

U.S. Issuer assumed substantially all the liabilities of ILFC, including liabilities in respect of ILFC's outstanding notes. We refer to the Acquisition and the related transactions, including the issuance of the Unregistered 2.75% Notes, the Unregistered 3.75% Notes and the Unregistered 4.50% Notes and the reorganization, collectively as the "Transactions."

COMPANY INFORMATION

AerCap Holdings N.V.

        AerCap Holdings N.V., the Parent Guarantor, was incorporated in the Netherlands with register number 34251954 on July 10, 2006 as a public limited company under the Netherlands Civil Code. The Parent Guarantor's principal executive offices are located at AerCap House, Stationsplein 965, 1117 CE Schiphol, the Netherlands, its general telephone number is +31 20 655-9655, and its website address is www.aercap.com. Puglisi & Associates is the Parent Guarantor's authorized representative in the United States. The address of Puglisi & Associates is 850 Liberty Avenue, Suite 204, Newark, DE 19711 and their general telephone number is +1 (302) 738-6680.

AerCap Ireland Capital Limited

        AerCap Ireland Capital Limited, the Irish Issuer, was incorporated in Ireland with register number 535682 on November 22, 2013 as a private limited company under the Companies Acts 1963 to 2013. The registered office of the Irish Issuer is at 4450 Atlantic Avenue, Westpark, Shannon, Co. Clare, Ireland (telephone number +353 61 723600).

AerCap Global Aviation Trust

        AerCap Global Aviation Trust, the U.S. Issuer, is a statutory trust formed on February 5, 2014 with file number 5477349 under the Delaware Statutory Trust Act, 12 Del. C.§§ 3801 et.seq. (the "Delaware Act"), pursuant to a trust agreement between the Irish Issuer and Wilmington Trust, National Association, as the Delaware Trustee. The principal office of the U.S. Issuer is at 4450 Atlantic Avenue, Westpark, Shannon, Co. Clare, Ireland (telephone number +353 61 723600).

 THE EXCHANGE OFFER

Background

        On May 14, 2014, the Issuers issued $2.6 billion aggregate principal amount of senior notes, consisting of $400 million aggregate principal amount of Unregistered 2.75% Notes, $1.1 billion aggregate principal amount of Unregistered 3.75% Notes and $1.1 billion aggregate principal amount of Unregistered 4.50% Notes, in a private offering. On September 29, 2014, the Issuers issued $800 million aggregate principal amount of Unregistered 5.00% Notes in a private offering. We are required to conduct the Exchange Offer pursuant to a registration rights agreement dated May 14, 2014, with respect to the Unregistered 2.75% Notes, the Unregistered 3.75% Notes and the Unregistered 4.50% Notes, and a registration rights agreement dated September 29, 2014, with respect to the Unregistered 5.00% Notes (together, the "Registration Rights Agreements"), for the purpose of allowing holders to exchange their Unregistered Notes for Exchange Notes that have been registered under the Securities Act.

Notes Offered for Exchange	The Issuers are offering on a one-for-one basis and in satisfaction of our obligations under the Registration Rights Agreements:

(i) up to $400,000,000 in aggregate principal amount of their 2.75% Exchange Notes registered under the Securities Act in exchange for an equal aggregate principal amount of their Unregistered 2.75% Notes;

(ii) up to $1,100,000,000 in aggregate principal amount of their 3.75% Exchange Notes registered under the Securities Act in exchange for an equal aggregate principal amount of their Unregistered 3.75% Notes;

(iii) up to $1,100,000,000 in aggregate principal amount of their 4.50% Exchange Notes registered under the Securities Act in exchange for an equal aggregate principal amount of their Unregistered 4.50% Notes;

(iv) up to $800,000,000 in aggregate principal amount of their 5.00% Exchange Notes registered under the Securities Act in exchange for an equal aggregate principal amount of their Unregistered 5.00% Notes.

The Exchange Notes have substantially the same terms as the Unregistered Notes you hold, except that the Exchange Notes have been registered under the Securities Act, and therefore will be freely tradable and will not benefit from the registration and related rights pursuant to which the Issuers are conducting this Exchange Offer, including an increase in the interest rate related to defaults in our agreement to carry out this Exchange Offer.

The Exchange Offer

The Issuers are offering to exchange $1,000 principal amount of Exchange Notes for each $1,000 principal amount of your Unregistered Notes; provided that each Exchange Note will be in a minimum denomination of $150,000 and an integral multiple of $1,000 above that amount. In order to be exchanged, your Unregistered Notes must be properly tendered and accepted. All Unregistered Notes that are validly tendered and not withdrawn will be exchanged.

Required Representations	As a condition to your participation in the Exchange Offer, you shall furnish, upon our request, a written representation to the effect that:

(i) you are not an "affiliate" of the Issuers, as defined in Rule 405 of the Securities Act, or if you are such an "affiliate," you will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

(ii) you are not engaged in and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of the Exchange Notes;
(iii) you are acquiring the Exchange Notes in the ordinary course of business;

(iv) if you are a broker-dealer that holds Unregistered Notes that were acquired for your own account as a result of market-making activities or other trading activities (other than Unregistered Notes acquired directly from the Issuers or any of their affiliates), you will deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of the Exchange Notes received in the Exchange Offer;

(v) if you are a broker-dealer, that you did not purchase the Exchange Notes to be exchanged in the Exchange Offer from the Issuers or any of their affiliates; and
(vi) you are not acting on behalf of any person who could not truthfully and completely make the representations contained in the foregoing subclauses (i) through (v).
See "The Exchange Offer—Representations We Need From You Before You May Participate in the Exchange Offer" and "Plan of Distribution."
Those Excluded from the Exchange Offer

You may not participate in the Exchange Offer if you are a holder of Unregistered Notes in any jurisdiction in which the Exchange Offer is not, or your acceptance will not be, legal under the applicable securities or blue sky laws of that jurisdiction.

Consequences of Failure to Exchange Your Unregistered Notes

After the Exchange Offer is complete, you will no longer be entitled to exchange your Unregistered Notes for Exchange Notes. If you do not exchange your Unregistered Notes for Exchange Notes in the Exchange Offer, your Unregistered Notes will continue to have the restrictions on transfer contained in the Unregistered Notes and in the Indenture, dated as of May 14, 2014 among the Issuers, the Parent Guarantor, the subsidiary guarantors party thereto and Wilmington Trust, National Association ("Wilmington Trust"), as trustee (as supplemented or amended from time to time, the "Indenture"). In general, your Unregistered Notes may not be offered or sold unless registered under the Securities Act or unless there is an exemption from, or unless the transaction is not governed by, the Securities Act and applicable state securities laws. These transfer restrictions and the availability of Exchange Notes could adversely affect the trading market for your Unregistered Notes. We have no current plans to register your Unregistered Notes under the Securities Act.

Expiration Date

The Exchange Offer expires at midnight, New York City time, at the end of the day on [•], 2015, unless the Issuers extend the offer (the "Expiration Date"). The Issuers do not currently intend to extend the Expiration Date.

Conditions to the Exchange Offer	The Exchange Offer has customary conditions that may be waived by us. There is no minimum amount of Unregistered Notes that must be tendered to complete the Exchange Offer.
Procedures for Tendering Your Unregistered Notes

If you wish to tender your Unregistered Notes for exchange in the Exchange Offer, you or the custodial entity through which you hold your Unregistered Notes must send to Wilmington Trust, the exchange agent, on or before the Expiration Date of the Exchange Offer:

•

a properly completed and executed letter of transmittal, which has been provided to you with this prospectus, together with your Unregistered Notes and any other documentation requested by the letter of transmittal; and

• for holders who hold their positions through The Depository Trust Company ("DTC"):
• an agent's message from DTC stating that the tendering participant agrees to be bound by the letter of transmittal and the terms of the Exchange Offer;
• your Unregistered Notes by timely confirmation of book-entry transfer through DTC; and
• all other documents required by the letter of transmittal.

Holders who hold their positions through the Euroclear Bank SA/NV ("Euroclear") and Clearstream Banking, société anonyme ("Clearstream") must adhere to the procedures described in "The Exchange Offer—Procedures for Tendering Your Unregistered Notes."

Special Procedures for Beneficial Owners

If you beneficially own Unregistered Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your Unregistered Notes in the Exchange Offer, you should contact the registered holder promptly and instruct it to tender on your behalf.

Guaranteed Delivery Procedures for Tendering Unregistered Notes

If you wish to tender your Unregistered Notes and the Unregistered Notes are not immediately available, or time will not permit your Unregistered Notes or other required documents to reach Wilmington Trust before the Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis, you may tender your Unregistered Notes according to the guaranteed delivery procedures set forth under "The Exchange Offer—Guaranteed Delivery Procedures."

Withdrawal Rights	You may withdraw the tender of your Unregistered Notes at any time prior to the Expiration Date.
U.S. Tax Considerations

The exchange of Unregistered Notes for Exchange Notes will not constitute a taxable event for U.S. federal income tax purposes. Rather, the Exchange Notes you receive in the Exchange Offer will be treated as a continuation of your investment in the Unregistered Notes. For additional information regarding U.S. federal income tax considerations, you should read the discussion under "Certain Irish, Netherlands and U.S. Federal Income Tax Consequences—Certain U.S. Federal Income Tax Consequences."

Use of Proceeds	The Issuers will not receive any proceeds from the issuance of the Exchange Notes in the Exchange Offer.
Resales of the Exchange Notes

Based on interpretations by the SEC staff, as set forth in no-action letters issued to third parties unrelated to us, the Issuers believe that the Exchange Notes issued in the Exchange Offer may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act as long as:

• you are not a broker-dealer that acquired the Unregistered Notes from us or in market-making transactions or other trading activities;

• any Exchange Notes you receive in the Exchange Offer will be acquired by you in the ordinary course of your business; and
• you have no arrangement or understanding with any person to participate in the distribution, as defined in the Securities Act, of the Exchange Notes.
If you are an affiliate of the Issuers, or are engaged in or intend to engage in or have any arrangement or understanding with any person to participate in the distribution of the Exchange Notes:
• you cannot rely on the applicable interpretations of the staff of the SEC; and
• you must comply with the registration requirements of the Securities Act in connection with any resale transaction.

If you are a broker-dealer that acquired Unregistered Notes as a result of market-making or other trading activities, you must comply with the prospectus delivery requirements of the Securities Act in connection with a resale of the Exchange Notes as described in this summary under "Broker-Dealers" below.

Broker-Dealers

Each broker-dealer that receives Exchange Notes for its own account in exchange for Unregistered Notes, where such Unregistered Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will comply with the registration and prospectus delivery requirements of the Securities Act in connection with any offer, resale or other transfer of such Exchange Notes, including information with respect to any selling holder required by the Securities Act in connection with the resale of the Exchange Notes, and must confirm that it has not entered into any arrangement or understanding with the Issuers or the Parent Guarantor or any of their affiliates to distribute the Exchange Notes. We have agreed that for a period of 180 days after the consummation of the Exchange Offer, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

Exchange Agent	Wilmington Trust is serving as the exchange agent. Its address and facsimile number are:
Wilmington Trust, National Association Rodney Square North 1100 North Market Street Wilmington, DE 19890-1626 Attn: Workflow Management—5th Floor Facsimile: (302) 636-4139
Confirm by e-mail: DTC2@wilmingtontrust.com

        Please review the information under the heading "The Exchange Offer" for more detailed information concerning the Exchange Offer.

 THE EXCHANGE NOTES

        The summary below describes the principal terms of the Exchange Notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The following is not intended to be complete. You should carefully review the "Description of Exchange Notes" section of this prospectus, which contains a more detailed description of the terms and conditions of the Exchange Notes. In this subsection, "we", "us" and "our" refer only to the Issuers.

Issuers	AerCap Ireland Capital Limited and AerCap Global Aviation Trust.
Securities Offered

$3,400,000,000 aggregate principal amount of Exchange Notes, consisting of: $400,000,000 aggregate principal amount of 2.75% Exchange Notes, $1,100,000,000 aggregate principal amount of 3.75% Exchange Notes, $1,100,000,000 aggregate principal amount of 4.50% Exchange Notes and $800,000,000 aggregate principal amount of 5.00% Exchange Notes.

Maturity Dates

The 2.75% Exchange Notes will mature on May 15, 2017, the 3.75% Exchange Notes will mature on May 15, 2019, the 4.50% Exchange Notes will mature on May 15, 2021 and the 5.00% Exchange Notes will mature on October 1, 2021.

Interest

Interest on the 2.75% Exchange Notes, the 3.75% Exchange Notes and the 4.50% Exchange Notes is payable semiannually in arrears on May 15 and November 15 of each year. The 2.75% Exchange Notes bear interest at 2.75% per annum, the 3.75% Exchange Notes bear interest at 3.75% per annum and the 4.50% Exchange Notes bear interest at 4.50% per annum.

Interest on the 5.00% Exchange Notes is payable semiannually in arrears on April 1 and October 1 of each year. The 5.00% Exchange Notes bear interest at 5.00% per annum.
Guarantees

The Exchange Notes are fully and unconditionally guaranteed (the "guarantees"), jointly and severally and on a senior unsecured basis, by the Parent Guarantor, AerCap Aviation Solutions B.V., AerCap Ireland Limited, ILFC and AerCap U.S. Global Aviation LLC (together, the "guarantors"). See "Description of Exchange Notes—Guarantees."

Ranking	The Exchange Notes and the guarantees are our and the guarantors' general unsecured senior indebtedness and:

• rank senior in right of payment to any of our and the guarantors' future obligations that are, by their terms, expressly subordinated in right of payment to the Exchange Notes and the guarantees;

•

rank pari passu in right of payment to all of our and the guarantors' existing and future senior indebtedness and other obligations that are not, by their terms, expressly subordinated in right of payment to the Exchange Notes and the guarantees;

•

are effectively subordinated to all of our and the guarantors' existing and future secured indebtedness and other secured obligations to the extent of the value of the assets securing such indebtedness and other obligations; and

•

are structurally subordinated to all existing and future obligations and other liabilities (including trade payables) of each of the Parent Guarantor's subsidiaries (other than the Issuers) that do not guarantee the Exchange Notes.

See "Description of Exchange Notes—Ranking."

As of December 31, 2014, we had outstanding indebtedness of approximately $29.1 billion, of which approximately $13.4 billion was secured, and total undrawn availability of approximately $5.8 billion of secured and unsecured indebtedness under revolving credit facilities, subject to certain conditions, including compliance with certain financial covenants.

In addition, as of December 31, 2014, the Parent Guarantor's subsidiaries that are not guarantors of the Exchange Notes (other than the Issuers) would have had total liabilities, including trade payables (but excluding intercompany liabilities), of approximately $13.3 billion and total assets (excluding intercompany receivables) of approximately $21.1 billion.

Additional Amounts	The Issuers and the guarantors will make all payments in respect of the Exchange Notes or the guarantees, including principal and interest payments, without deduction or withholding for or on account of any present or future taxes or other governmental changes in Ireland, the Netherlands, the United States or certain other relevant tax jurisdictions, unless they are obligated by law to deduct or withhold such taxes or governmental charges. If we or any guarantor is obligated by law to deduct or withhold taxes or governmental charges in respect of the Exchange Notes or the guarantees, subject to certain exceptions, we or the relevant guarantor, as applicable, will pay to the holders of the Exchange Notes additional amounts so that the net amount received by the holders after any deduction or withholding will not be less than the amount the holders would have received if those taxes or governmental charges had not been withheld or deducted. See "Description of Exchange Notes—Additional Amounts."
Optional Redemption for Changes in Withholding Taxes

If we become obligated to pay any additional amounts as a result of any change in the law of Ireland, the Netherlands, the United States or certain other relevant taxing jurisdictions that becomes effective after the date on which the Exchange Notes are issued (or, on the date the relevant taxing jurisdiction became applicable, if later), we may redeem each series of Exchange Notes at our option in whole, but not in part, at any time at a price equal to 100% of the principal amount of such series of Exchange Notes, plus any accrued and unpaid interest, if any, and additional amounts to the date of redemption. See "Description of Exchange Notes—Redemption for Changes in Withholding Taxes."

Optional Redemption

We may redeem each series of Exchange Notes, in whole or in part, at any time at a price equal to 100% of the aggregate principal amount of such series of Exchange Notes plus the applicable "make-whole" premium, as described in "Description of Exchange Notes—Optional Redemption," plus accrued and unpaid interest, if any, to the redemption date.

Change of Control Triggering Event

If we experience a change of control followed by a ratings decline, holders will have the right to require us to purchase each holder's Exchange Notes at a price of 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase. See "Description of Exchange Notes—Repurchase at the Option of the Holders—Change of Control Triggering Event."

Certain Covenants	The Indenture contains covenants that, among other things, limits the ability of us, the Parent Guarantor and the Parent Guarantor's restricted subsidiaries to:

•

incur liens on assets, subject to certain exceptions, including the ability to incur additional liens to secure indebtedness for borrowed money in an amount not to exceed 12.5% of the consolidated net tangible assets of the Parent Guarantor and its restricted subsidiaries;

• declare or pay dividends or acquire or retire shares of our capital stock during the pendency of certain events of default;
• designate, except in compliance with certain terms, restricted subsidiaries as unrestricted subsidiaries or designate unrestricted subsidiaries as restricted subsidiaries;
• make investments in or transfer assets to unrestricted subsidiaries during the pendency of a default or event of default; and
• consolidate, merge or sell or otherwise dispose of all or substantially all of our assets.
These covenants are subject to important qualifications and exceptions as described under "Description of Exchange Notes—Certain covenants."
Use of Proceeds	The Issuers will not receive any proceeds from the issuance of the Exchange Notes pursuant to the Exchange Offer.
Tax Consequences

For a discussion of the possible Irish, Netherlands and U.S. federal income tax consequences to you with respect to the Exchange Notes, see "Certain Irish, Netherlands and U.S. federal income tax consequences." You should consult your own tax advisor to determine the Irish, Netherlands, U.S. federal, state, local and other tax consequences of investment in the Exchange Notes.

Risk Factors	You should carefully consider the information set forth herein under "Risk factors" before deciding whether to invest in the Exchange Notes.
Denomination	The Exchange Notes will be issued in registered form in minimum denominations of $150,000 and integral multiples of $1,000 above that amount.
Listing

Application will be made to list the Exchange Notes on the Official List and to trading on the Global Exchange Market of the Irish Stock Exchange. We cannot assure you, however, that this application will be accepted. Currently, there is no public market for the Exchange Notes.

Governing Law	State of New York.
Trustee	Wilmington Trust, National Association.

RISK FACTORS

        In addition to the other information included or incorporated by reference in this prospectus, including in the section captioned "Risk Factors" in Item 3 of our Annual Report on Form 20-F for the year ended December 31, 2014 and the matters addressed under "Forward looking statements" in this prospectus, you should carefully consider the following risks before making any investment decisions with respect to the Exchange Notes. We are subject to certain risks and hazards due to the nature of the business activities we conduct. The risks discussed below, any of which could materially and adversely affect our business, financial condition, liquidity, results of operations and prospects, are not the only risks we face. We may experience additional risks and uncertainties not currently known to us; or, as a result of developments occurring in the future, conditions that we currently deem to be immaterial may also materially and adversely affect our business, financial condition, liquidity, results of operations and prospects.

Risks Related to our Substantial Indebtedness and the Notes

Our substantial debt could adversely affect our cash flow and prevent us from fulfilling our obligations under our existing indebtedness and the Notes.

        The principal amount of our outstanding indebtedness, which excludes fair value adjustments of $1.3 billion, was approximately $29.1 billion as of December 31, 2014 (approximately 66% of our total assets as of that date), and our interest payments were $1.1 billion for the year ended December 31, 2014. Due to the capital intensive nature of our business, we expect that we will incur additional indebtedness in the future and continue to maintain significant levels of indebtedness. Our fixed rate debt of $20.3 billion equals 69.8% of our principal amount of outstanding indebtedness, as of December 31, 2014. Our level of indebtedness:

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  requires a substantial portion of our cash flows from operations to be dedicated to interest and principal payments and therefore not available to fund our operations, working capital, capital expenditures, expansion, acquisitions or general corporate or other purposes;

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  may make it more difficult for us to satisfy our obligations with respect to the Notes;

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  restricts the ability of some of our subsidiaries and joint ventures to make distributions to us;

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  may impair our ability to obtain additional financing on favorable terms or at all in the future;

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  may limit our flexibility in planning for, or reacting to, changes in our business and industry; and

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  may make us more vulnerable to downturns in our business, our industry or the economy in general.

Despite our substantial debt, we may still be able to incur significantly more debt, including secured debt, which would increase the risks described herein.

        Despite our current indebtedness levels, we expect to incur additional debt in the future to finance our operations, including purchasing aircraft and meeting our contractual obligations. The agreements relating to our debt, including our indentures, securitizations, term loan facilities, ECA guaranteed financings, revolving credit facilities, subordinated joint venture agreements, and other financings, limit but do not prohibit our ability to incur additional debt. If we increase our total indebtedness, our debt service obligations will increase. We will become more exposed to the risks arising from our substantial level of indebtedness as described above as we become more leveraged. As of December 31, 2014, we had approximately $5.8 billion of undrawn commitments available under our revolving credit facilities, subject to certain conditions, including compliance with certain financial covenants. We regularly consider market conditions and our ability to incur indebtedness to either refinance existing indebtedness or for working capital. If additional debt is added to our current debt levels, the related risks we could face would increase.

An increase in our cost of borrowing or changes in interest rates may adversely affect our net income.

        We use a mix of fixed rate and floating rate debt to finance our business. Any increase in our cost of borrowing directly impacts our net income. Our cost of borrowing is affected primarily by the market's assessment of our credit risk and fluctuations in interest rates and general market conditions. Interest rates that we obtain on our debt financings can fluctuate based on, among other things, changes in views of our credit risk, fluctuations in Treasury rates and LIBOR rates, as applicable, changes in credit spreads and swap spreads, and the duration of the debt being issued. If we incur significant debt in the future, increased interest rates prevailing in the market at the time of the incurrence or refinancing of such debt will also increase our interest expense. If interest rates increase, we would be obligated to make higher interest payments to our lenders on the floating rate debt to the extent that it is not hedged. In addition, we are exposed to the credit risk that the counterparties to our derivative contracts will default in their obligations.

        Moreover, if interest rates were to rise sharply, we would not be able to increase our lease rates quickly enough to compensate for the negative impact on our net income, even if the market were able to bear such increases in lease rates. Our leases are generally for multiple years with fixed lease rates over the life of the lease and, therefore, lags will exist because our lease rates with respect to a particular aircraft cannot generally be increased until the expiration of the lease.

        Decreases in interest rates may also adversely affect our interest revenue on cash deposits as well as lease revenues generated from leases with lease rates tied to floating interest rates. As of December 31, 2014, 3.7% of rental revenue was derived from such leases. Therefore, if interest rates were to decrease, our lease revenue would decrease. In addition, since our fixed rate leases are based, in part, on prevailing interest rates at the time we enter into the lease, if interest rates decrease, new fixed rate leases we enter into may be at lower lease rates and our lease revenue will be adversely affected.

To service our debt and meet our other cash needs, we will require a significant amount of cash, which may not be available.

        Our ability to make payments on, or repay or refinance, our debt and to fund planned aircraft purchases and other cash needs, will depend largely upon our future operating performance. Our future performance, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control. In addition, our ability to borrow funds in the future to make payments on our debt will depend on our maintaining specified financial ratios and satisfying financial condition tests and other covenants in the agreements governing our debt now and in the future. Our business may not generate sufficient cash flow from operations and future borrowings may not be available in amounts sufficient to pay our debt or to satisfy our other liquidity needs.

        If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be forced to seek alternatives, such as to reduce or delay investments and aircraft purchases, or to sell assets, seek additional capital or restructure or refinance our indebtedness. Our ability to restructure or refinance our debt will depend on the condition of the capital markets and our financial condition at such time. Any refinancing of our debt could be at higher interest rates and might require us to comply with more onerous covenants, which could further restrict our business operations. The terms of our existing or future debt instruments may restrict us from adopting some of these alternatives. These alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations or to meet our aircraft purchase commitments as they come due.

The Irish Issuer, the Parent Guarantor and the other guarantors of the Notes are primarily holding companies with very limited operations and may not have access to sufficient cash to make payments on the Notes.

        The Irish Issuer, the Parent Guarantor and the other guarantors of the Notes are primarily holding companies with very limited operations. Their only significant assets are the equity interests of their directly held subsidiaries. As a result, the Irish Issuer, the Parent Guarantor and the other guarantors of the Notes are dependent primarily upon dividends and other payments from their subsidiaries to generate the funds necessary to meet their outstanding debt service and other obligations, and such dividends may be restricted by law or the instruments governing their subsidiaries' indebtedness. Their subsidiaries may not generate sufficient cash from operations to enable the Issuers to make principal and interest payments on their indebtedness, including the Notes. In addition, their subsidiaries are separate and distinct legal entities and, except for existing and future subsidiaries that are the guarantors of the Notes, any payments of dividends, distributions, loans or advances to the Issuers by their subsidiaries could be subject to legal and contractual restrictions on dividends. In addition, payments to the Issuers by their subsidiaries will be contingent upon their subsidiaries' earnings. Additionally, we may be limited in our ability to cause any existing or future joint ventures to distribute their earnings to us. We cannot assure you that agreements governing the current and future indebtedness of our subsidiaries will permit those subsidiaries to provide the Issuers with sufficient cash to fund payments of principal, premiums, if any, and interest on the Notes when due. In the event that the Issuers do not receive distributions or other payments from their subsidiaries, they may be unable to make required payments on the Notes.

The Notes and the guarantees are effectively subordinated to our and our guarantors' existing and future secured indebtedness.

        The Notes and the guarantees are unsecured obligations of the Issuers and each guarantor, respectively, and are effectively subordinated to all of the Issuers' and each guarantor's existing and future secured indebtedness and other secured obligations to the extent of the value of the assets securing such indebtedness and other obligations. As a result, in the event of any liquidation, insolvency, dissolution, reorganization or similar proceeding relating to us or our property, holders of any secured indebtedness of ours will have claims that are prior to the claims of any noteholder with respect to the assets securing such secured indebtedness. As of December 31, 2014, the Issuers and the guarantors had approximately $19.9 billion of indebtedness outstanding, of which approximately $2.9 billion was secured.

        If we defaulted on our obligations under any of our secured debt, our secured lenders would be entitled to foreclose on our assets securing that indebtedness and liquidate those assets. If any secured indebtedness were to be accelerated, we cannot assure you that our assets would be sufficient to repay in full that indebtedness or our other indebtedness, including amounts due on the Notes. In addition, upon any distribution of assets pursuant to any liquidation, insolvency, dissolution, reorganization or similar proceeding, the holders of our secured indebtedness will be entitled to receive payment in full from the proceeds of the collateral securing such secured indebtedness before the holders of the Notes will be entitled to receive any payment with respect thereto. As a result, the holders of the Notes may recover disproportionately less than the holders of secured indebtedness, and it is possible that there will be no assets from which claims of holders of the Notes can be satisfied or, if any assets remain, that the remaining assets will be insufficient to satisfy those claims in full.

        The Indenture contains a covenant that provides, subject to certain exceptions, that we must secure the Notes equally and ratably with certain secured indebtedness that we or our restricted subsidiaries issue, assume or guarantee in the event that the amount of such secured indebtedness exceeds 12.5% of our consolidated net tangible assets, as defined in the Indenture, as shown on or derived from our most recent quarterly or annual consolidated balance sheet. If this covenant is triggered, we would be obligated to secure the Notes equally and ratably with such other secured indebtedness. As equally and ratably secured parties, holders of the Notes would no longer be effectively subordinated to the other equally and ratably secured indebtedness. The value of the collateral securing our obligations to the holders of the Notes and to the other secured holders, however, could be insufficient to repay the holders of the Notes and the other secured holders in full. To the extent of any insufficiency in the value of such collateral, holders of the Notes would have unsecured claims ranking equally and ratably with unsecured creditors. As of December 31, 2014, we were able to incur approximately $3.5 billion of additional secured indebtedness (representing 12.5% of our consolidated net tangible assets as of such date) under this covenant without triggering the requirement to secure the Notes equally and ratably with certain secured indebtedness that we or our restricted subsidiaries issue, assume or guarantee.

        We may be able to obtain secured financing without regard to the foregoing limit under the Indenture by doing so through unrestricted subsidiaries. Our indentures provide us with significant flexibility to designate our subsidiaries (other than the Issuers and ILFC) as unrestricted and to invest in those unrestricted subsidiaries. We cannot predict, however, whether we would be able to obtain any required consents so as to incur additional secured debt under our other bank credit facilities and indentures, which also limit our ability to incur secured indebtedness. See "—Risks Related to Our Substantial Indebtedness and the Notes—To service our debt and meet our other cash needs, we will require a significant amount of cash, which may not be available" and "Description of Notes—Certain Covenants—Restrictions on Liens."

The Notes and the guarantees are structurally subordinated to all of the existing and future liabilities, including trade payables, of our subsidiaries that are not, or do not become, guarantors of the Notes.

        The Notes are not be guaranteed by all of our subsidiaries. The Notes are guaranteed, jointly and severally, on a senior unsecured basis, by the Parent Guarantor, AerCap Aviation Solutions B.V., AerCap Ireland Limited, ILFC and AerCap U.S. Global Aviation LLC. In the future, other restricted subsidiaries of the Parent Guarantor may be required to guarantee the Notes. See "Description of Notes—Certain Covenants—Future Subsidiary Guarantors."

        Our subsidiaries that do not guarantee the Notes, including any subsidiaries that we designate as unrestricted, have no obligation, contingent or otherwise, to pay amounts due under the Notes or to make any funds available to pay those amounts, whether by dividend, distribution, loan or other payment. Claims of holders of the Notes will therefore be structurally subordinated to all of the existing and future liabilities, including trade payables, of any non-guarantor subsidiary such that, in the event of an insolvency, liquidation, reorganization, dissolution or other winding-up of any subsidiary that is not a guarantor, all of that subsidiary's creditors (including trade creditors) would be entitled to payment in full out of that subsidiary's assets before the holders of the Notes would be entitled to any payment.

        In addition, our subsidiaries that provide, or will provide, guarantees of the Notes will be automatically released from those guarantees upon the occurrence of certain events, including the designation of that subsidiary guarantor as an unrestricted subsidiary in accordance with the terms of the Indenture. The Indenture provides us with significant flexibility to designate our subsidiaries (other than the Issuers and ILFC) as unrestricted subsidiaries. If any subsidiary guarantee is released, no holder of the Notes will have a claim as a creditor against that subsidiary, and the indebtedness and other liabilities, including trade payables, of that subsidiary will be structurally senior to the claim of any holders of the Notes. See "Description of Notes—Guarantees."

        As of December 31, 2014, our subsidiaries that are not guarantors of the Notes (other than the Issuers) had total liabilities, including trade payables (but excluding intercompany liabilities), of approximately $13.3 billion and total assets (excluding intercompany receivables) of approximately $21.1 billion. In addition, for the year ended December 31, 2014, our subsidiaries that are not guarantors generated approximately $819.0 million, or 101%, of our consolidated net income, and $2.5 billion, or 69%, of our total revenues and other income.

We have not presented or incorporated by reference individual financial statements or summary financial information for the Issuers, the guarantors (other than the Parent Guarantor and ILFC) or our subsidiaries that are not guarantors and may not be required to do so in the future.

        The Issuers are not required to file reports pursuant to Section 13 or Section 15(d) of the Exchange Act. We have not presented or incorporated by reference individual financial statements or summary financial information for the Issuers, the guarantors (other than the Parent Guarantor and ILFC) or our subsidiaries that are not guarantors and may not be required to do so in the future under the Indenture or under other agreements governing our other indebtedness. The absence of financial statements for the Issuers, the guarantors (other than the Parent Guarantor and ILFC) and our subsidiaries that are not guarantors may make it difficult for you to assess the financial condition or results of operations of the Issuers and the guarantors or their compliance with the covenants in the Indenture.

The agreements governing our debt contain various covenants that impose restrictions on us that may affect our ability to operate our business and to make payments on the Notes.

        Our indentures, securitizations, term loan facilities, ECA guaranteed financings, revolving credit facilities, subordinated joint venture agreements, other commercial bank financings, and other agreements governing our debt impose operating and financial restrictions on our activities that limit or prohibit our ability to, among other things:

  •
  incur additional indebtedness;

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  create liens on assets;

  •
  sell certain assets;

  •
  make certain investments, loans, guarantees or advances;

  •
  declare or pay certain dividends and distributions;

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  make certain acquisitions;

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  consolidate, amalgamate, merge, sell or otherwise dispose of all or substantially all of our assets;

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  enter into transactions with our affiliates;

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  change the business conducted by the borrowers and their respective subsidiaries;

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  enter into a securitization transaction unless certain conditions are met; and

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  access cash in restricted bank accounts.

        The agreements governing certain of our indebtedness also contain financial covenants, such as requirements that we comply with certain loan-to- value, interest coverage and leverage ratios. These restrictions could impede our ability to operate our business by, among other things, limiting our ability to take advantage of financing, merger and acquisition and other corporate opportunities.

        Various risks, uncertainties and events beyond our control could affect our ability to comply with these covenants and maintain these financial tests and ratios. Failure to comply with any of the covenants in our existing or future financing agreements would result in a default under those agreements and under other agreements containing cross-default provisions. Under these circumstances, we may have insufficient funds or other resources to satisfy all our obligations, including our obligations under the Notes.

Unrestricted subsidiaries generally will not be subject to any of the covenants in the Indenture and we may not be able to rely on the cash flow or assets of those unrestricted subsidiaries to pay our indebtedness.

        Subject to compliance with the restrictive covenants contained in the Indenture, the Issuers will be permitted to designate any of the Parent Guarantor's subsidiaries (other than the Issuers and ILFC) as unrestricted subsidiaries. Any such subsidiaries would not be subject to the restrictive covenants in the Indenture and would be able to engage in any of the activities that we and our restricted subsidiaries are prohibited or limited from doing under the terms of the Indenture. Accordingly, we may not be able to rely on the cash flow or assets of any subsidiary we designate as unrestricted to pay any of our indebtedness, including the Notes, and any of the foregoing actions could reduce the amount of our assets that would be available to satisfy your claims should we default on the Notes.

If an active trading market for the Notes develops, changes in our credit ratings or the debt markets could adversely affect the market prices of the Notes.

        If an active trading market for the Notes develops, the market price for the Notes will depend on many factors, including:

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  our credit ratings with major credit rating agencies;

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  the number of potential buyers and level of liquidity of the Notes;

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  the prevailing interest rates being paid by other companies similar to us;

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  our results of operations, financial condition, liquidity and future prospects;

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  the time remaining until the Notes mature; and

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  the overall condition of the economy and the financial markets and the industry in which we operate.

        The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future. Fluctuations could have an adverse effect on the market prices of the Notes.

        Credit rating agencies also continually review their ratings for debt securities of companies that they follow, including us. Negative changes in our ratings, or in our outlook, would likely have an adverse effect on the market prices of the Notes. One of the effects of any credit rating downgrade would be to increase our costs of borrowing in the future. In addition, if any credit rating initially assigned to the Notes is subsequently lowered or withdrawn for any reason, you may not be able to resell your Notes without a substantial discount or at all.

Because your right to require repurchase of the Notes is limited, the trading price of the Notes may decline if we enter into a transaction that is not a change of control under the Indenture.

        The term "change of control triggering event" under the Indenture is limited and does not include every event that might cause the trading price of the Notes to decline. The right of the holders of the Notes to require the Issuers to repurchase the Notes upon a change of control triggering event may not preserve the value of the Notes in the event of a highly leveraged transaction, reorganization, merger or similar transaction. We could engage in many types of transactions, such as acquisitions, refinancings or recapitalizations, any of which could substantially affect our capital structure and the value of the Notes but may not constitute a change of control triggering event that permits holders to require the Issuers to repurchase their Notes. See "Description of Notes—Repurchase at the Option of Holders—Change of Control Triggering Event."

The Issuers may not be able to repurchase the Notes upon a change of control triggering event.

        Upon the occurrence of a change of control triggering event, as defined in the Indenture, each holder of Notes has the right to require the Issuers to repurchase all or any part of such holder's Notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to, but not including, the date of repurchase. If we experience a change of control triggering event, we cannot assure you that the Issuers would have sufficient financial resources available to satisfy its obligations to repurchase the Notes. The Issuers' failure to repurchase the Notes as required under the Indenture would result in a default under the Indenture, which could result in defaults under the instruments governing our other indebtedness, including the acceleration of the payment of any borrowings thereunder, and have material adverse consequences for us and the holders of the Notes. See "Description of Notes—Repurchase at the Option of Holders—Change of Control Triggering Event."

Holders of the Notes may not be able to determine when a change of control giving rise to their right to have the Notes repurchased has occurred following a sale of "substantially all" of our assets.

        A change of control triggering event, as defined in the Indenture, gives each holder of Notes the right to require the Issuers to make an offer to repurchase all or any part of such holder's Notes. One of the circumstances under which a change of control, which is a condition to a change of control triggering event, may occur is upon the sale or disposition of "all or substantially all" of our and our restricted subsidiaries' assets. There is no precise established definition of the phrase "substantially all" under applicable law and the interpretation of that phrase will likely depend upon particular facts and circumstances. Accordingly, the ability of a holder of Notes to require the Issuers to repurchase its Notes as a result of a sale of less than all of our assets to another person is uncertain.

Credit ratings on the Notes may not reflect all risks.

        Any credit ratings assigned to the Notes may not reflect the potential impact of all risks related to structure, market, additional factors discussed above or incorporated by reference herein and other factors that may affect the value of the Notes. A credit rating is not a recommendation to buy, sell or hold securities and may be revised, suspended or withdrawn by the rating agency at any time.

Federal and state fraudulent transfer laws may permit a court to void the Notes and any of the guarantees, subordinate claims in respect of the Notes and require noteholders to return payments received by us or the guarantors and, if that occurs, you may not receive any payments on the Notes.

        Federal and state fraudulent transfer and conveyance statutes may apply to the issuance of the Notes. Under federal bankruptcy law and comparable provisions of state fraudulent transfer or conveyance laws, which may vary from state to state, the Notes could be voided as a fraudulent transfer or conveyance if (1) we issued the Notes with the intent of hindering, delaying or defrauding creditors or (2) we received less than reasonably equivalent value or fair consideration in return for issuing the Notes and, in the case of (2) only, one of the following is also true at the time thereof:

  •
  the applicable Issuer or the applicable guarantor were insolvent or rendered insolvent by reason of the issuance of the Notes;

  •
  the issuance of the Notes left the applicable Issuer or the applicable guarantor with an unreasonably small amount of capital to carry on business; or

  •
  the applicable Issuer or the applicable guarantor intended to, or believed that the applicable Issuer or the applicable guarantor would, incur debts beyond their ability to pay such debts as they mature.

        Claims described under subparagraph (1) above are generally described as intentional fraudulent conveyances, while those under subparagraph (2) above are constructive fraudulent conveyances. A court would likely find that an Issuer did not receive reasonably equivalent value or fair consideration for the Notes if that Issuer did not substantially benefit directly or indirectly from the issuance of the Notes. As a general matter, value is given for a transfer or an obligation if, in exchange for the transfer or obligation, property is transferred or antecedent debt is secured or satisfied. To the extent that the fraudulent conveyance analysis turns on insolvency, as with a constructive fraudulent conveyance, the insolvency determination is an intensely factual one, which is supposed to be conducted based on current conditions rather than with the benefit of hindsight. Generally, an entity would be considered insolvent if, at the time it incurred indebtedness, insolvency was present based on one of three alternative tests described above. For purposes of evaluating solvency under the first of these tests, a court would evaluate whether the sum of an entity's debts, including contingent liabilities in light of the probabilities of their incurrence, was greater than the fair saleable value of all its assets.

        If a court were to find that the issuance of the Notes was a fraudulent transfer or conveyance, the court could void the payment obligations under the Notes or subordinate the Notes to presently existing and future indebtedness of ours, or require the holders of the Notes to repay any amounts received with respect to such Notes. In the event of a finding that a fraudulent transfer or conveyance occurred, you may not receive any repayment on the Notes.

Insolvency laws of Ireland, the Netherlands or other local insolvency laws may preclude holders of the Notes from recovering payments due on the Notes and may not be as favorable to you as those of another jurisdiction with which you may be familiar.

        The Irish Issuer and AerCap Ireland Limited, a guarantor, are incorporated, have their registered offices and conduct the administration of their business in Ireland and are likely to have their center of main interests (within the meaning of the EU Insolvency Regulation) in Ireland. Consequently, the main insolvency proceedings against the Irish Issuer and AerCap Ireland Limited, a guarantor, are likely to be commenced in Ireland and based on Irish insolvency laws. Each of the Parent Guarantor and AerCap Aviation Solutions B.V. is incorporated under the laws of the Netherlands and has its statutory seat (statutaire zetel) in the Netherlands, and is likely to have its center of main interests (within the meaning of the EU Insolvency Regulation) in the Netherlands. Consequently, the main insolvency proceedings against the Parent Guarantor or AerCap Aviation Solutions B.V. would likely be initiated in the Netherlands. Secondary proceedings could be initiated in one or more EU jurisdictions (with the exception of Denmark) in which the Issuers, the Parent Guarantor, AerCap Aviation Solutions B.V. or any other guarantor, as the case may be, have an establishment. Dutch insolvency laws may make it difficult or impossible to effect a restructuring which may limit the ability of the holders of the Notes to enforce their rights under the guarantee by the Parent Guarantor (the "Parent Guarantee") and the guarantee by AerCap Aviation Solutions B.V. (the "AerCap Aviation Guarantee"). See "Irish Law Considerations—Insolvency Under Irish Law" and "Dutch Law Considerations—Insolvency Under Dutch law" for a description of insolvency laws in Ireland and the Netherlands.

The Parent Guarantee and the guarantee by AerCap Aviation Solutions B.V. may be voidable under Dutch fraudulent conveyance rules.

        Dutch law contains specific provisions dealing with fraudulent transfer or conveyance both in and outside of bankruptcy: the so-called actio pauliana provisions. The actio pauliana protects creditors against acts which are prejudicial to them. A legal act performed by a debtor (including, without limitation, an agreement pursuant to which it guarantees the performance of the obligations of a third party and any other legal act having similar effect) can be challenged in or outside bankruptcy of the relevant debtor and may be nullified by the liquidator in bankruptcy (curator) of the relevant debtor or, outside bankruptcy, by any of the creditors of the relevant debtor, if: (i) the debtor performed such acts without a pre-existing legal obligation to do so (onverplicht); (ii) the creditor concerned or, in the case of the debtor's bankruptcy, any creditor, was prejudiced as a consequence of the act; and (iii) at the time the act was performed both the debtor and the counterparty to the transaction knew or should have known that one or more of its creditors (existing or future) would be prejudiced, unless the act was entered into for no consideration (om niet), in which case such knowledge of the counterparty is not necessary for a successful challenge on grounds of fraudulent transfer or conveyance. For certain types of transactions that are entered into within one year before (a) the declaration of the bankruptcy or (b), outside bankruptcy, the moment the transaction is challenged by a creditor, as the case may be, the debtor and the counterparty to the transaction are legally presumed to have knowledge of the fact that the transaction will prejudice the debtor's creditors (subject to evidence of the contrary). In addition, the liquidator in bankruptcy of a debtor may nullify that debtor's performance of any due and payable obligation if (i) at the time of such performance the payee (hij die betaling ontving) knew that a request for bankruptcy of that debtor had been filed, or (ii) the performance of the obligation was the result of a consultation between the debtor and the payee with a view to give preference to the latter over the debtor's other creditors. If the granting of the Parent Guarantee or AerCap Aviation Guarantee or any other transaction entered into by the Parent Guarantor or AerCap Aviation Solutions B.V. at any time in connection with the issuance of the Exchange Notes involves a fraudulent conveyance that does not qualify for any valid defense under Dutch law, then the granting of the Parent Guarantee or the AerCap Aviation Guarantee or any such other transaction may be nullified. As a result of a successful challenge, holders of the Exchange Notes may not enjoy the benefit of the Parent Guarantee or the AerCap Aviation Guarantee. In addition, under such circumstances, holders of the Exchange Notes might be held liable for any damages incurred by prejudiced creditors of the Parent Guarantor or AerCap Aviation Solutions B.V. as a result of the fraudulent conveyance.

Dutch corporate benefit laws may adversely affect the validity and enforceability of the Parent Guarantee or the AerCap Aviation Guarantee.

        If a Dutch company, such as the Parent Guarantor or AerCap Aviation Solutions B.V., enters into a transaction (such as the granting of the Parent Guarantee or the AerCap Aviation Guarantee), the relevant transaction may be nullified by the Dutch company or its liquidator in bankruptcy and, as a consequence, may not be valid, binding and enforceable against it, if that transaction is not within the company's corporate objects and the other party to the transaction knew or should have known this without independent investigation. In determining whether the granting of a guarantee or the giving of security is within the corporate objects of the relevant company, a Dutch court would not only consider the text of the objects clause in the articles of association of the company but all relevant circumstances, including whether the company derives certain commercial benefits from the transaction in respect of which the guarantee was granted and any indirect benefit derived by the relevant Dutch company as a consequence of the interdependence of it with the group of companies to which it belongs and whether or not the subsistence of the relevant Dutch company is put at risk by conducting such transaction.

        It is unclear whether a transaction can be nullified for being a transgression of the corporate objects of a company if that transaction is expressly permitted according to the wording of the objects clause in the articles of association of that company. In a recent decision a Dutch court of appeal ruled that circumstances such as the absence of corporate benefit are in principle not relevant if the relevant transaction is expressly permitted according to the objects clause in the articles of association of the company. However, there is no decision of the Dutch Supreme Court confirming this, and therefore there can be no assurance that a transaction which is expressly permitted according to the objects clause in the articles of association of a company cannot be nullified for being a transgression of the corporate objects of that company. The objects clauses in the articles of association of the Parent Guarantors and AerCap Aviation Solutions B.V. include providing security for debts of legal entities and other companies.

        If the Parent Guarantee or the AerCap Aviation Guarantee or any other guarantee of the Exchange Notes were held to be unenforceable, it could adversely affect your ability to collect any amounts you are owed in respect of the Exchange Notes or the guarantees.

Irish corporate benefit laws may adversely affect the validity and enforceability of the AerCap Ireland Limited guarantee.

        The Notes are guaranteed by AerCap Ireland Limited, to the extent that such guarantee would not constitute the giving of unlawful financial assistance within the meaning of Section 60 of the Companies Act 1963 (as amended). There is a risk under Irish law that a guarantee may be challenged as unenforceable on the basis that there is an absence of corporate benefit on the part of the relevant guarantor or that it is not for the purpose of carrying on the business of the relevant guarantor. Where a guarantor is a direct or indirect holding company of an issuer, there is less risk of an absence of a corporate benefit on the basis that the holding company could justify the decision to give a guarantee to protect or enhance its investment in its direct or indirect subsidiary. Where a guarantor is a direct or indirect subsidiary of an issuer or is a member of the group with a common direct or indirect holding company, there is a greater risk of the absence of the corporate benefit. In the case of an Irish guarantor, the Irish courts have held that corporate benefit may be established where the benefit flows to the group generally rather than specifically to the relevant Irish guarantor.

U.S. investors in the Notes may have difficulties enforcing certain civil liabilities against us or our executive officers, some of our directors and some of our named experts in the United States.

        The Parent Guarantor is a public limited liability company (naamloze vennootschap or N.V.) incorporated under the laws of the Netherlands and the Irish Issuer is an entity incorporated and organized under the laws of Ireland. The rights of investors in the Notes under the laws of the Netherlands or Ireland may differ from the rights of investors in companies incorporated in other jurisdictions. Some of the named experts referred to in this prospectus are not residents of the United States, and most of our directors and our executive officers and most of our assets and the assets of our directors are located outside the United States. In addition, under our articles of association, all lawsuits against us and our directors and executive officers shall be governed by the laws of the Netherlands and must be brought exclusively before the Courts of Amsterdam, the Netherlands. As a result, you may not be able to serve process on us or on such persons in the United States or obtain or enforce judgments from U.S. courts against them or us based on the civil liability provisions of the securities laws of the United States. There is doubt as to whether the courts of the Netherlands or Ireland would enforce certain civil liabilities under U.S. securities laws in original actions and enforce claims for punitive damages.

        Under our articles of association, we indemnify and hold our directors, officers and employees harmless against all claims and suits brought against them, subject to limited exceptions. Under our articles of association, to the extent allowed by law, the rights and obligations among or between us, any of our current or former directors, officers and employees and any current or former shareholder shall be governed exclusively by the laws of the Netherlands and subject to the jurisdiction of the Netherlands courts, unless such rights or obligations do not relate to or arise out of their capacities listed above. Although there is doubt as to whether U.S. courts would enforce such provision in an action brought in the United States under U.S. securities laws, such provision could make judgments obtained outside of the Netherlands more difficult to enforce against our assets in the Netherlands or jurisdictions that would apply Netherlands law.

        For more information, see "Irish Law Considerations—Enforcement of Civil Liability Judgments Under Irish Law" and "Dutch Law Considerations—Enforcement of Civil Liability Judgments Under Dutch Law."

Enforcing your rights as an investor in the Notes or under the guarantees across multiple jurisdictions may be difficult.

        The Notes are guaranteed by certain of our subsidiaries which are organized under the laws of Ireland, the Netherlands and the United States. In the event of bankruptcy, insolvency or a similar event, proceedings could be initiated in any of these jurisdictions or in the jurisdiction of organization of a future guarantor. Your rights under the Notes and the guarantees will be subject to the laws of several jurisdictions and you may not be able to enforce effectively your rights in multiple bankruptcy, insolvency and other similar proceedings. Moreover, such multi-jurisdictional proceedings are typically complex and costly for creditors and often result in substantial uncertainty and delay in the enforcement of creditors' rights.

        In addition, the bankruptcy, insolvency, foreign exchange, administration and other laws of the various jurisdictions in which the Irish Issuer and the guarantors are located may be materially different from or in conflict with one another and those of the United States, including in respect of creditors' rights, priority of creditors, the ability to obtain post-petition interest and the duration of the insolvency proceeding. The consequences of the multiple jurisdictions involved in the transaction could trigger disputes over which jurisdiction's law should apply and choice of law disputes which could adversely affect your ability to enforce their rights and to collect payment in full under the Notes and the guarantees.

The Notes may be subject to Irish withholding tax.

        The Unregistered Notes have been admitted to the Official List and to trading on the Global Exchange Market, and application will also be made to so admit the Exchange Notes. We cannot assure you that such listing will be maintained for the term of the Notes. If the Notes are not listed on a "recognized stock exchange" (such as the Irish Stock Exchange) within the meaning of Section 64 of the TCA 1997 or any of the other conditions in Section 64 of the TCA are not met on or prior to the first interest payment date in respect of the Notes, then the Irish Issuer will be required to deduct withholding tax (currently at the rate of 20%) from payments of interest on the Notes, unless the interest is paid in the ordinary course of the Irish Issuer's business, the Irish Issuer can identify the holders of the Notes, and the holders of the Notes are (1) companies that are resident in a Relevant Territory (where a Relevant Territory is a Member State of the EU other than Ireland or a country with which Ireland has a double taxation agreement) that (i) imposes a tax that generally applies to interest receivable in that Relevant Territory by companies from sources outside that Relevant Territory or (ii) where the interest payable is exempted from the charge to Irish income tax under the terms of a double tax agreement that is either in force or will come into force once all ratification procedures have been completed, provided that in the case of either (i) or (ii), the interest is not paid in connection with an Irish branch or agency of the noteholders, or (2) another exemption from Irish withholding tax applies.

        Although the Notes may be listed on the Irish Stock Exchange, if subsequently it becomes impracticable or unduly burdensome for us to maintain such a listing, then (following consultation with the initial purchasers) we will use our reasonable efforts to cause the Notes to be listed on another "recognized stock exchange", as we may decide. If the Notes are not listed on a "recognized stock exchange," however, on any interest payment date in respect of the Notes, the Irish Issuer will be required to deduct withholding tax otherwise than as set out above. See "Certain Irish, Netherlands, and U.S. Federal Income Tax Consequences—Certain Irish Tax Consequences" for a further discussion of the Irish tax consequences with respect to the Notes.

USE OF PROCEEDS

        We are making the Exchange Offer to satisfy our obligations under the Registration Rights Agreements. We will not receive any proceeds from the Exchange Offer. In consideration for issuing the Exchange Notes in the Exchange Offer, we will receive an equal principal amount of Unregistered Notes. Any Unregistered Notes that are properly tendered in the Exchange Offer will be accepted, canceled and retired and cannot be reissued. Accordingly, issuance of the Exchange Notes will not result in a change in our capitalization.

 RATIO OF EARNINGS TO FIXED CHARGES

        For purposes of calculating the ratio of earnings to fixed charges, earnings consist of income from continuing operations before income taxes, income of investments accounted for under the equity method and non-controlling interests plus amortization of capitalized interest and fixed charges (excluding capitalized interest). Fixed charges consist of interest incurred (whether expensed or capitalized), amortization of debt expense and that portion of rental expense on operating leases deemed to be the equivalent of interest. The following table sets forth AerCap's ratio of earnings to fixed charges for each of the periods indicated.

AerCap Holdings N.V. and Subsidiaries

	Year Ended December 31,
	2010	2011	2012	2013	2014
Ratio of earnings to fixed charges	2.04	1.77	1.54	2.32	2.00

 THE EXCHANGE OFFER

Purpose and Effect of Exchange Offer; Registration Rights

        On May 14, 2014, the Issuers issued and sold $2.6 billion aggregate principal amount of senior notes, consisting of $400 million aggregate principal amount of 2.75% Senior Notes due 2017, $1.1 billion aggregate principal amount of 3.75% Senior Notes due 2019 and $1.1 billion aggregate principal amount of 4.50% Senior Notes due 2021, in a private offering to certain initial purchasers (the "May initial purchasers"). On September 29, 2014, the Issuers issued and sold $800 million aggregate principal amount of 5.00% senior notes due 2021 in a private offering to certain initial purchasers (the "September initial purchasers" and, together with the May initial purchasers, the "initial purchasers"). The initial purchasers subsequently sold the Unregistered Notes to qualified institutional buyers under Rule 144A under the Securities Act and to certain non-U.S. persons in offshore transactions in reliance on Regulation S under the Securities Act. We are required to conduct the Exchange Offer pursuant to the Registration Rights Agreements for the purpose of allowing holders to exchange their Unregistered Notes for Exchange Notes that have been registered under the Securities Act.

        The Registration Rights Agreements require us to file a registration statement under the Securities Act offering to exchange your Unregistered Notes for Exchange Notes. Accordingly, we are offering you the opportunity to exchange your Unregistered Notes for the same principal amount of Exchange Notes. The Exchange Notes will be registered and issued without a restrictive legend. The Registration Rights Agreements also require us to use commercially reasonable efforts to cause the registration statement to be declared effective by the SEC and to complete the Exchange Offer within 450 days of the respective closing date of each series of Unregistered Notes. In the event that we are unable to satisfy these requirements, holders of the Unregistered Notes would be entitled to additional interest on the Unregistered Notes at a rate equal to 0.25% per annum for the first 90 days of the registration default period (which rate will be increased to 0.50% per annum thereafter for the remaining period that such registration default damages continue to accrue) until the Exchange Offer is completed. In addition, if the Exchange Offer registration statement ceases to be effective or usable in connection with resales of the Exchange Notes during periods specified in the Registration Rights Agreements, the interest rate borne by the Unregistered Notes and the Exchange Notes will be increased 0.25% per annum for the first 90 days of the registration default period (which rate will be increased to 0.50% per annum thereafter for the remaining period that such registration default damages continue to accrue) until the registration defects are cured. Notwithstanding any other provisions of this paragraph, no additional interest shall accrue on the Unregistered Notes following the second anniversary of the respective closing date of each series of Unregistered Notes.

        Copies of the Registration Rights Agreements are incorporated by reference into this prospectus. You are strongly encouraged to read the entire text of the agreements, as they, and not this description, define your rights. Except as discussed below, we will have no further obligation to register your Unregistered Notes upon the completion of the Exchange Offer.

        We believe that the Exchange Notes issued to you in this Exchange Offer may be offered for resale, sold and otherwise transferred by you, without compliance with the registration and prospectus delivery provisions of the Securities Act, only if you are able to make the following representations:

  •
  you are not a broker-dealer that acquired the Unregistered Notes from us or in market-making transactions or other trading activities;

  •
  any Exchange Notes you receive in the Exchange Offer will be acquired by you in the ordinary course of your business;

  •
  you have no arrangement or understanding with any person to participate in the distribution, as defined in the Securities Act, of the Unregistered Notes or the Exchange Notes; and

  •
  you are not an affiliate, as defined in Rule 405 of the Securities Act, of the Issuers.

        Our belief is based upon existing interpretations by the SEC's staff contained in several "no-action" letters to third parties unrelated to us. If you tender your Unregistered Notes in the Exchange Offer for the purpose of participating in a distribution of Exchange Notes, you cannot rely on these interpretations by the SEC's staff and you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

        The SEC considers broker-dealers that acquired Unregistered Notes directly from us, but not as a result of market-making activities or other trading activities, to be making a distribution of the Exchange Notes if they participate in the Exchange Offer. Consequently, these broker-dealers cannot use this prospectus for the Exchange Offer in connection with a resale of the Exchange Notes and, absent an exemption, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a resale of the Exchange Notes.

        A broker-dealer that has bought Unregistered Notes for market-making or other trading activities must deliver a prospectus in order to resell any Exchange Notes it receives for its own account in the Exchange Offer. The SEC has taken the position that such broker-dealers may fulfill their prospectus delivery requirements with respect to the Exchange Notes by delivering the prospectus contained in the registration statement for the Exchange Offer. Accordingly, this prospectus may be used by such a broker-dealer to resell any of its Exchange Notes. We have agreed in the Registration Rights Agreements to send a prospectus to any broker-dealer that requests copies in the notice and questionnaire included in the letter of transmittal accompanying the prospectus for a period of up to 180 days after the effective date of the registration statement for the Exchange Offer (or such shorter period during which broker-dealers are required by law to deliver this prospectus). Unless you are required to do so because you are such a broker-dealer, you may not use this prospectus for an offer to resell, resale or other retransfer of Exchange Notes.

        We are not making this Exchange Offer to, nor will we accept tenders for exchange from, holders of Unregistered Notes in any jurisdiction in which the Exchange Offer or the acceptance of it would not be in compliance with the securities or blue sky laws of that jurisdiction.

        You may suffer adverse consequences if you fail to exchange your Unregistered Notes. Following the completion of the Exchange Offer, except as set forth below in the Registration Rights Agreements, you will not have any further registration rights and your Unregistered Notes will continue to be subject to certain restrictions on transfer. Accordingly, if you do not participate in the Exchange Offer, your ability to sell your Unregistered Notes could be adversely affected.

        Under the Registration Rights Agreements, we are required to file a shelf registration statement with the SEC to cover resales of the Unregistered Notes or the Exchange Notes by holders if (1) prior to the time the Exchange Offer is completed existing law or SEC interpretations are changed such that the debt securities or the related guarantees received by holders other than Restricted Holders (as defined in the Registration Rights Agreements) in the Exchange Offer for Unregistered Notes are not or would not be, upon receipt, transferable by each such holder without restriction under the Securities Act, (2) the Exchange Offer is not completed on or before the 450th day following the closing date of the respective series of Unregistered Notes, (3) any initial purchaser so requests with respect to Unregistered Notes not eligible to be exchanged for Exchange Notes in the Exchange Offer, (4) any holder (other than an initial purchaser) notifies us prior to the 20th business day following the completion of the Exchange Offer that (A) it is prohibited by applicable law or SEC policy from participating in the Exchange Offer, (B) it may not resell the Exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the registration statement for the Exchange Offer is not appropriate or available for such resales or (C) it is a broker-dealer and owns Exchange Notes acquired directly from us or from an affiliate of ours, or (5) in the case of any initial purchaser that participates in the Exchange Offer or otherwise acquires

Exchange Notes under the Registration Rights Agreements, such initial purchaser does not receive freely tradeable Exchange Notes on the date of exchange.

        If we are obligated to file a shelf registration statement, we will be required to use commercially reasonable efforts to keep such shelf registration statement effective until the earlier of one year after it is declared effective and the date all Exchange Notes covered by the shelf registration statement have either been sold as contemplated by the shelf registration statement or become freely tradeable pursuant to Rule 144 under the Securities Act.

        Holders of Unregistered Notes do not have appraisal or dissenters' rights under state law. We intend to conduct the Exchange Offer in accordance with the applicable requirements of Regulation 14E under the Exchange Act.

Representations We Need From You Before You May Participate in the Exchange Offer

        As a condition to your participation in the Exchange Offer, you shall furnish, upon our request, a written representation to the effect that:

  (i)
  you are not an "affiliate" of the Issuers, as defined in Rule 405 of the Securities Act, or if you are such an "affiliate," you will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

  (ii)
  you are not engaged in and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of the Exchange Notes to be issued in the Exchange Offer;

  (iii)
  you are acquiring the Exchange Notes in the ordinary course of business;

  (iv)
  if you are a broker-dealer that holds Unregistered Notes that were acquired for your own account as a result of market-making activities or other trading activities (other than Unregistered Notes acquired directly from the Issuers or any of their affiliates), you will deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of the Exchange Notes received in the Exchange Offer;

  (v)
  if you are a broker-dealer, that you did not purchase the Exchange Notes to be exchanged in the Exchange Offer from the Issuers or any of their affiliates; and

  (vi)
  you are not acting on behalf of any person who could not truthfully and completely make the representations contained in the foregoing subclauses (i) through (v).

Terms of the Exchange Offer

        We will accept any validly tendered Unregistered Notes that are not withdrawn prior to midnight, New York City time, at the end of the day on the Expiration Date. We will issue $1,000 principal amount of Exchange Notes in exchange for each $1,000 principal amount of your Unregistered Notes tendered; provided that each Exchange Note will be in a minimum denomination of $150,000 and an integral multiple of $1,000 above that amount. Holders may tender some or all of their Unregistered Notes in the Exchange Offer.

        The form and terms of the Exchange Notes will be substantially the same as the form and terms of your Unregistered Notes except that:

  •
  interest on the Exchange Notes will accrue, as the case may be, from the last interest payment date on which interest was paid on your Unregistered Notes, or, if no interest has been paid on the Unregistered Notes, from the date of the original issuance of your Unregistered Notes;

  •
  the Exchange Notes have been registered under the Securities Act and will not bear a legend restricting their transfer; and

  •
  the Exchange Notes will not benefit from the registration and related rights pursuant to which we are conducting this Exchange Offer, including an increase in the interest rate related to defaults in our agreement to carry out this Exchange Offer.

        This prospectus and the documents you received with this prospectus are being sent to you and to others believed to have beneficial interests in the Unregistered Notes. We intend to conduct the Exchange Offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the SEC.

        We will have accepted your validly tendered Unregistered Notes when we have given written notice to Wilmington Trust. Wilmington Trust will act as agent for the purpose of receiving the Unregistered Notes. If any tendered Unregistered Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events or otherwise, certificates sent to Wilmington Trust will be returned, without expense, as promptly as practicable after the Expiration Date to you, unless you request in the letter of transmittal that the Unregistered Notes be sent to someone else.

        You will not be required to pay brokerage commissions, fees or transfer taxes in connection with the exchange of your Unregistered Notes. We will pay all charges and expenses in connection with the Exchange Offer except for any taxes you may incur in effecting the transfer of your Unregistered Notes or Exchange Notes to some other person, or if a transfer tax is imposed for any reason other than the exchange of notes pursuant to the Exchange Offer.

Expiration Date; Extensions; Amendments

        The Exchange Offer will expire at midnight, New York City time, at the end of the day on [    •    ], 2015, unless we extend the Exchange Offer, in which case the Exchange Offer shall terminate at midnight, New York City time, on the last day of the extension. We do not currently intend to extend the Expiration Date. In any event, the Exchange Offer will be held open for at least 20 business days. In order to extend the Exchange Offer, we will issue a notice by press release or other public announcement.

        We reserve the right, in our sole discretion:

  •
  to delay accepting your Unregistered Notes;

  •
  to extend the Exchange Offer;

  •
  to terminate the Exchange Offer, if any of the conditions shall not have been satisfied; or

  •
  to amend the terms of the Exchange Offer in any manner.

        If we delay, extend, terminate or amend the Exchange Offer, we will give notice to the exchange agent and issue a press release or other public announcement.

Procedures for Tendering Your Unregistered Notes

        Except in limited circumstances, only a DTC participant listed on a DTC securities position listing with respect to the Unregistered Notes may tender Unregistered Notes in the Exchange Offer. Except as stated below under "—Book-Entry Transfer," to tender in the Exchange Offer:

  •
  if you do not hold your position through DTC, Euroclear or Clearstream, you must, on or before the Expiration Date, deliver a duly completed letter of transmittal to the exchange agent at its address specified in the letter of transmittal, and certificates for your Unregistered Notes must be received by Wilmington Trust along with the letter of transmittal;

  •
  if you hold your position through DTC, you must instruct DTC and a DTC participant by completing the form "Instruction to Registered Holder from Beneficial Owner" accompanying this prospectus of your intention whether or not you wish to tender your Unregistered Notes for Exchange Notes, and you must in turn follow the procedures for book-entry transfer as set forth below under "—Book-Entry Transfer" and in the letter of transmittal; or

  •
  if you hold your position through Euroclear or Clearstream, the form "Instruction to Registered Holder from Beneficial Owner" with respect to Unregistered Notes held through Euroclear or Clearstream must be completed by a direct accountholder in Euroclear or Clearstream, and interests in the Unregistered Notes must be tendered in compliance with procedures established by Euroclear or Clearstream.

        If you intend to use the guaranteed delivery procedures, you must comply with the guaranteed delivery procedures described below.

        None of the Issuers, the Parent Guarantor or the exchange agent will be responsible for the communication of tenders by holders to the accountholders in DTC, Euroclear or Clearstream through which they hold Unregistered Notes or by such accountholders to the exchange agent, DTC, Euroclear or Clearstream.

        Holders will not be responsible for the payment of any fees or commissions to the exchange agent for the Unregistered Notes.

        In no event should a holder submitting a tender for exchange send a letter of transmittal or Unregistered Notes to any agent of the Issuers or the Parent Guarantor other than the exchange agent, or to DTC, Euroclear or Clearstream.

        Holders may contact the exchange agent for assistance in filling out and delivering letters of transmittal and for additional copies of the Exchange Offer materials.

        To be tendered effectively, a letter of transmittal or, as described below under "—Book-Entry Transfer," an "agent's message" and other required documents must be received by Wilmington Trust at its address set forth under "—Exchange Agent" below prior to the Expiration Date.

        If you do not withdraw your tender before the Expiration Date, your tender will constitute an agreement between you and us in accordance with the terms and conditions in this prospectus and in the letter of transmittal.

        The method of delivery of your Unregistered Notes, the letter of transmittal and all other required documents to be delivered to Wilmington Trust is at your election and risk. Instead of delivery by mail, it is recommended that you use an overnight or hand delivery service. In all cases, you should allow sufficient time to ensure delivery to Wilmington Trust before the Expiration Date. No letter of transmittal or Unregistered Notes should be sent to us. You may request your brokers, dealers, commercial banks, trust companies or nominees to effect these transactions on your behalf.

Procedure if the Unregistered Notes Are Not Registered in Your Name

        If your Unregistered Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your Unregistered Notes, then you should contact the registered holder promptly and instruct the registered holder to tender on your behalf. If you wish to tender on behalf of a registered owner, you must, prior to completing and executing a letter of transmittal and delivering the registered owner's Unregistered Notes, either make appropriate arrangements to register ownership of the Unregistered Notes in your name or obtain a properly completed power of attorney or other proper endorsement from the registered holder. We strongly urge you to act immediately since the transfer of registered ownership may take considerable time.

Signature Requirements and Signature Guarantees

        Signatures on a letter of transmittal or a notice of withdrawal must be guaranteed by an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act, referred to as an "eligible institution," that is a member of specified signature guarantee programs.

        Signatures on a letter of transmittal or a notice of withdrawal will not be required to be guaranteed if the Unregistered Notes are tendered:

  •
  by a registered holder that has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal; or

  •
  for the account of an eligible institution.

        If a letter of transmittal or any notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing. Evidence satisfactory to us of their authority to so act must be submitted with such letter of transmittal unless waived by us.

Conditions to the Exchange Offer

        All questions as to the validity, form, eligibility, including time of receipt, acceptance and withdrawal of tendered Unregistered Notes will be determined by us, in our sole discretion, and our determination will be final and binding. We reserve the absolute right to reject any and all Unregistered Notes not properly tendered or any Unregistered Notes the acceptance of which would be unlawful in the opinion of us or our counsel. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular Unregistered Notes. Our interpretation of the terms and conditions of the Exchange Offer, including the instructions in a letter of transmittal, will be final and binding on all parties. Any defects or irregularities in connection with tenders of Unregistered Notes must be cured within such time as we shall determine, unless waived by us. Although we intend to notify you of defects or irregularities with respect to tenders of Unregistered Notes, neither we, Wilmington Trust nor any other person shall be under any duty to give such notification or shall incur any liability for failure to give such notification. Tenders of Unregistered Notes will not be deemed to have been made until all such defects and irregularities have been cured or waived. Any Unregistered Notes received by Wilmington Trust that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by Wilmington Trust as soon as practicable following the Expiration Date to you, unless you request in the letter of transmittal that the Unregistered Notes be sent to someone else.

        In addition, we reserve the right in our sole discretion to purchase or make offers for any Unregistered Notes that remain outstanding after the Expiration Date and, to the extent permitted by applicable law, to purchase Unregistered Notes in the open market in privately negotiated transactions, or otherwise. The terms of any such purchases or offers could differ from the terms of this Exchange Offer.

        Despite any other term of the Exchange Offer, we will not be required to accept for exchange, or exchange Exchange Notes for, any Unregistered Notes, and we may terminate the Exchange Offer, if:

  •
  the Exchange Offer, or the making of any exchange by a holder, violates, in our good faith determination or on the advice of counsel, any applicable law, rule or regulation or any applicable interpretation of the staff of the SEC;

  •
  any action or proceeding is instituted or threatened in any court or by the SEC or any other governmental agency with respect to the Exchange Offer that, in our judgment, would impair our ability to proceed with the Exchange Offer; or

  •
  we have not obtained any governmental approval that we, in our sole discretion, consider necessary for the completion of the Exchange Offer as contemplated by this prospectus.

        The conditions listed above are for our sole benefit and may be asserted by us at any time, regardless of the circumstances giving rise to any of these conditions, or may be waived by us in whole or in part at any time in our sole discretion. The failure by us to exercise any of our rights shall not be a waiver of our rights. We are required to use reasonable efforts to obtain the withdrawal of any stop order at the earliest possible time.

        In all cases, the issuance of Exchange Notes for tendered Unregistered Notes that are accepted for exchange in the Exchange Offer will be made only after timely receipt by the exchange agent of:

  •
  certificates for Unregistered Notes or a timely confirmation from DTC of such Unregistered Notes into the exchange agent's account at DTC,

  •
  a properly completed and duly executed letter of transmittal or, with respect to DTC and its participants, an Agent's Message in which the tendering holder acknowledges its receipt of and agreement to be bound by the letter of transmittal for such Exchange Offer, and

  •
  all other required documents.

        If we do not accept your tendered Unregistered Notes or if you submit Unregistered Notes for a greater aggregate principal amount than you desire to exchange, then the unaccepted or unexchanged Unregistered Notes will be returned without expense to you or, in the case of Unregistered Notes tendered by book-entry transfer into the exchange agent's account at DTC pursuant to the book-entry transfer procedures described below, such non-exchanged Unregistered Notes will be credited to an account maintained with DTC, as promptly as practicable after the expiration or termination of the Exchange Offer.

Book-Entry Transfer

        We understand that the exchange agent will make a request promptly after the date of this prospectus to establish accounts with respect to the Unregistered Notes at DTC for the purpose of facilitating the Exchange Offer. Any financial institution that is a participant in DTC's system may make book-entry delivery of Unregistered Notes by causing DTC, Euroclear or Clearstream, as the case may be, to transfer such Unregistered Notes into the exchange agent's DTC account in accordance with DTC's electronic Automated Tender Offer Program procedures for such transfer. The exchange of Exchange Notes for tendered Unregistered Notes will only be made after timely:

  •
  confirmation of book-entry transfer of the Unregistered Notes into the exchange agent's account; and

  •
  receipt by the exchange agent of an executed and properly completed letter of transmittal or an Agent's Message and all other required documents specified in the letter of transmittal.

        The confirmation, letter of transmittal or Agent's Message and any other required documents must be received at the exchange agent's address listed below under "—Exchange Agent" on or before midnight, New York City time, at the end of the day on the Expiration Date of the Exchange Offer or, if the guaranteed delivery procedures described below are complied with, within the time period provided under those procedures.

        As indicated above, delivery of documents to any of DTC, Euroclear or Clearstream in accordance with its procedures does not constitute delivery to the exchange agent.

        The term "Agent's Message" means a message, transmitted by DTC and received by the exchange agent and forming part of the confirmation of a book-entry transfer, which states that DTC has received an express acknowledgment from a participant in DTC tendering Unregistered Notes stating:

  •
  the aggregate principal amount of Unregistered Notes that have been tendered by the participant;

  •
  that such participant has received an appropriate letter of transmittal and agrees to be bound by the terms of the letter of transmittal and the terms of the Exchange Offer; and

  •
  that we may enforce such agreement against the participant.

        Delivery of an Agent's Message will also constitute an acknowledgment from the tendering DTC participant that the representations contained in the letter of transmittal are true and correct.

Guaranteed Delivery Procedures

        If you wish to tender your Unregistered Notes and the Unregistered Notes are not immediately available, or time will not permit your Unregistered Notes or other required documents to reach Wilmington Trust before the Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if:

  •
  the tender is made through an eligible institution;

  •
  before the Expiration Date, the exchange agent has received from such eligible institution a properly completed and duly executed letter of transmittal, or an electronic copy thereof, and notice of guaranteed delivery substantially in the form provided by us, by electronic transmission, mail or hand delivery. The notice of guaranteed delivery shall state your name and address and the amount of the Unregistered Notes tendered, shall state that the tender is being made thereby and shall guarantee that, within three New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery, the certificates for all physically tendered Unregistered Notes, in proper form for transfer, or a confirmation from DTC of book-entry transfer, the letter of transmittal, or a manually executed facsimile thereof, properly completed and duly executed, and any other documents required by the applicable letter of transmittal will be deposited by the eligible institution with the exchange agent; and

  •
  the certificates for all physically tendered Unregistered Notes, in proper form for transfer, or a confirmation from DTC of book-entry transfer, the properly completed and duly executed letter of transmittal, or a manually executed electronic copy thereof, and all other documents required by the applicable letter of transmittal are received by the exchange agent within three New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery.

Withdrawal Rights

        Except as otherwise provided in this prospectus, you may withdraw your tender of Unregistered Notes at any time prior to the Expiration Date.

        For a withdrawal of tendered Unregistered Notes to be effective, a written (or, for a DTC participant, electronic) notice of withdrawal must be received by the exchange agent, at its address set forth in the next section of this prospectus entitled "—Exchange Agent," prior to midnight, New York City time, at the end of the day on the Expiration Date.

        Any such notice of withdrawal must:

  •
  specify your name;

  •
  identify the Unregistered Notes to be withdrawn, including, if applicable, the certificate number or numbers and aggregate principal amount of such Unregistered Notes;

  •
  be signed by you in the same manner as the original signature on the letter of transmittal by which your Unregistered Notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer sufficient for the trustee of your Unregistered Notes to register the transfer of those Unregistered Notes into the name of the person withdrawing the tender; and

  •
  specify the name in which you want the withdrawn Unregistered Notes to be registered, if different from your name.

        All questions as to the validity, form and eligibility, including time of receipt, of such notices will be determined by us, and our determination shall be final and binding on all parties. Any Unregistered Notes withdrawn will be considered not to have been validly tendered for exchange for the purposes of the Exchange Offer. Any Unregistered Notes that have been tendered for exchange but that are not exchanged for any reason will be returned to you without cost as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer relating to such Unregistered Notes. Properly withdrawn Unregistered Notes may be retendered by following one of the procedures described above in "—Procedures for Tendering Your Unregistered Notes" at any time on or prior to the Expiration Date.

Exchange Agent

        All executed letters of transmittal should be directed to the exchange agent. We have appointed Wilmington Trust as the exchange agent for the Exchange Offer. Questions, requests for assistance and requests for additional copies of the prospectus or letter of transmittal should be directed to the exchange agent at its offices at 1100 North Market Street, Wilmington, DE 19890-1626 or by e-mail at DTC2@wilmingtontrust.com.

Fees and Expenses

        We will not make any payments to brokers, dealers or others soliciting acceptances of the Exchange Offer, other than to the exchange agent.

        The principal solicitation is being made by mail. However, additional solicitations may be made in person or by telephone by our officers and employees.

        The cash expenses to be incurred in connection with the Exchange Offer will be paid by us and are estimated in the aggregate to be approximately $750,000, which includes the SEC registration fee, fees and expenses of Wilmington Trust, as exchange agent, and accounting, legal, printing and related fees and expenses.

Accounting Treatment

        We will record the Exchange Notes in our accounting records at the same carrying value as the Unregistered Notes, which is the aggregate principal amount as reflected in our accounting records on the date of exchanges, as the terms of the Exchange Notes are substantially identical to the terms of the Unregistered Notes. Accordingly, we will not recognize any gain or loss for accounting purposes upon the consummation of the Exchange Offer.

Transfer Taxes

        If you tender Unregistered Notes for exchange, you will not be obligated to pay any transfer taxes unless you instruct us to register your Exchange Notes in a different name or if a transfer tax is imposed for a reason other than the exchange of notes pursuant to this Exchange Offer. If you request that your Unregistered Notes not tendered or not accepted in the Exchange Offer be returned to a different person, you will be responsible for the payment of any applicable transfer tax.

Consequences of Failure to Properly Tender Unregistered Notes in the Exchange

        We will issue Exchange Notes in exchange for Unregistered Notes under the Exchange Offer only after timely receipt by the exchange agent of the Unregistered Notes, a properly completed and duly executed letter of transmittal or Agent's Message and all other required documents. Therefore, holders of the Unregistered Notes desiring to tender Unregistered Notes in exchange for Exchange Notes should allow sufficient time to ensure timely delivery. We are under no duty to give notification of defects or irregularities of tenders of Unregistered Notes for exchange. Upon completion of the Exchange Offer, specified rights under the Registration Rights Agreements, including registration rights and any right to additional interest, will be either limited or eliminated.

        Participation in the Exchange Offer is voluntary. In the event the Exchange Offer is completed, we will not, except in limited circumstances, be required to register the remaining Unregistered Notes. Unregistered Notes that are not tendered or that are tendered but not accepted by us will, following completion of the Exchange Offer, continue to be subject to the following restrictions on transfer:

  •
  holders may resell Unregistered Notes only if an exemption from registration under the Securities Act is available or, outside of the United States, to non-U.S. persons in accordance with the requirements of Regulation S under the Securities Act; and

  •
  the remaining Unregistered Notes will bear a legend restricting transfer in the absence of registration or an exemption from registration.

        To the extent that Unregistered Notes are tendered and accepted in connection with the Exchange Offer, any trading market for remaining Unregistered Notes could be adversely affected.

 DESCRIPTION OF THE EXCHANGE NOTES

GENERAL

        Certain terms used in this description of the Exchange Notes are defined under the subheading "—Certain Definitions." In this description, (1) the term "Irish Issuer" refers to AerCap Ireland Capital Limited and not to any of its Affiliates, (2) the term "U.S. Issuer" refers only to AerCap Global Aviation Trust and not to any of its Affiliates, (3) references to the "Issuers" refer only to the Irish Issuer and the U.S. Issuer and not to any of their Affiliates, (4) the term "Holdings" refers to AerCap Holdings N.V. and (5) references to "we," "our" and "us" refer to Holdings and its consolidated subsidiaries.

        The Exchange Notes will be issued under an Indenture (as supplemented and amended from time to time, the "Indenture") dated as of May 14, 2014, among the Issuers, Holdings, each Subsidiary of Holdings listed as a guarantor under "—Guarantees" below (the "Subsidiary Guarantors" and, together with Holdings, the "Guarantors") and Wilmington Trust, National Association, as trustee (the "Trustee"). The following summary of certain provisions of the Exchange Notes and the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Exchange Notes and the Indenture, including the definitions of certain terms contained therein. The term "Notes" refers to the Unregistered Notes and the Exchange Notes, collectively.

        The Exchange Notes will be issued only in fully registered book-entry form without coupons only in minimum denominations of $150,000 and integral multiples of $1,000 above that amount. The Exchange Notes will be issued in the form of global notes. Global notes will be registered in the name of a nominee of DTC, New York, New York, as described under "Book-entry, delivery and form of securities."

LISTING

        Application will be made to list the Exchange Notes on the Official List and to trading on the Global Exchange Market of the Irish Stock Exchange. We cannot assure you, however, that this application will be accepted. Currently, there is no public market for the Exchange Notes.

PAYING AGENT AND REGISTRAR FOR THE NOTES

        The Issuers will maintain one or more paying agents and registrars for the Notes.

MATURITY AND INTEREST

        Each series of Notes will bear interest at the applicable rate per annum shown on the front cover of this prospectus, payable semiannually in arrears on May 15 and November 15 of each year, with respect to the 2.75% Exchange Notes, the 3.75% Exchange Notes and the 4.50% Exchange Notes, and on April 1 and October 1 of each year, with respect to the 5.00% Exchange Notes, until full repayment of the outstanding principal amount of such series. Interest will be payable to the holders of record on May 1 and November 1, as the case may be, with respect to the 2.75% Exchange Notes, the 3.75% Exchange Notes and the 4.50% Exchange Notes, and March 15 and September 15, as the case may be, with respect to the 5.00% Exchange Notes, immediately preceding such interest payment date, whether or not such day is a Business Day.

        The Notes will be denominated in U.S. dollars and all payments of principal and interest thereon will be paid in U.S. dollars. Interest on the Notes of a series will accrue from the most recent date on which interest has been paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

ADDITIONAL NOTES

        The Issuers may, from time to time, without notice to or the consent of the holders, create and issue, pursuant to the Indenture and in accordance with applicable laws and regulations, additional notes (the "Additional Notes") of any series of Notes maturing on the same maturity date as the other Notes of that series and having the same terms and conditions under the Indenture (including with respect to the Guarantors and the Guarantees) as the then Outstanding Notes of that series in all respects (or in all respects except for the issue date and the amount and the date of the first payment of interest thereon) so that such Additional Notes shall be consolidated and form a single class with the Outstanding Notes of that series for all purposes under the Indenture, including with respect to waivers, amendments, redemptions and offers to purchase; provided that, if the Additional Notes are not issued as part of a "qualified reopening" of such series of Notes for U.S. federal income tax purposes, the Additional Notes will have a separate CUSIP, ISIN, or other identifying number. Additional Notes, if any, will be the subject of a separate offering memorandum or prospectus.

RANKING

        The Notes and the Guarantees thereof will rank pari passu in right of payment with all existing and future senior indebtedness of the relevant Issuer or the relevant Guarantor, as the case may be.

        The Notes are effectively subordinated to all of the Issuers' and each Guarantor's existing and future secured indebtedness and other secured obligations to the extent of the value of the assets securing such indebtedness and other obligations. As of December 31, 2014, Holdings and its subsidiaries had approximately $29.1 billion of indebtedness outstanding (including the Notes), of which approximately $13.4 billion was secured, with total undrawn availability of approximately $5.8 billion under revolving credit facilities.

        The Notes are structurally subordinated to all of the existing and future indebtedness and other liabilities (including trade payables) of each Subsidiary of Holdings (other than the Issuers) that does not guarantee the Notes. As of December 31, 2014, these non-Guarantor Subsidiaries had total liabilities, including trade payables (but excluding intercompany liabilities), of approximately $13.3 billion and total assets (excluding intercompany receivables) of approximately $21.1 billion. In addition, for the year ended December 31, 2014, these non-Guarantor Subsidiaries generated approximately $819.0 million, or 101%, of our consolidated net income, and $2.5 billion, or 69%, of our total revenues and other income.

GUARANTEES

        The Notes and all obligations under the Indenture are guaranteed, jointly and severally, on a senior unsecured basis, by Holdings, AerCap Aviation Solutions B.V., AerCap Ireland Limited, ILFC and AerCap U.S. Global Aviation LLC. In addition, in the future, other Restricted Subsidiaries of Holdings may be required to guarantee the Notes. See "—Certain Covenants—Future Subsidiary Guarantors."

        In addition, the obligations of each Guarantor (other than any Guarantor that is a direct or indirect parent of the Irish Issuer) under its Guarantee will be limited to the extent necessary to prevent such Guarantee from constituting a fraudulent conveyance or transfer under applicable law (or to ensure compliance with legal restrictions with respect to distributions or the provision of other benefits to direct or indirect shareholders) or as necessary to recognize certain defenses generally available to guarantors, including voidable preference, financial assistance, corporate purpose, capital maintenance or similar laws, regulations or defenses affecting the rights of creditors generally or other considerations under applicable law. See "Irish law considerations—Insolvency under Irish law" and "Dutch law considerations—Insolvency under Dutch law."

        A Guarantee by a Subsidiary Guarantor shall provide by its terms that it shall be automatically and unconditionally released and discharged upon:

(1)	(a)	any sale, exchange, disposition or transfer (including through consolidation, amalgamation, merger or otherwise) of (x) the Capital Stock of such Subsidiary Guarantor, after which such Subsidiary Guarantor is no longer a Restricted Subsidiary, or (y) all or substantially all the assets of such Subsidiary Guarantor;
(b)
other than with respect to each Subsidiary Guarantor that is a party to the Indenture on the date of the Indenture, the release, discharge or termination of the guarantee by such Subsidiary Guarantor that resulted in the obligation of such Subsidiary Guarantor to guarantee the Notes, except a release, discharge or termination by or as a result of payment under such guarantee;
	(c)	the permitted designation of any Restricted Subsidiary that is a Subsidiary Guarantor as an Unrestricted Subsidiary;
(d)
the consolidation, amalgamation or merger of any Subsidiary Guarantor with and into an Issuer or another Guarantor that is the surviving Person in such consolidation, amalgamation or merger, or upon the liquidation of such Subsidiary Guarantor following the transfer of all of its assets to an Issuer or another Guarantor; or
(e)
the Issuers exercising their legal defeasance option or covenant defeasance option as described under "—Legal Defeasance and Covenant Defeasance" or the Issuers' obligations under the Indenture being discharged as described under "—Satisfaction and Discharge"; and
(2)
if evidence of such release and discharge is requested to be executed by the Trustee, the Irish Issuer delivering, or causing to be delivered, to the Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent provided for in the Indenture relating to such transaction and to the execution of such evidence by the Trustee have been complied with.

ADDITIONAL AMOUNTS

        We are required to make all our payments under or with respect to the Notes and each Guarantee free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other liabilities related thereto) (hereinafter "Taxes") imposed or levied by or on behalf of (i) Ireland or any political subdivision or any authority or agency therein or thereof having power to tax, (ii) any other jurisdiction in which we are organized or are otherwise resident for tax purposes or any political subdivision or any authority or agency therein or thereof having the power to tax, (iii) any jurisdiction from or through which payment on the Notes or any Guarantee or any political subdivision or any authority or agency therein or thereof having the power to tax is made or (iv) any jurisdiction in which a Guarantor that actually makes a payment on the Notes or its Guarantee is organized or otherwise considered to be a resident for tax purposes, or any political subdivision or any authority or agency therein or thereof having the power to tax (each a "Relevant Taxing Jurisdiction"), unless we are required to withhold or deduct Taxes by law or by the interpretation or administration thereof.

        If we are so required to withhold or deduct any amount for or on account of Taxes imposed by a Relevant Taxing Jurisdiction from any payment made under or with respect to the Notes or any Guarantee, we will be required to pay such additional amounts ("Additional Amounts") as may be necessary so that the net amount received by you (including Additional Amounts) after such withholding or deduction will not be less than the amount you would have received if such Taxes had not been withheld or deducted; provided, however, that the foregoing obligation to pay Additional

Amounts does not apply to (1) any Taxes that would not have been so imposed but for the existence of any present or former connection between the relevant holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of power over, the relevant holder, if the relevant holder is an estate, nominee, trust or corporation) and the Relevant Taxing Jurisdiction (including being a citizen or resident or national of, or carrying on a business or maintaining a permanent establishment in, or being physically present in, the Relevant Taxing Jurisdiction, but other than a connection arising from the acquisition, ownership or holding of such Note or the receipt of any payment in respect thereof); (2) any estate, inheritance, gift, sales, value added, excise, transfer, personal property tax or similar tax, assessment or governmental charge; (3) any Taxes imposed as a result of the failure of the relevant holder or beneficial owner of the Notes to comply with a timely request in writing of any Issuer addressed to the holder or beneficial owner, as the case may be (such request being made at a time that would enable such holder or beneficial owner acting reasonably to comply with that request), to provide information concerning such holder's or beneficial owner's nationality, residence, identity or connection with any Relevant Taxing Jurisdiction, if and to the extent that due and timely compliance with such request under applicable law, regulation or administrative practice would have reduced or eliminated such Taxes with respect to such holder or beneficial owner, as applicable; (4) any Taxes that are payable other than by deduction or withholding from a payment of the principal of, premium, if any, or interest, if any, on the Notes; (5) any Taxes that are required to be deducted or withheld on a payment to an individual and that are required to be made pursuant to Council Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 on taxation of savings income or any law implementing or complying with, or introduced in order to conform to such Directives; or (6) any Taxes withheld or deducted pursuant to Sections 1471 through 1474 of the Internal Revenue Code (or any amended or successor version of such Sections), any U.S. Treasury regulations promulgated thereunder, any official interpretations thereof or any agreements or treaties (including any law implementing any such agreement or treaty) entered into in connection with the implementation thereof; nor will we pay Additional Amounts (a) if the payment could have been made without such deduction or withholding if the beneficiary of the payment had presented the Note for payment (where presentation is permitted or required for payment) within 30 days after the date on which such payment or such Note became due and payable or the date on which payment thereof is duly provided for, whichever is later, (b) with respect to any payment of principal of (or premium, if any, on) or interest on such Note to any holder who is a fiduciary or partnership or any Person other than the sole beneficial owner of such payment, to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such a partnership or the beneficial owner of such payment would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the actual holder of such Note, or (c) in respect of any Note where such withholding or deduction is imposed as a result of any combination of clauses (1), (2), (3), (4), (5), (6), (a), (b) and (c) of this paragraph.

        We will make any required withholding or deduction and remit the full amount deducted or withheld to the Relevant Taxing Jurisdiction in accordance with applicable law. We will provide the Trustee, for the benefit of the holders, with official receipts evidencing the payment of the Taxes with respect to which Additional Amounts are paid. If, notwithstanding our efforts to obtain such receipts, the same are not obtainable, we will provide the Trustee with other evidence. In no event, however, shall we be required to disclose any information that we reasonably deem to be confidential.

        If we are or will become obligated to pay Additional Amounts under or with respect to any payment made on the Notes or any Guarantee, at least 30 days prior to the date of such payment, we will deliver to the Trustee an Officers' Certificate stating that Additional Amounts will be payable and the amount so payable and such other information necessary to enable the paying agent to pay

Additional Amounts to holders on the relevant payment date. Whenever in the Indenture there is mentioned, in any context:

  (1)
  the payment of principal or interest;

  (2)
  redemption prices or purchase prices in connection with a redemption or purchase of Notes; or

  (3)
  any other amount payable on or with respect to any of the Notes or any Guarantee;

such reference shall be deemed to include payment of Additional Amounts as described under this heading to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

        We will pay any present or future stamp, court or documentary taxes or any other excise, property or similar taxes, charges or levies that arise in any Relevant Taxing Jurisdiction from the execution, delivery, enforcement or registration of the Notes, the Indenture, any Guarantee or any other document or instrument in relation thereof, and we will agree to indemnify the holders for any such taxes paid by such holders. The obligations described under this heading will survive any termination, defeasance or discharge of the Indenture and will apply mutatis mutandis to any jurisdiction in which any successor Person to the Irish Issuer or any Guarantor is organized or any political subdivision or taxing authority or agency thereof or therein. For a discussion of Irish withholding taxes applicable to payments under or with respect to the Notes, see "Certain Irish, Netherlands, and U.S. federal income tax consequences—Certain Irish tax considerations."

OPTIONAL REDEMPTION

        At any time the Issuers may redeem all or part of the Notes, upon not less than 30 nor more than 60 days' prior notice mailed by first class mail to each holder's registered address, or delivered electronically if held by DTC, at a redemption price equal to 100% of the principal amount of Notes redeemed plus the Applicable Premium and accrued and unpaid interest (and additional interest, if any), to, but not including, the redemption date, subject to the rights of holders of record on the relevant record date to receive interest due on the relevant interest payment date. In the event of a partial redemption of the Notes, the Trustee shall select the Notes to be redeemed in the manner described under "—Repurchase upon a Change of Control Triggering Event—Selection and Notice."

        Any redemption or notice of any redemption may, at the Issuers' discretion, be subject to one or more conditions precedent, including, but not limited to, completion of any debt or equity financing, acquisition or other corporate transaction or event, and, at the Issuers' discretion, the redemption date may be delayed until such time as any or all of such conditions have been satisfied. In addition, the Issuers may provide in any notice of redemption that payment of the redemption price and the performance of their obligations with respect to such redemption may be performed by another Person; provided, however, that the Issuers will remain obligated to pay the redemption price and perform their obligations with respect to such redemption in the event such other Person fails to do so.

        In addition to the Issuers' right to redeem Notes as set forth above, the Issuers may at any time and from time to time purchase Notes pursuant to open-market transactions, tender offers or otherwise.

REDEMPTION FOR CHANGES IN WITHHOLDING TAXES

        We are entitled to redeem the Notes, at our option, at any time in whole but not in part, upon not less than 30 nor more than 60 days' notice (which notice shall be irrevocable) to the holders mailed by first-class mail to each holder's registered address, or delivered electronically if held by DTC, at 100% of the principal amount thereof, plus accrued and unpaid interest (and additional interest, if any), to the date of redemption (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), in the event we have become or would become obligated to pay, on the next date on which any amount would be payable with respect to the Notes, any Additional Amounts as a result of:

  (1)
  a change in or an amendment to the laws (including any regulations, protocols or rulings promulgated and treaties enacted thereunder) of any Relevant Taxing Jurisdiction affecting taxation; or

  (2)
  any change in or amendment to, or the introduction of, any official position regarding the application, administration or interpretation of such laws, regulations, treaties or rulings (including a holding, judgment or order by a court of competent jurisdiction), which change or amendment is announced or becomes effective on or after the date of this prospectus and we cannot avoid such obligation by taking reasonable measures available to us. Notwithstanding the foregoing, no such notice of redemption will be given (i) earlier than 90 days prior to the earliest date on which we would be obliged to make such payment of Additional Amounts and (ii) unless at the time such notice is given, such obligation to pay such Additional Amounts remains in effect.

        Before we publish or mail or deliver notice of redemption of the Notes as described above, the Irish Issuer will deliver to the Trustee an Officers' Certificate stating that we cannot avoid our obligation to pay Additional Amounts by taking reasonable measures available to us and that all conditions precedent to the redemption have been complied with. The Irish Issuer will also deliver an opinion of outside counsel stating that we would be obligated to pay Additional Amounts as a result of a change in tax laws or regulations or a new application or interpretation of such laws or regulations and that all conditions precedent to the redemption have been complied with.

        The foregoing will apply mutatis mutandis to any jurisdiction in which any successor Person to an Issuer or a Guarantor is incorporated or organized or any political subdivision or taxing authority or agency thereof or therein.

REPURCHASE UPON A CHANGE OF CONTROL TRIGGERING EVENT

Change of control triggering event

        If a Change of Control Triggering Event occurs, the Issuers will make an offer to purchase all of the Notes pursuant to the offer described below (the "Change of Control Offer") at a price in cash (the "Change of Control Payment") equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest (and additional interest, if any), to, but not including, the date of purchase, subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control Triggering Event, the Issuers will send notice of such Change of Control Offer by first class mail, or delivered electronically if held by DTC, with a copy to the Trustee, to each holder of Notes to the address of such holder appearing in the security register or otherwise in accordance with the procedures of DTC, with the following information:

  (1)
  a Change of Control Offer is being made pursuant to the covenant entitled "Repurchase upon a Change of Control Triggering Event—Change of Control Triggering Event," and that all Notes properly tendered pursuant to such Change of Control Offer will be accepted for payment;

  (2)
  the purchase price and the purchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is mailed or delivered (the "Change of Control Payment Date");

  (3)
  any Note not properly tendered will remain Outstanding and continue to accrue interest;

  (4)
  unless the Issuers default in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on, but not including, the Change of Control Payment Date;

  (5)
  the instructions determined by the Issuers consistent with this covenant that a holder must follow in order to have its Notes purchased or to cancel a previous order of purchase; and

  (6)
  if such notice is mailed or delivered prior to the occurrence of a Change of Control Triggering Event, stating the Change of Control Offer is conditional on the occurrence of such Change of Control Triggering Event.

        While the Notes are in global form, when the Issuers make an offer to purchase all of the Notes pursuant to the Change of Control Offer, a holder may exercise its option to elect for the purchase of the Notes through the facilities of DTC, subject to DTC's rules and regulations.

        If holders of not less than 90% in aggregate principal amount of the Outstanding Notes of a series validly tender and do not withdraw such Notes in a Change of Control Offer and the Issuers, or any other Person making a Change of Control Offer in lieu of the Issuers as described below, purchase all of the Notes of such series validly tendered and not withdrawn by such holders, the Issuers will have the right, upon not less than 30 nor more than 60 days' prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all Notes of such series that remain Outstanding following such purchase at a redemption price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest (and additional interest, if any), to, but not including, the date of redemption (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

        The Issuers will not be required to make a Change of Control Offer following a Change of Control Triggering Event if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Issuers and purchases all Notes validly tendered and not withdrawn pursuant to such Change of Control Offer or (2) notice of redemption has been given pursuant to the Indenture as described under the caption "—Optional Redemption," unless and until there is a default in payment of the applicable redemption price. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control Triggering Event, conditional upon such Change of Control Triggering Event.

        Notes repurchased by us pursuant to a Change of Control Offer will have the status of Notes issued but not Outstanding or will be retired and canceled at our option. Notes purchased by a third party pursuant to the preceding paragraph will have the status of Notes issued and Outstanding.

        The Issuers will comply with the requirements of Section 14(e) under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Issuers will comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations described in the Indenture by virtue thereof.

        On the Change of Control Payment Date, the Issuers (or any Person making a Change of Control Offer in lieu of the Issuers) will, to the extent permitted by law,

  (1)
  accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer,

  (2)
  deposit with the paying agent an amount equal to the aggregate Change of Control Payment in respect of all Notes or portions thereof so tendered, and

  (3)
  at the option of the Issuers, unless a Person is making a Change of Control Offer in lieu of the Issuers, deliver, or cause to be delivered, to the Trustee for cancellation the Notes so accepted together with an Officers' Certificate stating that such Notes or portions thereof have been tendered to and purchased by the Issuers.

        The paying agent will promptly mail or otherwise deliver to each holder of the Notes the Change of Control Payment for such Notes, and the Trustee, upon the Issuers' order, will promptly authenticate and mail, or deliver electronically if held by DTC, to each holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a minimum denomination of $150,000 and an integral multiple of $1,000 above that amount. The Issuers will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

        The Change of Control Triggering Event purchase feature is a result of negotiations between the initial purchasers of the Notes and us. We have no present intention to engage in a transaction that would trigger a Change of Control Offer, although it is possible that we could decide to do so in the future. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control Triggering Event under the Indenture, but that could cause a change in effective control of Holdings or any of its subsidiaries, increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Except for the limitations contained in the Indenture covenants, the Indenture will not contain any covenants or provisions that may afford holders of the Notes protection in a highly levered transaction.

        The Credit Agreement provides that the occurrence of certain change of control events (including a Change of Control as defined under the Indenture) with respect to us would constitute a default thereunder. In the event a Change of Control occurs, we may seek the consent of our lenders or may attempt to refinance or repay the borrowings under the Credit Agreement. If we do not obtain such consent or refinance or repay such borrowings, we may be in default under the Credit Agreement, which may, in turn, constitute a default under the Indenture. In addition, future indebtedness that we may incur may contain prohibitions on the occurrence of certain events that would constitute a Change of Control or require the repurchase of such indebtedness upon a Change of Control. The exercise by the holders of their right to require us to repurchase their Notes could cause a default under such indebtedness, even if a Change of Control itself does not, due to the financial effect of such repurchase on us. We cannot assure you that sufficient funds will be available when necessary to make any required repurchases.

        The definition of "Change of Control" includes a disposition of all or substantially all of the assets of Holdings and its Restricted Subsidiaries to certain Persons. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of "all or substantially all" of the assets of Holdings. As a result, it may be unclear as to whether a Change of Control has occurred and whether a holder of Notes may require the Issuers to make an offer to repurchase the Notes as described above.

        The existence of a holder's right to require the Issuers to repurchase such holder's Notes upon the occurrence of a Change of Control Triggering Event may deter a third party from seeking to acquire Holdings or its subsidiaries in a transaction that would constitute a Change of Control.

        The provisions under the Indenture relative to our obligation to make an offer to repurchase the Notes as a result of a Change of Control Triggering Event may be waived or modified with the written consent of the holders of a majority in principal amount of each series of Notes.

        Notice of repurchase, at the Issuers' option and discretion, may be subject to one or more conditions precedent, including, but not limited to, completion of such Change of Control, as the case may be.

Selection and notice

        If less than all of the Notes of a particular series are to be redeemed or repurchased at any time, selection of such Notes for redemption or repurchase, will be made by the Trustee on a pro rata basis or by lot or otherwise in accordance with the procedures of DTC; provided that no Notes of $150,000 or less shall be purchased or redeemed in part.

        Notices of purchase or redemption shall be mailed by first class mail, postage prepaid, or delivered electronically if held by DTC, at least 30 but not more than 60 days before the purchase or redemption date to each holder of Notes to be purchased or redeemed at such holder's registered address. If any Note is to be purchased or redeemed in part only, any notice of purchase or redemption that relates to such Note shall state the portion of the principal amount thereof that has been or is to be purchased or redeemed. In the case of any book-entry notes, notices of purchase or redemption will be given to DTC in accordance with its applicable procedures.

        A new Note in principal amount equal to the unpurchased or unredeemed portion of any Note purchased or redeemed in part will be issued in the name of the holder thereof upon cancellation of the original Note. On and after the purchase or redemption date, unless the Issuers default in payment of the purchase or redemption price, interest shall cease to accrue on Notes or portions thereof purchased or called for redemption.

        For so long as the Notes are listed on the Official List of the Irish Stock Exchange and admitted to trading on the Global Exchange Market thereof and the guidelines of the Irish Stock Exchange so require, the Issuers shall deliver, or cause to be delivered, notice of redemption to the Company Announcements Office in Dublin and, with respect to certificated Notes only, mail such notice to holders by first-class mail, postage prepaid, at their respective addresses as they appear on the registration books of the registrar, in each case not less than 30 nor more than 60 days prior to the redemption date.

CERTAIN COVENANTS

        The Indenture contains the negative covenants summarized below.

Restrictions on Liens

        The Indenture provides that Holdings will not, nor will it permit any Restricted Subsidiary to, issue, assume or guarantee any indebtedness for borrowed money secured by any Lien upon any property of Holdings or any Restricted Subsidiary, or upon any shares of Capital Stock of any Restricted Subsidiary, without in any such case effectively providing, concurrently with the issuance, assumption or guarantee of any such indebtedness for borrowed money, that the Notes (together with, if Holdings shall so determine, any other indebtedness of Holdings or a Restricted Subsidiary ranking equally with the Notes then existing or thereafter created) shall be secured equally and ratably with such indebtedness for borrowed money; provided, however, that the foregoing restrictions shall not apply to:

  (1)
  Liens existing on the date of the Indenture;

  (2)
  Liens to secure the payment of all or part of the purchase price of property (other than property acquired for lease to a Person other than Holdings or a Restricted Subsidiary) upon the acquisition of such property by Holdings or a Restricted Subsidiary or to secure any indebtedness for borrowed money incurred or guaranteed by Holdings or a Restricted

    Subsidiary prior to, at the time of or within 60 days after the latest of the acquisition, completion of construction or commencement of full operation of such property, which indebtedness for borrowed money is incurred or guaranteed for the purpose of financing all or any part of the purchase price thereof or construction or improvements thereon; provided, however, that in the case of any such acquisition, construction or improvement, the Liens shall not apply to any property theretofore owned by Holdings or a Restricted Subsidiary, other than, in the case of any such construction or improvement, any theretofore unimproved real property on which the property so constructed, or the improvement, is located;

  (3)
  Liens on the property of a Restricted Subsidiary on the date it becomes a Restricted Subsidiary;

  (4)
  Liens securing indebtedness for borrowed money of a Restricted Subsidiary owing to Holdings or to another Restricted Subsidiary;

  (5)
  Liens on property of a Person existing at the time such Person is merged into or consolidated or amalgamated with Holdings or a Restricted Subsidiary or at the time of a purchase, lease or other acquisition of the properties of a Person as an entirety or substantially as an entirety by Holdings or a Restricted Subsidiary;

  (6)
  bankers' Liens arising by law or by contract in the ordinary and usual course of business of Holdings or any Restricted Subsidiary;

  (7)
  any replacement or successive replacement in whole or in part of any Liens referred to in the foregoing clauses (1) to (6), inclusive; provided, however, that the principal amount of the indebtedness for borrowed money secured by the Liens shall not be increased and the principal repayment schedule and maturity of such indebtedness shall not be extended and (A) such replacement shall be limited to all or part of the property that secured the indebtedness for borrowed money so replaced (plus improvements and construction on such property), or (B) if the property that secured the indebtedness for borrowed money so replaced has been destroyed, condemned or damaged and pursuant to the terms of such indebtedness other property has been substituted therefor, then such replacement shall be limited to all or part of such substituted property;

  (8)
  Liens created by or resulting from any litigation or other proceeding that is being contested in good faith by appropriate proceedings, including Liens arising out of judgments or awards against Holdings or any Restricted Subsidiary with respect to which Holdings or such Restricted Subsidiary is, in good faith, prosecuting an appeal or proceedings for review; or Liens incurred by Holdings or any Restricted Subsidiary for the purpose of obtaining a stay or discharge in the course of any litigation or other proceeding to which Holdings or such Restricted Subsidiary is a party; or Liens created by or resulting from any litigation or other proceeding that would not result in an Event of Default under the Indenture; or

  (9)
  Liens for taxes or assessments or governmental charges or levies not yet due or delinquent, or which can thereafter be paid without penalty, or which are being contested in good faith by appropriate proceedings; landlord's Liens on property held under lease; and any other Liens or charges incidental to the conduct of the business of Holdings or any Restricted Subsidiary or the ownership of the property and assets of any of them that were not incurred in connection with the borrowing of money or the obtaining of advances or credit and that do not, in the opinion of Holdings, materially impair the use of such property in the operation of the business of Holdings or such Restricted Subsidiary or the value of such property for the purposes of such business.

        Notwithstanding the foregoing provisions, Holdings and any one or more Restricted Subsidiaries may issue, assume or guarantee indebtedness for borrowed money secured by Liens that would otherwise be subject to the foregoing restrictions in an aggregate amount that, together with all the other outstanding indebtedness for borrowed money of Holdings and its Restricted Subsidiaries secured by Liens that are not listed in clauses (1) through (9) above, does not at the time of the issuance, assumption of guarantee thereof, exceed 12.5% of the Consolidated Net Tangible Assets of Holdings as shown on, or derived from, Holdings's most recent quarterly or annual consolidated balance sheet.

Restrictions as to Dividends and Certain Other Payments

        The Indenture provides that no dividend whatsoever shall be paid or declared nor shall any distributions be made on any Capital Stock of Holdings (except in shares of, or warrants or rights to subscribe for or purchase shares of, Capital Stock of Holdings), nor shall any payment be made by Holdings or any Restricted Subsidiary to acquire or retire shares of such Capital Stock, at a time when an Event of Default as defined under clause (1), (2) or (3) under the caption "—Events of Default" has occurred and is continuing.

Restrictions on Permitting Restricted Subsidiaries to Become Unrestricted Subsidiaries and Unrestricted Subsidiaries to Become Restricted Subsidiaries

        The Indenture provides that Holdings will not permit any Restricted Subsidiary to be designated as an Unrestricted Subsidiary unless, immediately after such designation, such Subsidiary will not own, directly or indirectly, any Capital Stock or indebtedness of any Restricted Subsidiary.

        The Indenture also provides that Holdings will not permit any Unrestricted Subsidiary to be designated as a Restricted Subsidiary unless, immediately after such designation, such Subsidiary has outstanding no Liens securing indebtedness for borrowed money except as would have been permitted by the covenant described under the caption "—Certain Covenants—Restrictions on Liens" above had such Liens been incurred immediately after such designation.

        Promptly after the adoption of any resolution by the Board of Directors of Holdings designating a Restricted Subsidiary as an Unrestricted Subsidiary or an Unrestricted Subsidiary as a Restricted Subsidiary, Holdings shall file a certified copy thereof with the Trustee, together with an Officers' Certificate as required by the terms of the Indenture.

        Each of Holdings's Subsidiaries on the date of the Indenture was a Restricted Subsidiary.

Restrictions on Investments in Unrestricted Subsidiaries

        The Indenture provides that Holdings will not, nor will it permit any Restricted Subsidiary to, make any investment in, or transfer any assets to, an Unrestricted Subsidiary at a time when a Default or Event of Default has occurred and is continuing.

SEC Reports and Reports to Holders

        The Indenture provides that notwithstanding that Holdings may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis pursuant to rules and regulations promulgated by the SEC, Holdings will file with, or furnish to, the SEC (and will deliver a copy to the Trustee and make available to the holders of the Notes (without exhibits), within 15 days after it files them with, or furnishes them to, the SEC):

  (1)
  within 120 days (or any longer time period then in effect under the rules and regulations of the Exchange Act for a non-accelerated filer), plus any grace period provided by Rule 12b-25 under the Exchange Act, after the end of each fiscal year, annual reports on Form 20-F, or any successor or comparable form (including Form 10-K), containing the information required to be contained therein);

  (2)
  within 75 days (or any longer time period then in effect under the rules and regulations of the Exchange Act) after the end of each of the first three fiscal quarters of each fiscal year, reports on Form 6-K, containing the information required to be contained therein, or any successor or comparable form (including Form 10-Q);

  (3)
  promptly from time to time after the occurrence of an event required to be therein reported, current reports containing substantially the information required to be contained in a current report on Form 6-K, or any successor or comparable form; provided that no such current report or any information required to be contained in such current report will be required to be filed or furnished if the Issuers determine in their good faith judgment that such event, or any information with respect to such event that is not included in any report that is filed or furnished, is not material to the holders of the Notes or the business, assets, operations, financial position or prospects of Holdings and its Restricted Subsidiaries, taken as a whole, or such current report relates solely to securities other than the Notes and the Guarantees; and

  (4)
  any other information, documents and other reports that Holdings would be required to file with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act;

provided that all such reports (A) will not be required to comply with Section 302 or Section 404 of the Sarbanes-Oxley Act of 2002, or related Items 307 and 308 of Regulation S-K promulgated by the SEC, or Item 10(e) of Regulation S-K (with respect to any non-GAAP financial measures contained therein), (B) will not be required to contain the information required by Items 201, 402, 403, 405, 406, 407, 701 or 703 of Regulation S-K or (C) will not be required to contain the separate financial information contemplated by Rule 3-10 of Regulation S-X promulgated by the SEC;

provided further that Holdings shall not be so obligated to file such reports with, or furnish such reports to, the SEC if the SEC does not permit such filing or furnishing, in which event Holdings will make available such information to prospective purchasers of Notes, in addition to providing such information to the Trustee and the holders of the Notes, in each case within 15 days after the time Holdings would be required to file such information with, or furnish such information to, the SEC, if it were subject to Section 13 or 15(d) of the Exchange Act, pursuant to the provisions set forth in clauses (1) through (4) above.

        Other than with respect to delivery to the Trustee, the foregoing delivery requirements will be deemed satisfied if the foregoing materials are publicly available on the SEC's EDGAR system (or a successor thereto) within the applicable time periods specified above.

Merger and Sale of Assets

        The Indenture provides that Holdings may not consolidate, amalgamate or merge with or into or wind up into (whether or not Holdings is the surviving entity), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

  (1)
  Holdings is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than Holdings) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a Person organized or existing under the laws of the jurisdiction of organization of Holdings or under the laws of a Permitted Jurisdiction (Holdings or such Person, as the case may be, being herein called "Successor Holdings");

  (2)
  Successor Holdings, if other than Holdings, expressly assumes all the obligations of Holdings under the Notes, the Indenture and the Registration Rights Agreements pursuant to a supplemental indenture;

  (3)
  immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

  (4)
  Successor Holdings, if other than Holdings, shall have delivered, or cause to be delivered, to the Trustee an opinion of counsel (which may contain customary exceptions) stating that the Guarantee to be provided by Successor Holdings has been duly authorized, executed and delivered by Successor Holdings and constitutes the legal, valid and enforceable obligation of Successor Holdings; and

  (5)
  Successor Holdings shall have delivered, or cause to be delivered, to the Trustee an Officers' Certificate and an opinion of counsel, each stating that such consolidation, amalgamation, merger or transfer and such supplemental indenture, if any, comply with the Indenture;

provided, however, that, notwithstanding the foregoing clause (3), (i) any Restricted Subsidiary may consolidate or amalgamate with or merge with or into Holdings; (ii) Holdings may consolidate or amalgamate with or merge with or into or wind up into an Affiliate of Holdings solely for the purpose of reincorporating Holdings in a Permitted Jurisdiction; and (iii) Holdings may be converted into, or reorganized or reconstituted in a Permitted Jurisdiction.

        Successor Holdings (if other than Holdings) will succeed to, and be substituted for, Holdings under the Indenture and Holdings's Guarantee and in such event Holdings will automatically be released and discharged from its obligation under the Indenture and Holdings's Guarantee.

        The Indenture provides that the Irish Issuer may not consolidate, amalgamate or merge with or into or wind up into (whether or not the Irish Issuer is the surviving entity), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

  (1)
  the Irish Issuer is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than the Irish Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a Person organized or existing under the laws of the jurisdiction of organization of the Irish Issuer or under the laws of a Permitted Jurisdiction (the Irish Issuer or such Person, as the case may be, being herein called "Successor Irish Issuer");

  (2)
  the Successor Irish Issuer, if other than the Irish Issuer, expressly assumes all the obligations of the Irish Issuer under the Notes, the Indenture and the Registration Rights Agreements pursuant to a supplemental indenture;

  (3)
  immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

  (4)
  if the Successor Irish Issuer is other than the Irish Issuer, the Irish Issuer shall have delivered, or cause to be delivered, to the Trustee an opinion of local tax counsel stating that the holders of Notes will not recognize income, gain or loss in the jurisdiction of organization of the Irish Issuer for income tax purposes as a result of such transaction and will be subject to income tax in such jurisdiction on the same amounts, in the same manner and at the same times as would have been the case if such transaction had not occurred;

  (5)
  if the Successor Irish Issuer is other than the Irish Issuer, the Irish Issuer shall have delivered, or cause to be delivered, to the Trustee an opinion of local tax counsel stating that the holders of Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such transaction and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such transaction had not occurred;

  (6)
  if the Successor Irish Issuer is other than the Irish Issuer, each Guarantor, unless it is the other party to the transactions, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Successor Irish Issuer's obligations under the Indenture and each series of Notes; and

  (7)
  the Successor Irish Issuer shall have delivered, or cause to be delivered, to the Trustee an Officers' Certificate and an opinion of counsel, each stating that such consolidation, amalgamation, merger or transfer and such supplemental indenture, if any, comply with the Indenture;

provided, however, that, notwithstanding the foregoing clause (3), (i) any Restricted Subsidiary may consolidate or amalgamate with or merge with or into the Irish Issuer; (ii) the Irish Issuer may consolidate or amalgamate with or merge with or into or wind up into an Affiliate of the Irish Issuer solely for the purpose of reincorporating the Irish Issuer in a Permitted Jurisdiction; and (iii) the Irish Issuer may be converted into, or reorganized or reconstituted in a Permitted Jurisdiction.

        Successor Irish Issuer (if other than the Irish Issuer) will succeed to, and be substituted for, the Irish Issuer under the Indenture and the Notes and in such event the Irish Issuer will automatically be released and discharged from its obligation under the Indenture and the Notes.

        The Indenture provides that the U.S. Issuer may not consolidate, amalgamate or merge with or into or wind up into (whether or not the U.S. Issuer is the surviving entity), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

  (1)
  the U.S. Issuer is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than the U.S. Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a Person organized or existing under the laws of the jurisdiction of organization of the U.S. Issuer or the laws of the United States, any state thereof, the District of Columbia or any territory thereof (the U.S. Issuer or such Person, as the case may be, being herein called "Successor U.S. Issuer");

  (2)
  the Successor U.S. Issuer, if other than the U.S. Issuer, expressly assumes all the obligations of the U.S. Issuer under the Notes, the Indenture and the Registration Rights Agreements pursuant to a supplemental indenture;

  (3)
  immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

  (4)
  if the Successor U.S. Issuer is other than the U.S. Issuer, each Guarantor, unless it is the other party to the transactions, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Successor U.S. Issuer's obligations under the Indenture and each series of Notes; and

  (5)
  the Successor U.S. Issuer shall have delivered, or cause to be delivered, to the Trustee an Officers' Certificate and an opinion of counsel, each stating that such consolidation, amalgamation, merger or transfer and such supplemental indenture, if any, comply with the Indenture;

provided, however, that, notwithstanding the foregoing clause (3), (i) the U.S. Issuer may consolidate or amalgamate with or merge with or into or wind up into an Affiliate of the U.S. Issuer solely for the purpose of reincorporating the U.S. Issuer in the United States, any state thereof, the District of Columbia or any territory thereof; and (ii) the U.S. Issuer may be converted into, or reorganized or reconstituted in the United States, any state thereof, the District of Columbia or any territory thereof.

        Successor U.S. Issuer (if other than the U.S. Issuer) will succeed to, and be substituted for the U.S. Issuer, as the case may be, under the Indenture and the Notes and in such event the U.S. Issuer will automatically be released and discharged from its obligation under the Indenture and the Notes.

        The Indenture provides that each Subsidiary Guarantor may not consolidate, amalgamate or merge with or into or wind up into (whether or not the applicable Subsidiary Guarantor is the surviving entity), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Restricted Subsidiary (other than an Issuer) unless:

  (1)
  the applicable Subsidiary Guarantor is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than such Subsidiary Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a Person organized or existing under the laws of the jurisdiction of organization of such Subsidiary Guarantor or under the laws of a Permitted Jurisdiction (such Subsidiary Guarantor or such Person, as the case may be, being herein called "Successor Subsidiary Guarantor");

  (2)
  the Successor Subsidiary Guarantor, if other than the applicable Subsidiary Guarantor, expressly assumes all the obligations of such Subsidiary Guarantor under the Notes, the Indenture and the Registration Rights Agreements pursuant to a supplemental indenture;

  (3)
  immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

  (4)
  Successor Subsidiary Guarantor, if other than the applicable Subsidiary Guarantor, shall have delivered, or cause to be delivered, to the Trustee an opinion of counsel (which may contain customary exceptions) stating that the Guarantee to be provided by such Successor Subsidiary Guarantor has been duly authorized, executed and delivered by such Successor Subsidiary Guarantor and constitutes the legal, valid and enforceable obligation of such Successor Subsidiary Guarantor; and

  (5)
  the Successor Subsidiary Guarantor shall have delivered, or cause to be delivered, to the Trustee an Officers' Certificate and an opinion of counsel, each stating that such consolidation, amalgamation, merger or transfer and such supplemental indenture, if any, comply with the Indenture;

provided, however, that, notwithstanding the foregoing clause (3), (i) any Restricted Subsidiary may consolidate or amalgamate with or merge with or into a Subsidiary Guarantor; (ii) any Subsidiary Guarantor may consolidate or amalgamate with or merge with or into or wind up into an Affiliate of such Subsidiary Guarantor solely for the purpose of reincorporating such Subsidiary Guarantor in a Permitted Jurisdiction; and (iii) any Subsidiary Guarantor may be converted into, or reorganized or reconstituted in a Permitted Jurisdiction.

        Successor Subsidiary Guarantor (if other than the applicable Subsidiary Guarantor) will succeed to, and be substituted for the applicable Subsidiary Guarantor under the Indenture and such Subsidiary Guarantor's Guarantee and in such event the applicable Subsidiary Guarantor will automatically be released and discharged from its obligation under the Indenture and such Subsidiary Guarantor's Guarantee.

Future Subsidiary Guarantors

        The Indenture provides that Holdings will not cause or permit any of its Restricted Subsidiaries (other than a Securitization Subsidiary), directly or indirectly, to guarantee any capital markets debt or any unsecured credit facility (other than Standard Securitization Undertakings in connection with a

Qualified Securitization Financing) of Holdings, the Issuers or any Subsidiary Guarantor (other than guarantees by any of the U.S. Issuer's Subsidiaries of capital markets debt or unsecured credit facilities of the U.S. Issuer or any of its Subsidiaries), unless such Restricted Subsidiary:

  (1)
  within five Business Days of the date on which it guarantees such capital markets debt or unsecured credit facility, executes and delivers to the Trustee a supplemental indenture pursuant to which such Restricted Subsidiary shall guarantee all of the Issuers' obligations under the Notes and the Indenture; and

  (2)
  delivers to the Trustee an opinion of counsel (which may contain customary exceptions) stating that such supplemental indenture and Guarantee have been duly authorized, executed and delivered by such Restricted Subsidiary and constitute the legal, valid and enforceable obligation of such Restricted Subsidiary.

        Thereafter, such Restricted Subsidiary shall be a Subsidiary Guarantor for all purposes of the Indenture until such Guarantee is released in accordance with the provisions of the Indenture.

        Notwithstanding the foregoing, Restricted Subsidiaries of the U.S. Issuer and any of its Subsidiaries shall be permitted to guarantee capital markets debt and unsecured credit facilities without complying with this covenant.

EVENTS OF DEFAULT

        The Indenture defines an Event of Default with respect to a series of Notes as being any one of the following occurrences:

  (1)
  default in the payment of any installment of interest upon any Note of such series when it becomes due and payable, and continuance of such default for a period of 30 days or more

  (2)
  default in the payment of all or any part of the principal of any Note of such series when it becomes due and payable at its maturity;

  (3)
  default in the performance, or breach, of any other covenant or warranty of Holdings or any Restricted Subsidiary in the Indenture applicable to such series of Notes or in any series of Notes, and continuance of such default or breach for a period of 60 days after notice to Holdings by the Trustee, or to Holdings and the Trustee by the holders of at least 25% in principal amount of the Notes of such series at the time Outstanding;

  (4)
  default under any mortgage, indenture (including the Indenture) or instrument under which there is issued, or which secures or evidences, any indebtedness for borrowed money of Holdings or any Restricted Subsidiary existing on, or created after, the date of the Indenture, which default shall constitute a failure to pay principal of such indebtedness in an amount exceeding $50,000,000 when due and payable (other than as a result of acceleration), after expiration of any applicable grace period with respect thereto, or shall have resulted in an aggregate principal amount of such indebtedness exceeding $50,000,000 becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged or such acceleration having been rescinded or annulled within a period of 30 days after there has been given a notice to Holdings by the Trustee, or to Holdings and the Trustee by the holders of at least 25% in principal amount of such series of Notes at the time Outstanding;

  (5)
  any Guarantee ceases to be in full force and effect in any material respect (except as contemplated by the terms thereof) or any such Guarantor denies or disaffirms its obligations under the Indenture or any Guarantee if, and only if, in each such case, such default continues for 10 consecutive days; or

  (6)
  certain events in relation to bankruptcy, insolvency, reorganization, receivership or liquidation, whether voluntary or involuntary.

        If an Event of Default (other than an Event of Default relating to certain events of bankruptcy, insolvency, reorganization, receivership or liquidation) occurs and is continuing, the Trustee or the holders of at least 25% in principal amount with respect to any series of Notes at the time Outstanding may declare such series of Notes to be due and payable immediately, but under certain conditions such acceleration may be rescinded by the holders of a majority in principal amount of such series of Notes at the time Outstanding. If an Event of Default relating to certain events of bankruptcy, insolvency, reorganization, receivership or liquidation occurs and is continuing, the principal of, premium, if any, and interest on all the Notes will become immediately due and payable without any declaration or other act on the part of the Trustee or any holders.

        The holder of any Note will not have any right to institute any proceeding with respect to the Indenture or remedies thereunder, unless:

  (1)
  such holder previously gives the Trustee written notice of an Event of Default with respect to the applicable series of Notes and that Event of Default is continuing;

  (2)
  the holders of not less than 25% in principal amount of Outstanding Notes of such series shall have made a written request to the Trustee to institute proceedings in respect of such Event of Default and offered the Trustee indemnity reasonably satisfactory to the Trustee to institute such proceeding as Trustee; and

  (3)
  the Trustee shall have failed to institute such proceeding for 60 days after its receipt of such notice and the Trustee has not been given inconsistent direction during such 60-day period by holders of a majority in principal amount of the Notes of such series at the time Outstanding.

        The right of any holder of any Note to institute suit for enforcement of any payment of principal and interest on any Note on or after the applicable due date may not be impaired or affected without such holder's consent.

        The holders of a majority in principal amount of Outstanding Notes of a series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or for exercising any trust or power conferred on the Trustee with respect to such series of Notes. The Trustee may refuse to follow any direction that conflicts with any rule of law or the Indenture or that may expose the Trustee to personal liability. Before proceeding to exercise any right or power under the Indenture at the direction of such holders, the Trustee shall be entitled to receive security or indemnity reasonably satisfactory to the Trustee from such holders against the fees, costs, expenses and liabilities that could be incurred in compliance with any such direction. The Indenture provides that if a Default occurs and is continuing and is known to the Trustee, the Trustee will deliver within 60 days by mail, or electronically if held by DTC, to each holder of Notes of such series notice of the Default. The Trustee may withhold from holders of a series of Notes notice of any continuing Default (except a Default in payment of principal, premium (if any) or interest), if it determines that withholding notice is in the interests of the holders of such series of Notes.

        Holdings is required under the Indenture to furnish to the Trustee within 120 days after the end of each fiscal year a statement as to whether it is in Default under the Indenture and, if it is in Default, specifying all such Defaults and the nature and status thereof.

AMENDMENT, SUPPLEMENT AND WAIVER OF THE INDENTURE

        The Indenture contains provisions permitting the Issuers and the Trustee to amend or supplement the Indenture (including the provisions relating to a repurchase of the Notes upon the occurrence of a Change of Control Triggering Event) with the consent of the holders of a majority in principal amount of the Outstanding Notes voting as a single group; provided that any amendment or supplement that affects the terms of any series of Notes as distinct from any other series of Notes shall require the consent of the holders of a majority in principal amount of the Outstanding Notes of such series. Any past Default by the Issuers in respect of any series of Notes and its consequences may be waived with the consent of the holders of a majority in principal amount of the Outstanding Notes of such series. The Issuers are not permitted, however, to enter into any amendment, supplement or waiver without the consent of the holders of all affected Notes if the amendment, supplement or waiver would:

  (1)
  change the stated maturity of the principal of or any installment of principal or interest on any Note;

  (2)
  reduce the principal amount payable of, or the rate of interest on, any Note;

  (3)
  change the date on which any Notes may be subject to redemption, or reduce the redemption price therefor;

  (4)
  reduce any premium payable (other than in connection with a Change of Control Triggering Event);

  (5)
  make any Note payable in a currency other than U.S. dollars;

  (6)
  impair the right of the holders of such series of Notes to institute suit for the enforcement of any payment on or after the stated maturity thereof;

  (7)
  release the Guarantee of Holdings or the Guarantee of any Subsidiary Guarantor that is a Significant Subsidiary;

  (8)
  amend, change or modify any provision of the Indenture affecting the ranking of a series of Notes in a manner adverse to the holders of such series of Notes; or

  (9)
  make any change in the preceding amendment, supplement or waiver provisions.

        The Indenture also contains provisions permitting the Issuers and the Trustee to amend or supplement the terms of the Indenture with respect to a series of Notes, without the consent of any holder of such Notes, for certain purposes including:

  (1)
  to evidence either Issuer's succession by another Person;

  (2)
  to comply with the covenant described under the caption "—Certain Covenants—Merger and Sale of Assets";

  (3)
  to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

  (4)
  to add Guarantees under the Indenture in accordance with the terms of the Indenture;

  (5)
  to add covenants for the benefit of the holders of such series of Notes or any additional Event of Default for such series of Notes;

  (6)
  to secure the Notes;

  (7)
  to evidence the appointment of a successor trustee;

  (8)
  to conform the text of the Indenture or a series of Notes to any provision of this "Description of Exchange Notes" to the extent that such provision was intended by the Issuers to be a verbatim recitation of a provision of the Indenture, which intent shall be evidenced by an Officers' Certificate delivered to the Trustee; or

  (9)
  to cure any ambiguity, to correct or supplement any provision of the Indenture inconsistent with other provisions or make any other provision that does not adversely affect the interests of the holders of such series of Notes in any material respect, as determined by the Issuers.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

        The Issuers and the Guarantors may, at their option, and at any time, elect to have all their obligations discharged under the Indenture with respect to a series of Notes and cure any then existing Events of Default with respect to such series of Notes ("legal defeasance"), other than:

  (1)
  the rights of holders to receive payments in respect of the principal of, premium, if any, and interest on the Notes of such series when such payments are due;

  (2)
  the Issuers' obligations with respect to the register, transfer and exchange of such Notes and with respect to mutilated, destroyed, lost or stolen Notes;

  (3)
  the Issuers' obligations to maintain an office or agency in the place designated for payment of such Notes and with respect to the treatment of funds held by paying agents;

  (4)
  the Issuers' obligations to hold, or cause the paying agent to hold, in trust money for the payment of principal and interest due on Outstanding Notes of such series for the benefit of the holders;

  (5)
  certain obligations to the Trustee; and

  (6)
  certain obligations arising in connection with such discharge of obligations.

        The Issuers may also, at their option and at any time, elect to be released from the restrictions described under the caption "—Certain Covenants" above with respect to a series of Notes ("covenant defeasance") and thereafter, any omission to comply with such covenants will not constitute an Event of Default with respect to such series of Notes.

        The conditions the Issuers must satisfy for legal defeasance or covenant defeasance include the following:

  (1)
  the Issuers must have irrevocably deposited with the Trustee trust funds for the payment of such series of Notes. The trust funds must consist of U.S. dollars or U.S. Government Obligations, or a combination thereof, that will be in an amount sufficient without reinvestment to pay at maturity or redemption the entire amount of principal and interest on such series of Notes;

  (2)
  in the case of legal defeasance, the Irish Issuer shall have delivered, or cause to be delivered, to the Trustee an opinion of outside counsel confirming that (i) the Issuers have received from, or there has been published by, the United States Internal Revenue Service a ruling or (ii) since the issuance of such series of Notes, there has been a change in the applicable U.S. federal income tax law, in either case stating that, and based thereon such opinion of counsel shall confirm that, the holders of such series of Notes will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner at the same times as would have been the case if such defeasance had not occurred;

  (3)
  in the case of covenant defeasance, the Irish Issuer shall have delivered, or cause to be delivered, to the Trustee an opinion of outside counsel confirming that the holders of such series of Notes will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner at the same times as would have been the case if such defeasance had not occurred;

  (4)
  the Irish Issuer shall have delivered, or cause to be delivered, to the Trustee an opinion of outside counsel stating that the holders of such series of Notes will not recognize income, gain or loss in the jurisdiction of organization of the Irish Issuer for income tax purposes as a result of such defeasance and will be subject to income tax in such jurisdiction on the same amounts, in the same manner and at the same times as would have been the case if such transaction had not occurred;

  (5)
  no Default or Event of Default shall have occurred and be continuing on the date the Issuers make such deposits (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit or the granting of Liens in connection therewith);

  (6)
  the Irish Issuer shall have delivered, or cause to be delivered, to the Trustee an Officers' Certificate stating that the deposit was not made by the Issuers with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuers; and

  (7)
  the Irish Issuer shall have delivered, or cause to be delivered, to the Trustee an Officers' Certificate and an opinion of counsel (which opinion of counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to such defeasance, as the case may be, have been complied with.

SATISFACTION AND DISCHARGE

        The Indenture will be discharged and will cease to be of further effect as to a series of Notes when:

  (1)
  either:

  (a)
  all Notes of such series theretofore authenticated and delivered, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust, have been delivered to the Trustee for cancellation; or

  (b)
  all Notes of such series not theretofore delivered to such Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise or will become due and payable within one year, and the Issuers have irrevocably deposited or caused to be deposited with such Trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

  (2)
  the Issuers have paid or caused to be paid all sums payable under the Indenture; and

  (3)
  the Issuers have delivered irrevocable instructions to the Trustee under the Indenture to apply the deposited money toward the payment of such Notes at maturity or the redemption date, as the case may be.

        In addition, the Issuers must deliver, or cause to be delivered, an Officers' Certificate and an opinion of counsel to the Trustee, each stating that all conditions precedent to satisfaction and discharge have been satisfied.

GOVERNING LAW; JURY TRIAL WAIVER

        The Indenture and the Notes are governed by and shall be construed in accordance with the laws of the State of New York without regard to conflicts of law principles thereof. The Indenture provides that the Issuers, the Guarantors, the Trustee, and each holder of a Note by its acceptance thereof irrevocably waives, to the fullest extent permitted by applicable law, any and all right to a trial by jury in any legal proceeding arising out of or relating to the Indenture, the Notes or any transaction contemplated thereby.

CERTAIN DEFINITIONS

        The following definitions apply to the terms of the Notes.

        "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

        "Applicable Premium" means, as determined by the Issuers with respect to any Note on any redemption date, the excess of:

  (1)
  the sum of the present value at such redemption date of all remaining scheduled payments of principal and interest on such Note through the stated maturity date of such Note (excluding accrued but unpaid interest to the redemption date), discounted to the date of redemption using a discount rate equal to the Treasury Rate plus 50 basis points; over

  (2)
  the principal amount of the Notes to be redeemed.

        "Board of Directors" means, with respect to Holdings, either the board of directors of Holdings or any committee of that board duly authorized to act under the terms of the Indenture and with respect to any other Person, the board of directors or committee of such Person serving a similar function.

        "Business Day" means any day other than Saturday, Sunday or any other day on which banking or trust institutions in New York or London are authorized generally or obligated by law, regulation or executive order to remain closed.

        "Capital Stock" means (a) in the case of a corporation, corporate stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (c) in the case of a partnership, unlimited liability company or limited liability company, partnership interests, membership interests (whether general or limited) or shares in the capital of the company and (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

        "Change of Control" means:

  (1)
  any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of shares representing more than 50% of the voting power of Holdings's Voting Stock;

  (2)
  Holdings ceases to own, directly or indirectly, 100% of the issued and outstanding Voting Stock of either Issuer, other than director's qualifying shares and other shares required to be issued by law;

  (3)
  during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of Holdings (together with any new directors whose election to such Board of Directors or whose nomination for election by the shareholders of Holdings was approved by a vote of the majority of the directors of Holdings then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved (who cannot include persons not elected by or recommended for election by the then-incumbent Board of Directors unless such Board of Directors of Holdings determines reasonably and in good faith that failure to approve any such persons as members of the Board of Directors of Holdings could reasonably be expected to violate a fiduciary duty under applicable law)), cease for any reason to constitute a majority of the Board of Directors of Holdings;

  (4)
  (a) all or substantially all of the assets of Holdings and the Restricted Subsidiaries, taken as a whole, are sold or otherwise transferred to any Person other than a Wholly-Owned Restricted Subsidiary or one or more Permitted Holders or (b) Holdings consolidates, amalgamates or merges with or into another Person or any Person consolidates, amalgamates or merges with or into Holdings, in either case in one transaction or a series of related transactions in which immediately after the consummation thereof Persons beneficially owning (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) Voting Stock representing in the aggregate a majority of the total voting power of the Voting Stock of Holdings immediately prior to such consummation do not beneficially own (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) Voting Stock representing a majority of the total voting power of the Voting Stock of Holdings or the applicable surviving or transferee Person (or applicable parent thereof); provided that this clause shall not apply (i) in the case where immediately after the consummation of the transactions Permitted Holders beneficially own Voting Stock representing in the aggregate a majority of the total voting power of Holdings or the applicable surviving or transferee Person (or applicable parent thereof) or (ii) to a consolidation, amalgamation or merger of Holdings with or into a Person or wholly-owned subsidiary of a Person that, in either case, immediately following the transaction or series of transactions, has no Person or group (other than Permitted Holders) that beneficially owns Voting Stock representing 50% or more of the voting power of the total outstanding Voting Stock of such Person and, in the case of clause (y), the parent of such wholly-owned subsidiary guarantees Holdings's obligations under the Notes and the Indenture; or

  (5)
  Holdings shall adopt a plan of liquidation or dissolution or any such plan shall be approved by the shareholders of Holdings.

        "Change of Control Triggering Event" means the occurrence of both a (1) Change of Control and (ii) a Rating Decline.

        "Consolidated Net Tangible Assets" means the total amount of assets (less depreciation and valuation reserves and other reserves and items deductible from the gross book value of specific asset amounts under GAAP) that, under GAAP, would be included on a consolidated balance sheet of Holdings and its Restricted Subsidiaries, after deducting therefrom (i) all liability items except indebtedness for borrowed money (whether incurred, assumed or guaranteed) maturing by its terms more than one year from the date of creation thereof or that is extendible or renewable at the sole option of the obligor in such manner that it may become payable more than one year from the date of creation thereof, shareholder's equity and reserves for deferred income taxes, (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles that in each case would be so included on such balance sheet, and (iii) amounts invested in, or equity in the net assets of, Unrestricted Subsidiaries.

        "Credit Agreement" means the Amended and Restated Credit Agreement dated as of March 11, 2014, among Holdings, the Irish Issuer, as borrower, the subsidiary guarantors and lenders party thereto, and Citibank, N.A., as administrative agent.

        "Default" means any event or condition that is, or after notice or passage of time or both would be, an Event of Default.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

        "Fitch" means Fitch Ratings, Inc. or any successor ratings agency.

        "GAAP" means generally accepted accounting principles in the United States that are in effect from time to time. At any time after the date of the Indenture, Holdings may elect to apply IFRS accounting principles in lieu of GAAP and, upon any such election, references herein to GAAP shall thereafter be construed to mean IFRS; provided that any calculation or determination herein that requires the application of GAAP for periods that include fiscal quarters ended prior to Holdings's election to apply IFRS shall remain as previously calculated or determined in accordance with GAAP. Holdings shall give notice of any such election made in accordance with this definition to the Trustee and the holders of the Notes.

        "Guarantee" means the guarantee by any Guarantor of the Issuers' obligations under the Indenture and the Notes.

        "Lien" means any mortgage, pledge, lien, security interest or other charge, encumbrance or preferential arrangement, including the retained security title of a conditional vendor or lessor. For avoidance of doubt, the parties hereto acknowledge that (a) the filing of a financing statement under the Uniform Commercial Code does not, in and of itself, give rise to a Lien and (b) in no event shall an operating lease be deemed to constitute a Lien.

        "Management Group" means at any time, the Chairman of the board of directors, the Chief Executive Officer, the President, any Managing Director, Executive Vice President, Senior Vice President or Vice President, any Treasurer and any Secretary of Holdings or other executive officer of Holdings or any Subsidiary of Holdings at such time.

        "Moody's" means Moody's Investor Service, Inc. or any successor ratings agency.

        "Officer" means the Chairman of the board of directors, the Chief Executive Officer, the President, any Managing Director, Executive Vice President, Senior Vice President or Vice President, any Treasurer or any Secretary or other executive officer of the Irish Issuer or Holdings, as applicable.

        "Officers' Certificate" means, with respect to any Person, a certificate signed on behalf of such Person by two Officers of such Person that meets the requirements set forth in the Indenture.

        "Outstanding" means, as of the date of determination, all Notes (or series of Notes, as applicable) theretofore authenticated and delivered under the Indenture, except:

  (1)
  Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

  (2)
  Notes for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any paying agent (other than the Issuers) in trust or set aside and segregated in trust by the Issuers (if an Issuer shall act as its own paying agent);

  (3)
  Notes that have been defeased pursuant to the procedures specified under the caption "—Legal Defeasance and Covenant Defeasance" above; and

  (4)
  Notes that have been paid in lieu of reissuance relating to lost, stolen, destroyed or mutilated certificates, or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to the Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands such Notes are valid obligations of the Issuers and the Guarantors;

provided, however, that in determining whether the holders of the requisite principal amount of the Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver under the Indenture, Notes owned by an Issuer or any other obligor upon the Notes or any Affiliate of an Issuer or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that the Trustee knows to be so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not an Issuer or any other obligor upon the Notes or any Affiliate of an Issuer or of such other obligor.

        "Permitted Holders" means American International Group, Inc., Waha Capital, their respective Affiliates and the Management Group. Any Person or group whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of the Indenture will thereafter, together with its Affiliates, constitute an additional Permitted Holder.

        "Permitted Jurisdiction" means any of the United States, any state thereof, the District of Columbia, or any territory thereof, any member state of the Pre-Expansion European Union, Switzerland, Bermuda, the Cayman Islands and Singapore.

        "Person" means any individual, corporation, unlimited liability company, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

        "Pre-Expansion European Union" means the European Union as of January 1, 2004, including the countries of Austria, Belgium, Denmark, Finland, France, Germany, Greece, Ireland, Italy, Luxembourg, the Netherlands, Portugal, Spain, Sweden and the United Kingdom, but not including any country which became or becomes a member of the European Union after January 1, 2004; provided that "Pre-Expansion European Union" shall not include any country whose long-term debt does not have a long-term rating of at least "Aa2" by Moody's, "AA" by S&P, "AA" by Fitch or the equivalent rating category of another Rating Organization.

        "Qualified Securitization Financing" means any Securitization Financing of a Securitization Subsidiary, the financing terms, covenants, termination events and other provisions of which, including any Standard Securitization Undertakings, shall be market terms.

        "Rating Date" means the date that is the day prior to the initial public announcement by Holdings or the proposed acquirer that (i) the proposed acquirer has entered into one or more binding agreements with Holdings or shareholders of Holdings that would give rise to a Change of Control or (ii) the proposed acquirer has commenced an offer to acquire outstanding Voting Stock of Holdings.

        "Rating Decline" shall be deemed to occur if on the 60th day following the occurrence of a Change of Control the rating of the Notes by two Rating Organizations, if the Notes are rated by all three Rating Organizations, or either Rating Organization, if the Notes are only rated by two Rating Organizations, shall have been (i) withdrawn or (ii) downgraded, by one or more degradations, from the ratings in effect on the Rating Date.

        "Rating Organizations" means the following nationally recognized rating organizations: Moody's, S&P and Fitch or, if any of Moody's, S&P or Fitch or all three shall not make a rating on the Notes publicly available, a nationally recognized rating organization, or organizations, as the case may be, selected by the Issuers that shall be substituted for any of Moody's, S&P or Fitch or all three, as the case may be.

        "Restricted Subsidiary" means any Subsidiary of Holdings that is not an Unrestricted Subsidiary; provided, however, that the Board of Directors of Holdings may, subject to the covenant described under the caption "—Certain Covenants—Restrictions on Permitting Restricted Subsidiaries to Become

Unrestricted Subsidiaries and Unrestricted Subsidiaries to Become Restricted Subsidiaries" above, designate any Unrestricted Subsidiary (other than any Unrestricted Subsidiary of which the majority of the Voting Stock is owned directly or indirectly by one or more Unrestricted Subsidiaries) as a Restricted Subsidiary.

        "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc, or any successor rating agency.

        "SEC" means the U.S. Securities and Exchange Commission.

        "Securitization Assets" means the accounts receivable, lease, royalty or other revenue streams and other rights to payment and all related assets (including contract rights, books and records, all collateral securing any and all of the foregoing, all contracts and all guarantees or other obligations in respect of any and all of the foregoing and other assets that are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving any and all of the foregoing) and the proceeds thereof, in each case pursuant to a Securitization Financing.

        "Securitization Financing" means one or more transactions or series of transactions that may be entered into by Holdings or any Subsidiary of Holdings pursuant to which Holdings or any Subsidiary of Holdings may sell, convey or otherwise transfer Securitization Assets to (a) a Securitization Subsidiary (in the case of a transfer by Holdings or any of its Subsidiaries that is not a Securitization Subsidiary) or (b) any other Person (in the case of a transfer by a Securitization Subsidiary), or may grant a security interest in, any Securitization Assets of Holdings or any Subsidiary of Holdings.

        "Securitization Subsidiary" means a Subsidiary (or another Person formed for the purposes of engaging in a Qualified Securitization Financing in which Holdings or any Subsidiary of Holdings makes an investment and to which Holdings or any Subsidiary of Holdings transfers Securitization Assets and related assets) that engages in no activities other than in connection with the financing of Securitization Assets of Holdings or a Subsidiary of Holdings, all proceeds thereof and all rights (contingent and other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and that is designated by the Board of Directors of Holdings or such other Person (as provided below) as a Securitization Subsidiary and (a) no portion of the indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by Holdings or any Subsidiary of Holdings, other than another Securitization Subsidiary (excluding guarantees of obligations pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates Holdings or any Subsidiary of Holdings, other than another Securitization Subsidiary, in any way other than pursuant to Standard Securitization Undertakings or (iii) subjects any property or asset of Holdings or any Subsidiary of Holdings, other than another Securitization Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings and (b) to which none of Holdings or any other Subsidiary of Holdings, other than another Securitization Subsidiary, has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results. Any such designation by the Board of Directors of Holdings or such other Person shall be evidenced by a resolution of the Board of Directors of Holdings or such other Person giving effect to such designation.

        "Significant Subsidiary" means any Restricted Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act of 1933, as amended.

        "Standard Securitization Undertakings" means representations, warranties, covenants and indemnities entered into by Holdings or any of its Subsidiaries that are customary for a seller or servicer of assets in a Securitization Financing.

        "Subsidiary" means, with respect to any specified Person, a corporation, limited liability company, partnership or trust more than 50% of the outstanding Voting Stock of which is owned, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person (or a combination thereof).

        "Treasury Rate" means, as of any redemption date, the rate per annum equal to the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to the stated maturity date of the Notes to be redeemed, as determined by the Issuers; provided, however, that if the period from the redemption date to the stated maturity date of the Notes to be redeemed is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

        "Unrestricted Subsidiary" means (i) any Subsidiary of Holdings (other than the Issuers and ILFC) that is designated by the Board of Directors of Holdings as an Unrestricted Subsidiary, and (ii) any other Subsidiary of Holdings (other than the Issuers and ILFC) of which the majority of the Voting Stock is owned directly or indirectly by one or more Unrestricted Subsidiaries.

        "U.S. Government Obligations" means securities that are:

  (1)
  direct obligations of the United States of America for the payment of which its full faith and credit is pledged, or

  (2)
  obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America.

        In either case, the U.S. Government Obligations may not be callable or redeemable at the option of the issuer, and shall also include a depository receipt issued by a bank, as defined in Section 3(a)(2) of the Securities Act of 1933, as amended, as custodian with respect to such U.S. Government Obligation or a specific payment of principal of or interest on such U.S. Government Obligation held by the custodian for the account of the holder of such depository receipt. The custodian is not authorized, however, to make any deduction from the amount payable to the holder of the depository receipt except as required by law.

        "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

        "Wholly-Owned Restricted Subsidiary" means any Wholly-Owned Subsidiary that is a Restricted Subsidiary.

        "Wholly-Owned Subsidiary" of any Person means a Subsidiary of such Person, 100% of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

BOOK-ENTRY, DELIVERY AND FORM OF SECURITIES

        We will issue the Exchange Notes in the form of one or more global securities. We will deposit these global securities with, or on behalf of, DTC and register these securities in the name of DTC's nominee. Direct and indirect participants in DTC will record beneficial ownership of the Exchange Notes by individual investors. The transfer of ownership of beneficial interests in a global security will be effected only through records maintained by DTC or its nominee, or by participants or persons that hold through participants.

        Investors may elect to hold beneficial interests in the global securities through either DTC, or Euroclear if they are participants in these systems, or indirectly through organizations which are participants in these systems. Upon receipt of any payment in respect of a global security, DTC or its nominee will immediately credit participants' accounts with amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown in the records of DTC or its nominee. Payments by participants to owners of beneficial interests in a global security held through participants will be governed by standing instructions and customary practices and will be the responsibility of those participants.

        DTC holds securities of institutions that have accounts with it or its participants. Through its maintenance of an electronic book-entry system, DTC facilitates the clearance and settlement of securities transactions among its participants and eliminates the need to deliver securities certificates physically. DTC's participants include securities brokers and dealers, including the Initial Purchasers, banks, trust companies, clearing corporations and other organizations. DTC is owned by a number of its participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to DTC's book-entry system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

        DTC agrees with and represents to its participants that it will administer its book-entry system in accordance with its rules and bylaws and requirements of law. The rules applicable to DTC and its participants are on file with the SEC. Clearstream and Euroclear will hold interests on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries, which in turn will hold interests in customers' securities accounts in the depositaries' names on the books of DTC.

        Clearstream holds securities for its participating organizations, or "Clearstream Participants," and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries.

        Clearstream is registered as a bank in Luxembourg and as such is subject to regulation by the Commission de Surveillance du Secteur Financier and the Banque Centrale du Luxembourg, which supervise and oversee the activities of Luxembourg banks. Clearstream Participants are worldwide financial institutions, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations, and may include the underwriters or their affiliates. Indirect access to Clearstream is available to other institutions that clear through or maintain a custodial relationship with a Clearstream Participant. Clearstream has established an electronic bridge with Euroclear as the operator of the Euroclear System, or the "Euroclear Operator," in Brussels to facilitate settlement of trades between Clearstream and the Euroclear Operator.

        Distributions with respect to the Exchange Notes of a series held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

        Euroclear holds securities and book-entry interests in securities for participating organizations, or "Euroclear Participants" and facilitates the clearance and settlement of securities transactions between Euroclear Participants, and between Euroclear Participants and participants of certain other securities intermediaries through electronic book-entry changes in accounts of such participants or other securities intermediaries. Euroclear provides Euroclear Participants with, among other things, safekeeping, administration, clearance and settlement, securities lending and borrowing, and related services.

        Euroclear Participants are investment banks, securities brokers and dealers, banks, central banks, supranationals, custodians, investment managers, corporations, trust companies and certain other organizations and may include the Initial Purchasers or their affiliates. Non-participants in Euroclear may hold and transfer beneficial interests in a global security through accounts with a Euroclear Participant or any other securities intermediary that holds a book-entry interest in a global security through one or more securities intermediaries standing between such other securities intermediary and Euroclear.

        Distributions with respect to the Exchange Notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the terms and conditions, to the extent received by the U.S. depositary for Euroclear.

        Transfers between Euroclear Participants and Clearstream Participants will be effected in the ordinary way in accordance with their respective rules and operating procedures.

        Cross-market transfers between DTC's participating organizations, or the "DTC Participants," on the one hand, and Euroclear Participants or Clearstream Participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream, as the case may be, by its U.S. Depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global security in DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement applicable to DTC. Euroclear Participants and Clearstream Participants may not deliver instructions directly to their respective U.S. Depositaries.

        Due to time zone differences, the securities accounts of a Euroclear Participant or Clearstream Participant purchasing an interest in a global security from a DTC Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear Participant or Clearstream Participant during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a Euroclear Participant or Clearstream Participant to a DTC Participant will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC's settlement date.

        The information in this section concerning DTC, Euroclear and Clearstream and their book-entry systems has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy of that information.

        Neither we nor the trustee will have any responsibility for the performance by Euroclear or Clearstream or their respective participants of their respective obligations under the rules and procedures governing their operations.

        Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and they may discontinue the procedures at any time.

Global Clearance and Settlement Procedures

        Initial settlement for the Exchange Notes will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC's Same-Day Funds Settlement System.

 CERTAIN IRISH, NETHERLANDS AND U.S. FEDERAL INCOME TAX CONSEQUENCES

        The following discussion, subject to the limitations set forth below, describes material tax consequences of Ireland, the Netherlands and the United States relating to your ownership and disposition of Exchange Notes. This discussion is based on laws, regulations, rulings and decisions now in effect in Ireland, the Netherlands and the United States, which, in each case, may change. Any change could apply retroactively and could affect the continued validity of this discussion. This discussion does not purport to be a complete analysis of all tax consequences in Ireland, the Netherlands or the United States, and this discussion does not describe all of the tax consequences that may be relevant to you or your situation, particularly if you are subject to special tax rules. You should consult your tax advisors about the tax consequences of holding the Exchange Notes, including the relevance to your particular situation of the considerations discussed below, as well as of state, local and other tax laws.

CERTAIN IRISH TAX CONSEQUENCES

        The following general summary describes certain Irish tax consequences of acquisition, holding and disposal of the Exchange Notes. This summary is based on the Irish tax law and published practice of the Revenue Commissioners as in effect on the date of this prospectus and both are subject to change possibly with retroactive effect. Holders or prospective holders of Exchange Notes should consult with their tax advisers with regard to the tax consequences of investing in the Exchange Notes in their particular circumstances. The discussion below is included for general information purposes only.

Withholding tax

        In general, tax at the standard rate of income tax (currently 20%) is required to be withheld from payments of Irish source interest. An exemption from withholding on interest payments exists, however, under Section 64 of the Taxes Consolidation Act, 1997 (the "1997 Act") for certain interest bearing securities issued by a company which are quoted on a recognized stock exchange (which should include the Global Exchange Market of the Irish Stock Exchange) ("quoted Eurobonds").

        Any interest paid on such quoted Eurobonds can be paid free of withholding tax provided:

  1.
  the person by or through whom the payment is made is not in Ireland; or

  2.
  the payment is made by or through a person in Ireland, and either:

  (a)
  the quoted Eurobond is held in a clearing system recognized by the Irish Revenue Commissioners (DTC, Euroclear, Clearstream Banking SA and Clearstream Banking AG are so recognized); or

  (b)
  the person who is the beneficial owner of the quoted Eurobond and who is beneficially entitled to the interest is not resident in Ireland and has made a declaration to the person by or through whom the payment is made in the prescribed form.

        So long as the Exchange Notes are quoted on a recognized stock exchange and are held in DTC, Euroclear, Clearstream Banking SA, Clearstream Banking AG or another clearing system recognized by the Irish Revenue Commissioners, interest on the Exchange Notes can be paid by the Irish Issuer and any paying agent outside Ireland without any withholding or deduction for or on account of Irish income tax.

        In other circumstances, where the exemption under Section 64 of the 1997 Act does not apply, interest payments on the Exchange Notes should be subject to Irish withholding tax at the standard income tax rate unless another exemption under Irish domestic law applies or relief is available and is claimed under the provisions of a double taxation treaty between Ireland and the country of tax residence of the noteholder. In this regard, Ireland has tax treaties with a number of jurisdictions which, under certain circumstances, reduce the rate of Irish withholding tax on payments of interest to persons resident in those jurisdictions.

Taxation of noteholders

        Notwithstanding that a holder may receive interest on the Exchange Notes free of withholding tax, the holder may still be liable to pay Irish income tax. Interest paid on the Exchange Notes may have an Irish source and therefore be within the charge to Irish income tax, PRSI and the Universal Social Charge. Ireland operates a self assessment system in respect of income tax and any person, including a person who is neither resident nor ordinarily resident in Ireland, with Irish source income comes within its scope.

        Certain categories of taxpayer may be exempt from taxation of interest:

  •
  A person will be exempt from Irish tax on interest on the Exchange Notes where the Exchange Notes qualify for the Eurobond exemption from withholding tax as described above; provided that the person does not carry on a trade in Ireland through a branch or agency to which the interest is attributable and the person is not resident in Ireland and is resident in a Member State of the EU under the law of that Member State or in a country with which Ireland has a double taxation agreement under the terms of that agreement.

  •
  A person will also be exempt from Irish tax on interest on the Exchange Notes where the Exchange Notes qualify for the quoted Eurobond exemption from withholding tax as described above and where the person is either:

  (i)
  a company which is under the control, whether directly or indirectly, of persons(s) who by virtue of the laws of a Member State of the EU (other than Ireland) or a country with which Ireland has a double taxation agreement are resident for the purposes of tax in that jurisdiction and are not under the control of persons(s) who are not so resident in a Member State of the EU (other than Ireland) or a country with which Ireland has a double taxation agreement; or

  (ii)
  a company, or a 75%-owned subsidiary of a company or companies, the principal class of shares in which is substantially and regularly traded on a recognised stock exchange in an EU member state or in a country with which Ireland has a double tax agreement, provided the company does not carry on a trade in Ireland through a branch or agency to which the interest is attributable.

  •
  Under Irish domestic law, a company that is not resident in Ireland and is resident either in a Member State of the EU or in a country with which Ireland has a double taxation agreement which imposes a tax that generally applies to interest receivable in that territory by companies from sources outside that territory or where the interest payable is exempted from the charge to tax under the relevant double tax agreement, will be exempt from Irish tax on any interest received on the Exchange Notes or would be exempted if the relevant double tax agreement had the force of law when the interest was paid provided it does not carry on a trade in Ireland through a branch or agency to which this interest is attributable and as long as the Issuer is making the interest payments in the ordinary course of its trade or business.

  •
  In addition, an exemption from Irish tax may also be available under the terms of an applicable double tax agreement to certain persons entitled to the benefits of such an agreement.

        Holders receiving interest on the Exchange Notes which do not fall within any of the above exemptions may be liable to Irish income tax, PRSI and the Universal Social Charge on such interest.

        A corporate noteholder that carries on a trade in Ireland through a branch or agency in respect of which the Exchange Notes are held or attributed, may have a liability to Irish corporation tax on the Exchange Notes (including the interest arising on the Exchange Notes).

Encashment tax

        In certain circumstances, Irish encashment tax may be required to be withheld at the standard rate (currently 20%) from interest on any Exchange Notes, where such interest is collected by a person in Ireland on behalf of any noteholder. If a noteholder appoints an Irish collecting agent, then an exemption from Irish encashment tax should be available where the beneficial owner of the interest is not resident in Ireland and has made a declaration to this effect in the prescribed form to the collecting agent.

Deposit interest retention tax ("DIRT")

        The interest on the Exchange Notes should not be liable to DIRT on the basis that the Issuer is not a deposit taker as defined in Irish tax law.

Capital gains tax

        Capital gains tax is chargeable at the rate of 33% on taxable capital gains (calculated in euros). The Exchange Notes are chargeable assets for Irish capital gains tax purposes and the exchange of the Unregistered Notes for Exchange Notes in this Exchange Offer could constitute a chargeable event for holders. Persons who are neither resident nor ordinarily resident in Ireland, however, are only liable for capital gains tax on the disposal of the Exchange Notes where the Exchange Notes have been used in or held or acquired for use by or for the purposes of a branch or agency.

Domicile levy

        Irish domiciled individuals who are neither resident nor ordinarily resident in Ireland may be subject to the domicile levy as a consequence of owning the Exchange Notes.

Capital acquisitions tax

        A gift or inheritance comprising of Exchange Notes will be within the charge to capital acquisitions tax if either (i) the disponer or the donee/successor in relation to the gift or inheritance is resident or ordinarily resident in Ireland or (ii) if the Exchange Notes are regarded as property situate in Ireland. Special rules with regard to residence apply where an individual is not domiciled in Ireland. The Exchange Notes may be regarded as situated in Ireland for Irish capital acquisition purposes. Accordingly, if such Exchange Notes are comprised in a gift or inheritance, the gift or inheritance may be within the charge to tax regardless of the residence status of the disponer or the donee/successor.

Stamp duty

        No stamp duty, stamp duty reserve tax or issue, documentary, registration or other similar tax imposed by any government department or other taxing authority of or in Ireland (collectively "Irish stamp duty") should be payable on the creation, initial issue or delivery of Exchange Notes.

        The Exchange Notes should be considered loan capital within the meaning of Section 85 of the Stamp Duties Consolidation Act, 1999, and on the basis that the issue price is not less than 90% of their nominal value, the transfer of any interest in such Exchange Notes therein by written instrument or by book entry should not attract Irish stamp duty. Any Irish stamp duty charged would be at the rate of one per cent of the amount of the consideration for the transfer or, if greater, the market value of the interest in the Exchange Notes being transferred.

EU savings directive

        The regulations (EC (Taxation of Savings Income in the form of Interest Payments) Regulations 2003) implementing in Ireland the EU Directive on the Taxation of Savings Income provide for various reporting requirements for paying agents in respect of interest payments made to individuals resident in other member states of the EU. These reporting requirements do not apply where: (1) payments of interest on the Exchange Notes will be made by the Trustee or the paying agent, (2) neither the Trustee nor the paying agents carries on a trade in Ireland through a branch or agency to which its activities as paying agent are attributable and (3) the payments are not made through a residual entity (essentially an intermediary through which interest payments are made) in Ireland.

CERTAIN NETHERLANDS TAX CONSEQUENCES

General

        The following is a general summary of certain Netherlands tax consequences of the acquisition, holding and disposal of the Exchange Notes. This summary does not purport to describe all possible tax consequences that may be relevant to a holder or prospective holder of Exchange Notes and does not purport to deal with the tax consequences applicable to all categories of investors, some of which (such as trusts or similar arrangements) may be subject to special rules. In view of its general nature, it should be treated with corresponding caution. Holders or prospective holders of Exchange Notes should consult with their tax advisers with regard to the tax consequences of investing in the Exchange Notes in their particular circumstances. The discussion below is included for general information purposes only.

        Except as otherwise indicated, this summary only addresses Netherlands national tax legislation and published regulations, whereby the Netherlands means the part of the Kingdom of the Netherlands located in Europe, as in effect on the date hereof and as interpreted in published case law until this date, without prejudice to any amendment introduced at a later date and implemented with or without retroactive effect.

Withholding tax

        All payments of principal or interest made by the Issuers under the Exchange Notes may be made free of withholding or deduction of or, for any taxes of whatever nature imposed, levied, withheld or assessed by the Netherlands or any political subdivision or taxing authority thereof or therein.

Taxes on income and capital gains

        Please note that the summary in this section does not describe the Netherlands tax consequences for:

  (i)
  holders of Exchange Notes if such holders, and in the case of individuals, his/her partner or certain of their relatives by blood or marriage in the direct line (including foster children), have a substantial interest or deemed substantial interest in the Issuer under the Netherlands Income Tax Act 2001 (in Dutch: "Wet inkomstenbelasting 2001"). Generally speaking, a holder of securities in a company is considered to hold a substantial interest in such company, if such holder alone or, in the case of individuals, together with his/her partner (as defined in the Netherlands Income Tax Act 2001), directly or indirectly, holds (i) an interest of 5% or more of the total issued and outstanding capital of that company or of 5% or more of the issued and outstanding capital of a certain class of shares of that company; or (ii) rights to acquire, directly or indirectly, such interest; or (iii) certain profit sharing rights in that company that relate to 5% or more of the company's annual profits or to 5% or more of the company's liquidation proceeds. A deemed substantial interest may arise if a substantial interest (or part thereof) in a company has been disposed of, or is deemed to have been disposed of, on a non-recognition basis;

  (ii)
  pension funds, investment institutions (in Dutch: "fiscale beleggingsinstellingen"), exempt investment institutions (in Dutch: "vrijgestelde beleggingsinstellingen") (as defined in the Netherlands Corporate Income Tax Act 1969; in Dutch: "Wet op de vennootschapsbelasting 1969") and other entities that are, in whole or in part, exempt from Netherlands corporate income tax; and

  (iii)
  holders of Exchange Notes who are individuals for whom the Exchange Notes or any benefit derived from the Exchange Notes are a remuneration or deemed to be a remuneration for activities performed by such holders or certain individuals related to such holders (as defined in the Netherlands Income Tax Act 2001).

Residents of the Netherlands

        Generally speaking, if the holder of the Exchange Notes is an entity that is a resident or deemed to be resident of the Netherlands for Netherlands corporate income tax purposes, any income derived from the Exchange Notes or any gain or loss realized on the disposal or deemed disposal of the Exchange Notes is subject to Netherlands corporate income tax at a rate of 20% with respect to taxable profits up to €200,000 and 25% with respect to taxable profits in excess of that amount.

        If a holder of the Exchange Notes is an individual, resident or deemed to be resident of the Netherlands for Netherlands income tax purposes, any income derived from the Exchange Notes or any gain or loss realized on the disposal or deemed disposal of the Exchange Notes is taxable at the progressive income tax rates (with a maximum of 52%), if:

  (i)
  the Exchange Notes are attributable to an enterprise from which the holder of the Exchange Notes derives a share of the profit, whether as an entrepreneur or as a person who has a co-entitlement to the net worth (in Dutch: "medegerechtigd tot het vermogen") of such enterprise without being a shareholder (as defined in the Netherlands Income Tax Act 2001); or

  (ii)
  the holder of the Exchange Notes is considered to perform activities with respect to the Exchange Notes that go beyond ordinary asset management (in Dutch: "normaal, actief vermogensbeheer") or derives benefits from the Exchange Notes that are taxable as benefits from other activities (in Dutch: "resultaat uit overige werkzaamheden").

        If the above-mentioned conditions (i) and (ii) do not apply to the individual holder of the Exchange Notes, such holder will be taxed annually on a deemed income of 4% of his/her net investment assets for the year at an income tax rate of 30%. The net investment assets for the year are the fair value of the investment assets less the allowable liabilities on 1 January of the relevant calendar year. The Exchange Notes are included as investment assets. A tax free allowance may be available. Actual income, gains or losses in respect of the Exchange Notes are not subject to Netherlands income tax.

Non-residents of the Netherlands

        A holder of the Exchange Notes that is neither resident nor deemed to be resident of the Netherlands will not be subject to Netherlands taxes on income or capital gains in respect of any income derived from the Exchange Notes or in respect of any gain or loss realized on the disposal or deemed disposal of the Exchange Notes, provided that:

  (i)
  such holder does not have an interest in an enterprise or deemed enterprise (as defined in the Netherlands Income Tax Act 2001 and the Netherlands Corporate Income Tax Act 1969), which, in whole or in part, is either effectively managed in the Netherlands or carried on through a permanent establishment, a deemed permanent establishment or a permanent representative in the Netherlands and to which enterprise or part of an enterprise the Exchange Notes are attributable; and

  (ii)
  in the event the holder is an individual, such holder does not carry out any activities in the Netherlands with respect to the Exchange Notes that go beyond ordinary asset management and does not derive benefits from the Exchange Notes that are taxable as benefits from other activities in the Netherlands.

Gift and inheritance taxes

Residents of the Netherlands

        Gift or inheritance taxes will arise in the Netherlands with respect to a transfer of the Exchange Notes by way of a gift by, or on the death of, a holder of such Exchange Notes who is resident or deemed resident of the Netherlands at the time of the gift or his/her death. For purposes of Netherlands gift and inheritance taxes, an individual holding the Netherlands nationality will be deemed to be resident in the Netherlands if such individual has been resident in the Netherlands at any time during the 10 years preceding the date of the gift or his/her death. Additionally, for purposes of Netherlands gift tax, an individual not holding the Netherlands nationality will be deemed to be resident in the Netherlands if such individual has been resident in the Netherlands at any time during the 12 months preceding the date of the gift.

Non-residents of the Netherlands

        No Netherlands gift or inheritance taxes will arise on the transfer of Exchange Notes by way of gift by, or on the death of, a holder of Exchange Notes who is neither resident nor deemed to be resident in the Netherlands.

        Based on legal fictions in Netherlands tax law, certain transactions undertaken during the lifetime of a holder of Exchange Notes, even if such holder at the time of such a transaction was neither resident nor deemed to be resident in the Netherlands, are taxed with Netherlands inheritance tax when the holder of Exchange Notes dies as a resident or deemed resident of the Netherlands. Examples of such transactions are transfers of ownership under which the holder of Exchange Notes keeps the usufruct, gifts made under condition precedent and gifts made within 180 days before the death of the donor.

Value-added tax (VAT)

        No Netherlands VAT will be payable by the holders of the Exchange Notes on (i) any payment in consideration for the issue of the Exchange Notes or (ii) the payment of interest or principal by the Issuer under the Exchange Notes.

Other taxes and duties

        No Netherlands registration tax, stamp duty or any other similar documentary tax or duty will be payable by the holders of the Exchange Notes in respect or in connection with:

  (i)
  the payment of interest or principal by the Issuer under the Exchange Notes; or

  (ii)
  the transfer of the Exchange Notes.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

        The exchange of Unregistered Notes for Exchange Notes in this Exchange Offer will not constitute a taxable event for holders. Consequently, a holder will not recognize gain or loss on the exchange, the holding period of the Exchange Note will include the holding period of the Unregistered Note and the adjusted basis of the Exchange Note will be the same as the adjusted basis of the Unregistered Note immediately before the exchange. Persons considering the exchange of Unregistered Notes for Exchange Notes should consult their own tax advisors concerning the United States federal income tax consequences in light of their particular situations as well as any consequences arising under the laws of any other taxing jurisdiction.

 PLAN OF DISTRIBUTION

        Each broker-dealer that receives Exchange Notes for its own account pursuant to this Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. Any broker-dealer that holds Exchange Notes acquired for its own account as a result of market-making activities or other trading activities, and who receives the Exchange Notes in exchange for such Exchange Notes pursuant to the Exchange Offer, may be a statutory underwriter and must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Unregistered Notes where such Unregistered Notes were acquired as a result of market-making activities or other trading activities. We have agreed that, starting on the effective date of the registration statement for the Exchange Offer and ending on the close of business 180 days after such date or such shorter period as will terminate when all Exchange Notes held by broker-dealers exchanging Exchange Notes they acquired for their own account as a result of market-making activities or other trading activities have been sold pursuant hereto (or for such shorter period during which broker-dealers are required by law to deliver this prospectus), we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

        We will not receive any proceeds from any sale of Exchange Notes by brokers-dealers. Exchange Notes received by broker-dealers for their own account pursuant to this Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Exchange Notes. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        For a period of 180 days after the effective date of the registration statement for the Exchange Offer or such shorter period as will terminate when all Exchange Notes held by broker-dealers exchanging Exchange Notes they acquired for their own account as a result of market-making activities or other trading activities have been sold pursuant hereto (or for such shorter period during which broker-dealers are required by law to deliver this prospectus), we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to this Exchange Offer (including the expenses of one counsel for the holders of the Exchange Notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Exchange Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

 IRISH LAW CONSIDERATIONS

INSOLVENCY UNDER IRISH LAW

Difference in insolvency law

        The Irish Issuer, and a guarantor, AerCap Ireland Limited, are incorporated under the laws of Ireland (together, the "Irish Entities" and each an "Irish Entity"). Any insolvency proceedings applicable to any of them will be likely to be governed by Irish insolvency laws. Irish insolvency laws differ from the insolvency laws of the United States and may make it more difficult for holders of the Exchange Notes to recover the amount in respect of the Exchange Notes or an Irish guarantor's guarantee of the Exchange Notes than they would have recovered in a liquidation or bankruptcy proceeding in the United States.

Priority of secured creditors

        Irish insolvency laws generally recognize the priority of secured creditors over unsecured creditors. The lenders under any secured facilities have, or will have, security interests on certain of the assets of the Issuer. The Exchange Notes and the related guarantees are unsecured.

Preferential creditors

        Under Section 285 of the Irish Companies Act of 1963 (the "1963 Act"), in a winding-up of an Irish company, preferential debts are required to be paid in priority to all other debts other than those secured by a fixed security interest. Preferential debts therefore have priority over unsecured debts. If the assets of the relevant company available for payment of general creditors are insufficient to pay the preferential debts, the preferential debts are required to be paid out of the assets that are not subject to a fixed security interest.

        The preferential debts will comprise, among other things, any amounts owed in respect of certain local rates and certain amounts owed to the Irish Revenue Commissioners for income/corporation/capital gains tax, VAT, PAYE, social security and pension scheme contributions and remuneration, salary and wages of employees. In addition, the expenses of liquidation and examinership (should either occur) of the Irish company are required to be paid ahead of the preferential creditors prescribed by Section 285 of the 1963 Act.

        Therefore in a winding-up of any Irish Entity, the liquidator may be required to pay amounts due to preferential creditors in advance of paying any amounts due to holders of the Exchange Notes.

Fraudulent preference

        Under Irish insolvency law, if an Irish company goes into liquidation, a liquidator may apply to the court to have certain transactions disclaimed if the related contract amounted to a fraudulent preference. Section 286 of the 1963 Act provides that any conveyance, mortgage, delivery of goods, payment, execution or other act relating to property made or done by or against an Irish company, which is unable to pay its debts as they become due in favor of any creditor or any person on trust for any creditor, with a view of giving such creditor (or any guarantor for the debt due to such creditor) a preference over the other creditors within six months (or in the case of a connected person, two years) of the commencement of a winding-up of the Irish company is deemed a fraudulent preference of its creditors and shall be invalid. Case law relevant to Section 286 indicates that a dominant intent on the part of the entity concerned to prefer a creditor over its other creditors is necessary in order for Section 286 to apply. Section 286 is only applicable if, at the time of the conveyance, mortgage payment or other relevant act, the Irish company was unable to pay its debts as they became due.

Examinership

        Examinership is a court procedure available under the Irish Companies (Amendment) Act, 1990, as amended (the "1990 Act") to facilitate the survival of Irish companies, such as the Irish Entities, in financial difficulties.

        In circumstances where an Irish company is or is likely to be unable to pay its debts, then that company, the directors of that company, a contingent, prospective or actual creditor of that company, or shareholders of that company holding, at the date of presentation of the petition not less than one-tenth of the voting share capital of that company are each entitled to petition the court for the appointment of an examiner to that company. Where the Irish High Court appoints an examiner to a company, it may, at the same or any time thereafter, make an order appointing the examiner to be examiner for the purposes of the 1990 Act to a related company of such company. The examiner, once appointed, has the power to set aside contracts and arrangements entered into by the company after this appointment and, in certain circumstances, can avoid a negative pledge given by the company prior to this appointment. Furthermore, the examiner may sell assets, the subject of a fixed security interest. If such power is exercised the examiner must account to the holders of the fixed security interest for the amount realized and discharge the amount due to the holders of the fixed security interest out of the proceeds of the sale.

        During the period of protection, the examiner will formulate proposals for a compromise or scheme of arrangement to assist the survival of the company, or of the related company, or both, and the whole or any part of its or their undertaking as a going concern. A scheme of arrangement may be approved by the Irish High Court when at least one class of creditors whose interests are impaired by the scheme of arrangement has voted in favor of the proposals and the Irish High Court is satisfied that such proposals are fair and equitable in relation to any class of members or creditors who have not accepted the proposals and whose interests would be impaired by implementation of the scheme of arrangement, and the proposals are not unfairly prejudicial to the interests of any interested party.

        The 1990 Act provides, among other things, that no proceedings of any sort may be commenced against a guarantor in respect of the debts of the Irish company in examinership. The primary risks to the holders of the Exchange Notes, under the laws of Ireland, if an examiner were appointed to an Irish Entity or a company related to an Irish Entity are as follows:

  (i)
  there may be a delay in enforcing payment obligations of the Issuer and any payment obligations contained in a guarantee given by any subsidiary guarantor;

  (ii)
  the potential for a compromise or scheme of arrangement being approved involving the writing down or rescheduling of the debt due by the Issuer to the holders of the Exchange Notes;

  (iii)
  the potential for a compromise or scheme of arrangement being approved involving the writing down or rescheduling of any payment obligations owed by an Irish guarantor under a guarantee where such an Irish subsidiary guarantor is a related company to the Issuer;

  (iv)
  the potential for the examiner to seek to set aside any negative pledge in the Exchange Notes prohibiting the creation of security or the incurring of borrowings by the Issuer to enable the examiner to borrow to fund the Issuer during the protection period; and

  (v)
  in the event that a scheme of arrangement is not approved in respect of the Issuer or a guarantor and the Issuer or guarantor, as the case may be, subsequently goes into liquidation, the examiner's remuneration and expenses (including certain borrowings incurred by the examiner on behalf of the Issuer or guarantor and approved by the Irish High Court) will take priority over the monies and liabilities which from time to time are or may become due, owing or payable to the holders of the Exchange Notes.

        Irish company law contains certain rules regarding the enforcement of guarantees in an examinership and in the event of the appointment of an examiner to the Issuer there are certain steps which the holder of the guarantee from the guarantor(s) will have to strictly observe in order to maintain its rights to enforce the obligations of the guarantor(s) under the guarantee. In this respect, a notice containing an offer by the holder of the guarantee to transfer to the guarantor(s) such holder's rights to vote on the examiner's proposals in respect of the Issuer must be served on guarantor(s) within certain prescribed time limits. There is no flexibility in relation to the prescribed time limits and they must be strictly adhered to. If the creditor under the guarantee does not comply with the notification procedure, it may not enforce, by legal proceedings or otherwise, the obligations of the guarantor(s) in respect of the debts of the Issuer or pursuant to the guarantee.

Improper transfers

        Under Section 139 of the 1990 Act, if it can be shown on the application of a liquidator, creditor or contributory of a company which is being wound up, to the satisfaction of the Irish High Court that any property of such company was disposed of (which would include by way of transfer, mortgage or security) and the effect of such a disposal was to "perpetrate a fraud" on the company, its creditors or members, the Irish High Court may, if it deems it just and equitable, order any person who appears to have use, control or possession of such property or the proceeds of the sale or development thereof to deliver it or pay a sum in respect of it to the liquidator on such terms as the Irish High Court sees fit. In deciding whether it is just and equitable to make an order under Section 139, the Irish High Court must have regard to the rights of persons who have bona fide and for value acquired an interest in the property the subject of the application. Section 139 does not apply to a disposal that would constitute a fraudulent preference for the purpose of Section 286 of the 1963 Act.

Fraudulent transfer

        Section 74(3) of the Land and Conveyancing Law Reform Act 2009 provides that a conveyance of property made with the intention of defrauding a creditor or other person is voidable by any person thereby prejudiced. The foregoing will not apply, however, to any estate or interest in property conveyed for valuable consideration to any person in good faith not having, at the time of the conveyance, notice of the fraudulent intention.

Enforcement process

        Receivership.    A receiver could be appointed by way of enforcement of the right of the holders of fixed security interests. Receivers are appointed over defined assets, and not over the company itself. The appointment of a receiver could result in the costs and expenses of the receiver taking priority over any amounts otherwise owed to holders of the Exchange Notes.

        Guarantees.    The Exchange Notes will be guaranteed by AerCap Ireland Limited, to the extent that such guarantee would not constitute the giving of unlawful financial assistance within the meaning of Section 60 of the Companies Act 1963 (as amended). There is a risk that the guarantees may be challenged as unenforceable on the basis that there is an absence of corporate benefit on the part of a relevant guarantor or that it is not for the purpose of carrying on the business of a relevant guarantor. Where a guarantor is a direct or indirect holding company of the Issuer, there is less risk of an absence of a corporate benefit on the basis that the holding company could justify the decision to give a guarantee to protect or enhance its investment in its direct or indirect subsidiary. Where a guarantor is a direct or indirect subsidiary of the Issuer or a member of the group with a common direct or indirect holding company, there is a greater risk of the absence of the corporate benefit. In the case of an Irish guarantor, the Irish courts have held that corporate benefit may be established where the benefit flows to the group generally rather than specifically to the relevant Irish guarantor.

ENFORCEMENT OF CIVIL LIABILITY JUDGMENTS UNDER IRISH LAW

        As the United States is not a party to a convention with Ireland in respect of the enforcement of judgments, common law rules apply in order to determine whether a judgment of the courts of the United States is enforceable in Ireland. A judgment of a court of the United States will be enforced by the courts in Ireland if the following general requirements are met:

  (i)
  The United States court must have jurisdiction under Irish conflict of law rules. If the Irish courts determine that the jurisdiction of the United States court is not acceptable, then the judgment cannot be enforced or recognized in Ireland.

  (ii)
  The judgment must be final and conclusive and the decree must be final and unalterable in the court that produces it. The enforcement of a judgment under appeal in the United States will normally be stayed in Ireland pending the outcome of the appeal.

  (iii)
  When enforcing an in personam judgment (action against a specific person as opposed to a judgment specific to an asset), the amount in question must be a definite sum of money.

  (iv)
  Once the United States court is shown to have jurisdiction, the Irish courts will not examine the merits of the judgment obtained in the United States.

  (v)
  Enforcement proceedings should be instituted in Ireland within six years of the date of judgment.

        There are a number of possible defenses to an application to enforce a judgment of the courts of the United States in Ireland, including the following:

  (i)
  A judgment obtained by fraud or trick will not be enforceable.

  (ii)
  A judgment in breach of natural or constitutional justice will not be enforceable. This would include a failure to notify the other party of the hearing or to give the other party a fair hearing.

  (iii)
  A judgment contrary to Irish public policy is not enforceable. This would include, for example, among other things (i) a judgment obtained on foot of a contract recognized as illegal in Ireland such as a contract in restraint of trade or (ii) a judgment granted on foot of foreign penal or revenue (tax) laws or expropriatory laws (the latter of which would include certain laws permitting the requisitioning or confiscation of property).

  (iv)
  A judgment inconsistent with a prior Irish judgment is not enforceable.

  (v)
  Jurisdiction cannot be obtained by the Irish courts over judgment debtors in enforcement proceedings by personal service in Ireland or outside Ireland under Order 11 of the Rules of the Superior Courts.

OTHER IRISH LAW CONSIDERATIONS

        This prospectus has been prepared on the basis that any offer of the Exchange Notes will be made pursuant to the exemptions in Regulation 9(1) of the Irish Prospectus (Directive 2003/71/EC) Regulations 2005 (as amended, including by the Prospectus (Directive 2003/71/EC) (Amendment) Regulations 2012 and the Prospectus (Directive 2003/71/EC) (Amendment) (No. 2) Regulations 2012 (the "Irish Prospectus Regulations")) from the requirement to publish a prospectus for offers of notes. Accordingly, any person making or intending to make an offer in Ireland of Exchange Notes that are the subject of the offering contemplated in this prospectus may only do so in circumstances in which no obligation arises for the Issuers the guarantors or the initial purchasers to publish a prospectus pursuant to Regulation 12 of the Irish Prospectus Regulations or supplement a prospectus pursuant to Regulation 51 of the Irish Prospectus Regulations, in each case, in relation to such offer. None of the

Issuers, the guarantors or the initial purchasers has authorized, nor do they authorize, the making of any offer of Exchange Notes in circumstances in which an obligation arises for the Issuers, the guarantors or the initial purchasers to publish or supplement a prospectus for such offer. This prospectus has not been prepared in accordance with and is not a "prospectus" for the purposes of Article 5 of Directive 2003/71/EC (as amended by Directive 2010/73/EU) (the "Prospectus Directive") and has not been reviewed or approved by the Central Bank of Ireland or any other competent authority for the purposes of the Prospectus Directive and is referred to as a "prospectus" because this is the terminology used for such an offer document in the U.S. In relation to any member state of the European Economic Area that has implemented the Prospectus Directive (each member state, a "Relevant Member State"), this document is only addressed to and is only directed at qualified investors in that Relevant Member State within the meaning of the Prospectus Directive.

        Application will be made to the Irish Stock Exchange plc (the "Irish Stock Exchange") for the Exchange Notes to be admitted to the Official List and to trading on the Global Exchange Market of the Irish Stock Exchange. We cannot assure you that any such approval will be granted or, if granted, that such listing will be maintained. This prospectus does not constitute "listing particulars" for the purposes of admission of the Exchange Notes to the Official List and to trading on the Global Exchange Market of the Irish Stock Exchange. A separate document constituting such "listing particulars" will be filed with the Irish Stock Exchange for the purposes of such listing.

        The Issuers are not and will not be regulated by the Central Bank of Ireland as a result of issuing the Exchange Notes. Any investment in the Exchange Notes does not have the status of a bank deposit and is not within the scope of the deposit protection scheme operated by the Central Bank of Ireland.

        No action may be taken with respect to the Exchange Notes in Ireland otherwise than in conformity with the provisions of (1) the European Communities (Markets in Financial Instruments) Regulations 2007 (Nos. 1 to 3), including, without limitation, Regulations 7 and 152 thereof or any codes of conduct used in connection therewith and the provisions of the Investor Compensation Act 1998, (2) the Companies Acts 1963 to 2013 or, as applicable the Companies Act 2014, the Central Bank Acts 1942 to 2014 and any code of conduct rules made under Section 117(1) of the Central Bank Act 1989, (3) the Prospectus (Directive 2003/71/EC) Regulations 2005 and any rules issued under Section 51 of the Investment Funds, Companies and Miscellaneous Provisions Act 2005, by the Central Bank of Ireland and (4) the Market Abuse (Directive 2003/6/EC) Regulations 2005 and any rules issued under Section 34 of the Investment Funds, Companies and Miscellaneous Provisions Act 2005, by the Central Bank of Ireland.

DUTCH LAW CONSIDERATIONS

INSOLVENCY UNDER DUTCH LAW

        The Parent Guarantor, a public limited liability company (naamloze vennootschap or N.V.), and AerCap Aviation Solutions B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid or B.V.), are both incorporated under the laws of the Netherlands. Insolvency proceedings applicable to the Parent Guarantor or AerCap Aviation Solutions B.V. would likely be governed by Dutch insolvency laws. There are two insolvency regimes under Dutch law in relation to corporations. The first, suspension of payments (surseance van betaling), is intended to facilitate the reorganization of a debtor's debts and enable the debtor to continue as a going concern. The second, bankruptcy (faillissement), is primarily designed to liquidate the assets of a debtor and distribute the proceeds thereof to its creditors. In practice a suspension of payments nearly always results in the bankruptcy of the debtor.

        A request for a suspension of payments can only be filed by the debtor itself if it foresees that it will not be able to continue to pay its debts as they fall due in the future. Upon commencement of suspension of payments proceedings, the court will immediately (dadelijk) grant a provisional suspension of payments, and will appoint an administrator (bewindvoerder). A definitive suspension will generally be granted in a creditors' meeting called for that purpose, unless a qualified minority (more than one-quarter in amount of claims held by creditors represented at the creditors' meeting or one-third in number of creditors represented at such creditors' meeting) of the unsecured non-preferential creditors withholds its consent or if there is no prospect that the debtor will in the future be able to pay its debts as they fall due (in which case the debtor will generally be declared bankrupt). During a suspension of payments, unsecured and non-preferential creditors will be precluded from attempting to recover their claims existing at the moment of the commencement of the suspension of payments from the assets of the debtor. Secured creditors and (subject to certain limitations) preferential creditors (such as tax and social security authorities and employees) are excluded from the application of the suspension. This implies that during suspension of payments proceedings secured creditors are not barred from taking recourse against the assets that secure their claims to satisfy their claims, and preferential creditors are also not barred from seeking to recover their claims. Therefore, during a suspension of payments, certain assets of the debtor may be sold in a manner that does not reflect their going concern value. Consequently, Dutch insolvency laws could preclude or inhibit a restructuring of the Parent Guarantor. A competent Dutch court may order a "cooling down period" for a period of two months with a possible extension of two more months, during which enforcement actions by secured creditors and preferential creditors are barred, unless such creditors have obtained leave for enforcement from the court or the supervisory judge (rechter-commissaris).

        In a suspension of payments, a composition (akkoord) may be offered by the debtor to its creditors. Such a composition will be binding on all unsecured and non-preferential creditors, irrespective whether they voted in favor or against it or whether they were represented at the creditor's meeting called for the purpose of voting on the composition plan, if (i) it is approved by a simple majority of the recognized and admitted creditors present or represented at the relevant meeting, representing at least 50% of the amount of the recognized and admitted claims and (ii) it is subsequently ratified (gehomologeerd) by the court. Consequently, Dutch insolvency laws could reduce the recovery of holders of the Exchange Notes in a Dutch suspension of payments applicable to the Parent Guarantor or AerCap Aviation Solutions B.V.

        Bankruptcy can be applied for either by the debtor itself or by a creditor if the debtor has ceased to pay its debts as they fall due. This is deemed to be the case if the debtor has at least two creditors (at least one of which has a claim that is due and payable). Simultaneously with the opening of the bankruptcy, a liquidator in bankruptcy (curator) will be appointed. Under Dutch bankruptcy proceedings, the assets of an insolvent debtor are generally liquidated and the proceeds distributed to the debtor's creditors in accordance with the ranking and priority of their respective claims. The general principle of Dutch bankruptcy law is the so-called paritas creditorum (principle of equal treatment) which means that the proceeds of the liquidation of the debtor's assets in bankruptcy proceedings shall be distributed to the unsecured and non-preferential creditors in proportion to the size of their claims. Certain creditors (such as secured creditors and preferential creditors) have special rights that may adversely affect the interests of holders of the Exchange Notes. For example, a Dutch bankruptcy in principle does not prohibit secured creditors from taking recourse against the encumbered assets of the bankrupt debtor to satisfy their claims. Furthermore, secured creditors in principle do not have to contribute to the liquidation costs.

        Consequently, Dutch insolvency laws could reduce the potential recovery of a holder of the Exchange Notes in Dutch bankruptcy proceedings. As a general rule, to obtain payment on unsecured non-preferential claims, such claims need to be submitted to the liquidator in bankruptcy in order to be recognized. The liquidator in bankruptcy determines whether a claim can be provisionally recognized for the purpose of the distribution of the proceeds, and at what value. The valuation of claims that do not by their terms become payable at the time of the commencement of the bankruptcy proceedings may be based on their net present value. Interest payments that fall due after the date of the bankruptcy will not be recognized. At a creditors' meeting (verificatievergadering) the liquidator in bankruptcy, the insolvent debtor and all relevant creditors may dispute the provisional recognition of claims of other creditors. Creditors whose claims or part thereof are disputed in the creditors' meeting will be referred to separate court proceedings (renvooiprocedure). This procedure could result in holders of the Exchange Notes receiving a right to recover less than the principal amount of their Exchange Notes. In addition, in a Dutch bankruptcy in practice usually no or little funds remain available for the payment of unsecured and non-preferential creditors.

        As in suspension of payments proceedings, in a bankruptcy, a composition (akkoord) may be offered to the unsecured and non-preferential creditors. Such a composition will be binding upon all unsecured and non- preferential creditors, if (i) it is approved by a simple majority of unsecured non-preferential creditors with recognized and provisionally admitted claims representing at least 50% of the total amount of the recognized and provisionally admitted unsecured non preferential claims and (ii) it is subsequently ratified (gehomologeerd) by the court.

        Secured creditors may, in a Dutch bankruptcy, enforce their rights against the assets of the debtor which are subject to their security rights, to satisfy their claims as if there were no bankruptcy. As in suspension of payments proceedings, the competent Dutch court or the supervisory judge may order a "cooling down period" for a maximum of two times two months during which enforcement actions by those creditors are barred unless they have obtained leave for enforcement from the supervisory judge. Furthermore, a liquidator in bankruptcy can force a secured creditor to foreclose its security right within a reasonable time (as determined by the liquidator in bankruptcy pursuant to Section 58(1) of the Dutch Bankruptcy Act), failing which the liquidator in bankruptcy will be entitled to sell the relevant rights or assets and distribute the net proceeds (after deduction of a pro rata part of the costs of the bankruptcy proceedings) to the secured party and excess proceeds of enforcement must be returned to the liquidator in bankruptcy. Such excess proceeds may not be offset against an unsecured claim of the secured creditor against the debtor. Under Dutch law, as soon as a debtor is declared bankrupt, all pending enforcements of judgments against such debtor terminate by operation of law and all attachments on the debtor's assets lapse by operation of law. Litigation against a debtor which is pending on the date on which that debtor is declared bankrupt and which concerns a claim against that debtor which must be satisfied from the proceeds of the liquidation in bankruptcy, is automatically stayed.

ENFORCEMENT OF CIVIL LIABILITY JUDGMENTS UNDER DUTCH LAW

        We are advised that there is no enforcement treaty between the Netherlands and the United States providing for reciprocal recognition and enforcement of judgments, other than arbitration awards, in civil and commercial matters. Therefore, a judgment rendered by any federal or state court in the United States in such matters cannot automatically be enforced in the Netherlands. An application will have to be made to the competent Dutch Court in order to obtain a judgment that can be enforced in the Netherlands. The Dutch courts can in principle be expected to give conclusive effect to a final and enforceable judgment of a competent United States court in respect of the contractual obligations under the relevant document without re-examination or re-litigation, but would require (i) the relevant court in the United States had jurisdiction in the matter in accordance with standards which are generally accepted internationally, (ii) the proceedings before such court to have complied with principles of proper procedure (behoorlijke rechtspleging), (iii) such judgment not being contrary to the public policy of the Netherlands or the European Union, and (iv) recognition and/or enforcement of the judgment is not irreconcilable with a decision of a Dutch court rendered between the same parties or with an earlier decision of a foreign court rendered between the same parties in a dispute that is about the same subject matter and that is based on the same cause, provided that such earlier decision can be recognized in the Netherlands, but the court will in either case have discretion to attach such weight to the judgment of any federal or state court in the United States as it deems appropriate and may re-examine or re-litigate the substantive matters adjudicated upon. Furthermore, a Dutch court may reduce the amount of damages granted by a federal or state court in the United States and recognize damages only to the extent that they are necessary to compensate actual losses or damages.

        Dutch civil procedure differs substantially from U.S. civil procedure in a number of respects. Insofar as the production of evidence is concerned, U.S. law and the laws of several other jurisdictions based on common law provide for pre-trial discovery, a process by which parties to the proceedings may prior to trial compel the production of documents by adverse or third parties and the deposition of witnesses. Evidence obtained in this manner may be decisive in the outcome of any proceeding. No such pre-trial discovery process exists under Dutch law. Subject to the foregoing and service of process in accordance with applicable treaties, investors may be able to enforce in the Netherlands judgments in civil and commercial matters obtained from United States state or federal courts. No assurance can be given that the Dutch courts will give such effect to a final and enforceable judgment of the relevant United States courts. In addition, it is doubtful whether a Dutch court would accept jurisdiction and impose civil or other liability in an original action commenced in the Netherlands and predicated solely upon United States federal securities laws.

 CERTAIN ERISA CONSIDERATIONS

General

        The U.S. Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain requirements on employee benefit plans subject to Title I of ERISA and on entities that are deemed to hold the assets of such plans ("ERISA Plans"), and on those persons who are fiduciaries with respect to ERISA Plans. Investments by ERISA Plans are subject to ERISA's general fiduciary requirements, including, but not limited to, the requirement of investment prudence and diversification and the requirement that an ERISA Plan's investments be made in accordance with the documents governing the plan.

        Section 406 of ERISA and Section 4975 of the Code, prohibit certain transactions involving the assets of an ERISA Plan or of a plan, such as an individual retirement account, that is not subject to ERISA but is subject to Section 4975 of the Code (together with ERISA Plans, "Plans"). Such a transaction could be prohibited if the transaction involves certain parties related to the Plan (referred to as "parties in interest" or "disqualified persons") or if the Plan fiduciary causing the use of plan assets in the transaction has a prohibited conflict of interest related to the transaction. A party in interest or disqualified person that engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code, and a fiduciary that causes a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code.

        Any ERISA Plan fiduciary that proposes to cause an ERISA Plan to purchase the Exchange Notes should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Code to such an investment and to confirm that such purchase and holding will not constitute or result in a non-exempt prohibited transaction or any other violation of an applicable requirement of ERISA or Section 4975 of the Code.

        Non-U.S. plans, governmental plans and certain church plans, while not subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of ERISA and Section 4975 of the Code, may nevertheless be subject to non-U.S., state, local or other federal laws or regulations that are substantially similar to the foregoing provisions of ERISA or Section 4975 of the Code ("Similar Law"). Fiduciaries of any such plans should consult with their counsel before purchasing the Exchange Notes to determine the need for and the availability of, if necessary, any exemptive relief under any Similar Law.

Prohibited transaction exemptions

        Any Plan fiduciary that proposes to purchase and hold any Exchange Notes with the assets of such Plan should consider, among other things, whether such purchase and holding may constitute or result in a direct or indirect prohibited transaction with a party in interest or disqualified person with respect to such Plan and, if so, whether exemptive relief may be available for the transaction. Such parties in interest or disqualified persons could include, without limitation, the Issuers, the initial purchasers, the guarantors or any of their respective affiliates.

        The U.S. Department of Labor has issued prohibited transaction class exemptions ("PTCEs") that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the Exchange Notes. These exemptions include, without limitation, PTCE 84-14 (relating to transactions effected by an independent "qualified professional asset manager"), PTCE 90-1 (relating to investments by insurance company pooled separate accounts), PTCE 91-38 (relating to investments by bank collective investment funds), PTCE 95-60 (relating to investments by insurance company general accounts) or PTCE 96-23 (relating to transactions directed by an in-house asset manager). In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide a statutory exemption for certain transactions involving certain non-fiduciary service providers or their affiliates. One of these exemptions could provide an exemption for the purchase and holding of the Exchange Notes from the prohibited transaction provisions of ERISA and Section 4975 of the Code if its conditions are satisfied. However, there can be no assurance that all of the conditions of any of these exemptions or of any other exemption will be available with respect to any particular transaction involving the Exchange Notes.

Representation

        By acceptance of an Exchange Note, each holder and subsequent transferee will be deemed to have represented and warranted that either (i) no portion of the assets used by such holder or transferee to acquire or hold the Exchange Notes constitutes assets of any Plan or other plan subject to Similar Law or (ii) the acquisition and holding of the Exchange Notes by such purchaser or transferee will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a similar violation under any applicable Similar Law.

        The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering acquiring the Exchange Notes on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investments and whether an exemption would be applicable to the purchase and holding of the Exchange Notes.

 LEGAL MATTERS

        The validity of the Exchange Notes will be passed upon for us by Cravath, Swaine & Moore LLP, New York, New York (with respect to New York and United States federal law), McCann FitzGerald, Dublin, Ireland (with respect to Irish law), NautaDutilh N.V., Amsterdam, the Netherlands (with respect to Dutch law), Morris, Nichols, Arsht & Tunnell LLP (with respect to Delaware law) and Buchalter Nemer, a Professional Corporation, Los Angeles, California (with respect to California law).

EXPERTS

        The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to Aercap Holdings N.V.'s Current Report on Form 6-K dated April 23, 2015 have been so incorporated in reliance on the report of PricewaterhouseCoopers Accountants N.V., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

        The financial statements of International Lease Finance Corporation incorporated in this prospectus by reference to our Current Report on Form 6-K dated May 14, 2014 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm given on the authority of said firm as experts in auditing and accounting.

AerCap Ireland Capital Limited
AerCap Global Aviation Trust

OFFER TO EXCHANGE

$400,000,000 2.75% Senior Notes due 2017
$1,100,000,000 3.75% Senior Notes due 2019
$1,100,000,000 4.50% Senior Notes due 2021
$800,000,000 5.00% Senior Notes due 2021

PROSPECTUS
                    , 2015

PART II—INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.    Indemnification of Officers and Directors

Insurance

        AerCap has a directors and officers liability insurance policy that, subject to policy terms and limitations, includes coverage to reimburse directors and officers of AerCap and its subsidiaries (including the Irish Issuer and the U.S. Issuer) for the costs of defense, settlement or payment of claims and judgments under certain circumstances.

Indemnification

        The provisions of Dutch law governing the liability of the members of AerCap's board of directors are mandatory in nature. Although Dutch law does not provide for any provisions with respect to the indemnification of officers and directors, the concept of indemnification of directors of a company for liabilities arising from their actions as members of the executive or supervisory boards is, in principle, accepted in The Netherlands.

  AerCap Holdings N.V.

        The current articles of association of AerCap provide for indemnification of the directors and officers to the fullest extent permitted by Netherlands law. The indemnification protects the directors and officers against liabilities, expenses and amounts paid in settlement relating to claims, actions, suits or proceedings to which a director and/or officer becomes a party as a result of his or her position.

        Article 18 of the articles of association of AerCap Holdings N.V.—translated into the English language, which is not the authentic language of the articles of association—provides that:

INDEMNIFICATION

  Article 18

        18.1 Subject to the limitations included in this article, every person or legal entity who is, or has been, a director, proxy-holder, staff member or officer (specifically including the Chief Financial Officer and the Chief Legal Officer as from time to time designated by the Board of Directors), who is made, or threatened to be made, a party to any claim, action, suit or proceeding in which he/she or it becomes involved as a party or otherwise by virtue of his/her or its being, or having been, a director, proxy-holder, staff member or officer of the company, shall be indemnified by the company, to the fullest extent permitted under the laws of the Netherlands, concerning (A) any and all liabilities imposed on him/her or on it, including judgements, fines and penalties, (B) any and all expenses, including costs and attorneys' fees, reasonably incurred or paid by him/her or by it, and (C) any and all amounts paid in settlement by him/her or by it, in connection with any such claim, action, suit or other proceeding.

        18.2 A director, proxy-holder, staff member or officer shall, however, have no right to be indemnified against any liability in any matter if it shall have been finally determined that such liability resulted from the intent, wilful recklessness or serious culpability of such person or legal entity.

        18.3 Furthermore, a director, proxy-holder, staff member or officer shall have no right to be indemnified against any liability in any matter if it shall have been finally determined that such person or legal entity did not act in good faith and in the reasonable belief that his or its action was in the best interest of the company.

        18.4 In the event of a settlement, a director, proxy-holder, staff member or officer shall not lose his/her or its right to be indemnified unless there has been a determination that such person or legal entity engaged in intent, wilful recklessness or serious culpability in the conduct of his or its office or did not act in good faith and in the reasonable belief that his/her or its action was in the best interest of the company:

  (i)
  by the court or other body approving settlement; or

  (ii)
  by a resolution duly adopted by the general meeting of shareholders; or

  (iii)
  by written opinion of independent counsel to be appointed by the Board of Directors.

        18.5 The right to indemnification herein provided (i) may be insured against by policies maintained by the company, (ii) shall be severable, (iii) shall not affect any other rights to which any director, proxy-holder, staff member or officer may now or hereafter be entitled, (iv) shall continue as to a person or legal entity who has ceased to be a director, proxy-holder, staff member or officer, and (v) shall also inure to the benefit of the heirs, executors, administrators or successors of such person or legal entity.

        18.6 Nothing included herein shall affect any right to indemnification to which persons or legal entities other than a director, proxyholder, staff member or officer may be entitled by contract or otherwise.

        18.7 Subject to such procedures as may be determined by the Board of Directors, expenses in connection with the preparation and presentation of a defence to any claim, action, suit or proceeding of the character described in this article 18 may be advanced to the director, proxy-holder, staff member or officer by the company prior to final disposition thereof upon receipt of an undertaking by or on behalf of such director, proxy-holder, staff member or officer to repay such amount if it is ultimately determined that he or it is not entitled to indemnification under this article 18.

  Aercap Aviation Solutions B.V.

        The current articles of association of AerCap Aviation Solutions B.V. do not provide for indemnification of members of its board of directors and/or representatives ("procuratiehouders").

        However, AerCap Aviation Solutions B.V. has the option to include an indemnity to the members of the AerCap Aviation Solutions B.V. board of directors and/or representatives in specific contracts between AerCap Aviation Solutions B.V. and individual managing directors and/or representatives.

  AerCap Ireland Capital Limited

        The current articles of association of AerCap Ireland Capital Limited provide for the indemnification of all of its directors, managing directors, agents, auditors, secretaries and other officers, to the fullest extent permitted by Irish law, out of its assets for all liabilities in connection with carrying out his or her duties or any liability incurred in defending any proceedings where judgment was returned in his or her favor.

        Article 45 of the articles of association of AerCap Ireland Capital Limited provide that:

INDEMNITY

        45.   Every director, managing director, agent, auditor, secretary or other officer of the Company shall be entitled to be indemnified out of the assets of the Company against all losses or liabilities which he may sustain or incur in or about the execution of the duties of his office or otherwise in relation thereto, including any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgment is given in his favour or in which he is acquitted or in connection with any application under section 391 of the Act in which relief is granted to him by the Court, and no director or other officer shall be liable for any loss, damage or misfortune which may happen to or be incurred by the Company in the execution of the duties of his office or in relation thereto. But this Article shall only have effect in so far as its provisions are not avoided by section 200 of the Act.

  AerCap Ireland Limited

        The current articles of association of AerCap Ireland Limited provide for the indemnification of all of its directors and other officers and its auditors, to the fullest extent permitted by Irish law, out of its assets for all liabilities incurred in the execution or discharge of their duties or the exercise of their powers or otherwise in relation to or in connection with their duties, powers or office including any liability incurred by him or her in defending any proceedings, whether civil or criminal, in which judgment is given in their favor or in which they are acquitted or which are otherwise disposed of without any finding or admission of guilt or breach of duty on their part.

        Article 138 of the articles of association of AerCap Ireland Limited provide that:

  138    Indemnity

        Subject to the provisions of and so far as may be permitted by the Acts, but without prejudice to any indemnity to which he or they may otherwise be entitled, every Director and other officer of the Company and the Auditors shall be indemnified out of the assets of the Company against any liability, loss or expenditure incurred by him or them in the execution or discharge of his or their duties or the exercise of his or their powers or otherwise in relation to or in connection with his or their duties, powers or office including (without prejudice to the generality of the foregoing) any liability incurred by him or them in defending any proceedings, whether civil or criminal, which relate to anything done or omitted to be done or alleged to have been done or omitted to be done by him or them as officers or employees of the Company and in which judgment is given in his or their favour or in which he or they are acquitted or which are otherwise disposed of without any finding or admission of guilt or breach of duty on his or their part, or incurred by him or them in connection with any application under any statute for relief from liability in respect of any such act or omission in which relief is granted to him or them by the Court. To the extent permitted by law and by the Company in general meeting, the Directors may arrange insurance cover at the cost of the Company in respect of any liability, loss or expenditure incurred by any Director, officer or the Auditors in relation to anything done or alleged to have been done or omitted to be done by him or them as Director, officer or Auditors.

  AerCap Global Aviation Trust

        The trust agreement relating to AerCap Global Aviation Trust provides for the indemnification of its trustees, officers and committee members to the fullest extent permitted by law. The indemnification protects the trustees, officers and committee members against liabilities that arise by virtue of their holding such position, including against all losses and liabilities in connection with any settlement, proceeding or claim arising in connection with the conduct of the affairs of AerCap Global Aviation Trust.

        Section 19 of the trust agreement of AerCap Global Aviation Trust provides that:

  19.    Standard of Care; Indemnification of Trustees, Officers, and Agents

  (a)
  To the fullest extent permitted by law, no Trustee, officer or member of a committee established pursuant to Section 9(h) of this Agreement shall have any personal liability whatsoever to the Trust or any Beneficial Owner on account of such Trustee's, officer's or committee member's status as a Trustee, officer or committee member or by reason of such Trustee's, officer's or committee member's acts or omissions in connection with the conduct of the business of the Trust; provided, however, that nothing contained herein shall protect any Trustee, officer or committee member against any liability to the Trust or the Beneficial Owners to which such Trustee, officer or committee member would otherwise be subject by reason of any act or omission of such Trustee, officer or committee member that involves willful misconduct or bad faith.

  (b)
  To the fullest extent permitted by law, the Trust shall indemnify and hold harmless the Delaware Trustee, officers and any member of a committee established pursuant to Section 9(h) and any of their affiliates (each an "Indemnified Person") against any and all losses, claims, damages, expenses and liabilities (including, but not limited to, any investigation, legal and other reasonable expenses incurred in connection with, and any amounts paid in settlement of, any action, suit, proceeding or claim) of any kind or nature whatsoever that such Indemnified Person may at any time become subject to or liable for by reason of the formation, operation or termination of the Trust, or the Indemnified Person's acting as a Delaware Trustee, officer or committee member under this Agreement, or the authorized actions of such Indemnified Person in connection with the conduct of the affairs of the Trust; provided, however, that no Indemnified Person shall be entitled to indemnification if and to the extent that the liability otherwise to be indemnified for results from any act or omission of such Indemnified Person that involves willful misconduct or bad faith. The indemnities provided hereunder shall survive termination of the Trust and this Agreement. Each Indemnified Person shall have a claim against the property and assets of the Trust for payment of any indemnity amounts from time to time due hereunder; provided, however, that an Indemnified Person shall first look to the assets of the Series which relate to the liability which is the subject of the Trust's indemnification obligations hereunder. Costs and expenses that are subject to indemnification hereunder shall, at the request of any Indemnified Person, be advanced by the Trust to or on behalf of such Indemnified Person prior to final resolution of a matter, so long as such Indemnified Person shall have provided the Trust with a written undertaking to reimburse the Trust for all amounts so advanced if it is ultimately determined that the Indemnified Person is not entitled to indemnification hereunder. The Regular Trustee shall allocate the cost of indemnification between or among any one or more of the Series in such manner and on such basis as the Regular Trustee, in its sole discretion, deems fair and equitable, taking into account the nature of the claims involved. Each such allocation shall be conclusive and binding upon the Beneficial Owners for all purposes.

  (c)
  The contract rights to indemnification and to the advancement of expenses conferred in this Section 19 shall not be exclusive of any other right that any Person may have or hereafter acquire under any statute, agreement, vote of the Beneficial Owners or otherwise.

  (d)
  The Trust may maintain insurance, at its expense, to protect itself and any Beneficial Owner, Trustee, officer or agent of the Trust or another statutory trust, limited liability company, corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Trust would have the power to indemnify such Person against such expense, liability or loss under the Delaware Act.

  (e)
  The Trust may, to the extent authorized from time to time by the Regular Trustee, grant rights to indemnification and to advancement of expenses to any agent of the Trust to the fullest extent of the provisions of this Section 19 with respect to the indemnification and advancement of expenses of the Indemnified Persons.

  (f)
  Notwithstanding the foregoing provisions of this Section 19, the Trust shall indemnify an Indemnified Person in connection with a proceeding (or part thereof) initiated by such Indemnified Person only if such proceeding (or part thereof) was authorized by the Regular Trustee; provided, however, that an Indemnified Person shall be entitled to reimbursement of his or her reasonable counsel fees with respect to a proceeding (or part thereof) initiated by such Indemnified Person to enforce his or her right to indemnity or advancement of expenses under the provisions of this Section 19 to the extent the Indemnified Person is successful on the merits in such proceeding (or part thereof).

  AerCap U.S. Global Aviation LLC

        The limited liability company agreement relating to AerCap U.S. Global Aviation LLC provides for the indemnification of its directors and officers and their affiliates to the fullest extent permitted by law. The indemnification protects the directors and officers and their affiliates against liabilities that arise by virtue of their holding such position, including against all losses and liabilities in connection with any settlement, proceeding or claim arising in connection with the conduct of the affairs of AerCap U.S. Global Aviation LLC.

        Section 18 of the limited liability company agreement of AerCap U.S. Global Aviation LLC provides that:

  18.    Standard of Care; Indemnification of Directors, Officers, Employees and Agents

  (a)
  No Director or officer shall have any personal liability whatsoever to the Company or any Shareholder on account of such Director's or officer's status as a Director or officer or by reason of such Director's or officer's acts or omissions in connection with the conduct of the business of the Company; provided, however, that nothing contained herein shall protect any Director or officer against any liability to the Company or the Shareholders to which such Director or officer would otherwise be subject by reason of any act or omission of such Director that involves fraud or willful misconduct.

  (b)
  The Company shall indemnify and hold harmless each Director and officer and the affiliates of any Director or officer (each an "Indemnified Person") against any and all losses, claims, damages, expenses and liabilities (including, but not limited to, any investigation, legal and other reasonable expenses incurred in connection with, and any amounts paid in settlement of, any action, suit, proceeding or claim) of any kind or nature whatsoever that such Indemnified Person may at any time become subject to or liable for by reason of the formation, operation or termination of the Company, or the Indemnified Person's acting as a Director or officer under this Agreement, or the authorized actions of such Indemnified Person in connection with the conduct of the affairs of the Company (including, without limitation, indemnification against negligence, gross negligence or breach of duty); provided, however, that no Indemnified Person shall be entitled to indemnification if and to the extent that the liability otherwise to be indemnified for results from any act or omission of such Indemnified Person that involves fraud or willful misconduct. The indemnities provided hereunder shall survive termination of the Company and this Agreement. Each Indemnified Person shall have a claim against the property and assets of the Company for payment of any indemnity amounts from time to time due hereunder, which amounts shall be paid or properly reserved for prior to the making of distributions by the Company to Shareholders. Costs and expenses that are subject to indemnification hereunder shall, at the request of any Indemnified Person, be advanced by the Company to or on behalf of such Indemnified Person prior to final resolution of a matter, so long as such Indemnified Person shall have provided the Company with a written undertaking to reimburse the Company for all amounts so advanced if it is ultimately dete1mined that the Indemnified Person is not entitled to indemnification hereunder.

  (c)
  The contract rights to indemnification and to the advancement of expenses conferred in this Section 18 shall not be exclusive of any other right that any person may have or hereafter acquire under any statute, agreement, vote of the Shareholders or otherwise.

  (d)
  The Company may maintain insurance, at its expense, to protect itself and any Shareholder, Director, officer, employee or agent of the Company or another limited liability company, corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the Delaware Act.

  (e)
  The Company may, to the extent authorized from time to time by the Directors, grant rights to indemnification and to advancement of expenses to any employee or agent of the Company to the fullest extent of the provisions of this Section 18 with respect to the indemnification and advancement of expenses of the Directors of the Company.

  (f)
  Notwithstanding the foregoing provisions of this Section 18, the Company shall indemnify an Indemnified Person in connection with a proceeding (or part thereof) initiated by such Indemnified Person only if such proceeding (or part thereof) was authorized by the Directors; provided, however, that an Indemnified Person shall be entitled to reimbursement of his or her reasonable counsel fees with respect to a proceeding (or part thereof) initiated by such Indemnified Person to enforce his or her right to indemnity or advancement of expenses under the provisions of this Section 18 to the extent the Indemnified Person is successful on the merits in such proceeding (or part thereof).

  International Lease Finance Corporation

        The by-laws of International Lease Finance Corporation provide for the indemnification of its directors, officers and employees to the fullest extent permitted by law. The indemnification protects the directors, officers and employees against liabilities that arise by virtue of their holding such position, including against all losses and liabilities in connection with any settlement, proceeding or claim arising in connection with the conduct of the affairs of International Lease Finance Corporation.

        Section 7.5 of the bylaws of International Lease Finance Corporation provide that:

  Section 7.5    Indemnification of Directors, Officers and Employees

        i.      Indemnification—General.

          (a)   Except as provided in Section 7.5(iii), the Corporation shall indemnify the Indemnitees to the fullest extent permitted by California law ..

          (b)   For purposes of this Section 7.5, the term "Indemnitee" shall mean any person made or threatened to be made a party to any civil, criminal, administrative or investigative action, suit or proceeding, whether threatened, pending or completed, by reason of the fact that such person or such person's testator or intestate is or was a director, officer or employee of the Corporation or serves or served at the request of the Corporation any other enterprise as a director, officer or employee.

          (c)   For purposes of this Section 7.5, the term "Corporation" shall include any predecessor of the Corporation and any constituent corporation (including any constituent of a constituent) absorbed by the Corporation in a consolidation or merger; the term "other enterprise" shall include any corporation, partnership, joint venture, trust or employee benefit plan; service "at the request of the Corporation" shall include service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; any excise taxes assessed on a person with respect to an employee benefit plan shall be deemed to be an Expense; and action by a person with respect to an employee benefit plan which such person reasonably believes to be in the interest of the participants and beneficiaries of such plan shall be deemed to be action not opposed to the best interests of the Corporation.

        ii.     Expenses

          (a)   Expenses reasonably incurred by Indemnitee in defending any such action, suit or proceeding, as described in Section 7.5(i)(b), shall be paid or reimbursed by the Corporation promptly upon receipt by it of an undertaking of Indemnitee to repay such expenses if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation.

          (b)   For the purposes of this Section 7.5, the term "Expenses" shall include all reasonable out of pocket fees, costs and expenses, including without limitation, attorneys' fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with defending, preparing to defend, or investigating an action, suit or proceeding, whether civil, criminal, administrative or investigative but shall exclude the costs of acquiring and maintaining an appeal or supersedeas bond or similar instrument. For the avoidance of doubt, "Expenses" shall not include (x) any amounts incurred in an action, suit or proceeding in which Indemnitee is a plaintiff and (y) any amounts incurred in connection with any non-compulsory counterclaim brought by the Indemnitee.

        iii.    Limitations.    The Corporation shall not indemnify Indemnitee or advance Indemnitee's Expenses if the action, suit or proceeding alleges (a) claims under Section 16 of the Securities Exchange Act of 1934 or (b) violations of Federal or state insider trading laws, unless, in the case of this clause (b), Indemnitee has been successful on the merits or settled the case with both court approval and the written consent of the Corporation, in which case the Corporation shall indemnify and reimburse Indemnitee.

        iv.    Standard of Conduct.    No claim for indemnification shall be paid by the Corporation unless the Corporation has determined that Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interest of the Corporation and, in an action by or in the right of the Corporation to procure a judgment in its favor, its shareholders, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. Such determinations shall be made by (a) a majority vote of a quorum consisting of directors who are not parties to the action, suit or proceeding for which indemnification is sought, or (b) if such a quorum of directors is not obtainable, by independent legal counsel in a written opinion, or (c) by approval of a majority of the shareholders, or (d) the court in which the proceeding is or was pending.

        v.      Period of Indemnity.    No claim for indemnification or the reimbursement of Expenses shall be made by Indemnitee or paid by the Corporation unless the Indemnitee gives notice of such claim for indemnification within one year after the Indemnitee received notice of the claim, action, suit or proceeding.

        vi.    Confidentiality.    Except as required by law or as otherwise becomes public through no action by the Indemnitee or as necessary to assert Indemnitee's rights under this Section 7.5, Indemnitee will keep confidential any information that arises in connection with this Section 7.5, including but not limited to, claims for indemnification or reimbursement of Expenses, amounts paid or payable under this Section 7.5 and any communications between the parties.

        vii.   Subrogation.    In the event of payment under this Section 7.5, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee (under any insurance policy or otherwise), who shall execute all papers required and shall do everything necessary to secure such rights, including the execution of such documents necessary to enable the Corporation to effectively bring suit to enforce such rights.

        viii.  Notice by Indemnitee.    Indemnitee shall promptly notify the Corporation in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any matter which may be subject to indemnification or reimbursement of Expenses covered by this Section 7.5. As a condition to indemnification or reimbursement of expenses, any demand for payment by Indemnitee hereunder shall be in writing and shall provide an accounting of the amounts to be paid by Corporation (which shall include detailed invoices and other relevant documentation).

        ix.    Venue.    Any action, suit or proceeding regarding indemnification or advancement or reimbursement of Expenses arising out of the by-laws or otherwise shall only be brought and heard in a California state court.

        x.     Amendment.    No amendment of this Section 7.5 shall eliminate or impair the rights of any Indemnitee arising at any time with respect to an act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought and occurs prior to such amendment.

        The indemnification provisions described above are not exclusive of any rights to which any of the indemnitees of AerCap Holdings N.V., AerCap Ireland Capital Limited, AerCap Global Aviation Trust, AerCap Aviation Solutions B.V., AerCap Ireland Limited, AerCap U.S. Global Aviation LLC or International Lease Finance Corporation may be entitled. The general effect of the foregoing provisions may be to reduce the circumstances in which such indemnitees may be required to bear the economic burdens of the foregoing liabilities and expenses.

Item 21.    Exhibits and Financial Statement Schedules

        The following is a list of exhibits to this registration statement:

Exhibit Number	Description of Exhibit
3.1	Articles of Association of AerCap Holdings N.V.(1)
3.2	Memorandum and Articles of Association of AerCap Ireland Capital Limited
3.3	Trust Agreement, dated as of February 5, 2014, among Wilmington Trust, National Association and AerCap Ireland Capital Limited
3.4	Deed of Incorporation of AerCap Aviation Solutions B.V. (Articles of Association of AerCap Aviation Solutions B.V. included therein)
3.5	Memorandum and Articles of Association of AerCap Ireland Limited
3.6	Limited Liability Company Agreement of AerCap Global Aviation LLC
3.7	Restated Articles of Incorporation of International Lease Finance Corporation
3.8	Amended and Restated By-Laws of International Lease Finance Corporation
4.1	Indenture, dated as of May 14, 2014, among AerCap Ireland Capital Limited, AerCap Global Aviation Trust, the guarantors party thereto and Wilmington Trust, National Association, as trustee(1)
4.2
Exchange and Registration Rights Agreement, dated as of May 14, 2014, AerCap Ireland Capital Limited, AerCap Global Aviation Trust, the Guarantors party thereto, UBS Securities LLC and Citigroup Global Markets Inc.(1)
4.3	Exchange and Registration Rights Agreement, dated as of September 29, 2014, AerCap Ireland Capital Limited, AerCap Global Aviation Trust, the Guarantors party thereto and J.P. Morgan Securities LLC(1)
4.4
First Supplemental Indenture relating to the 2.75% Senior Notes due 2017, dated as of May 14, 2014, among AerCap Ireland Capital Limited, AerCap Global Aviation Trust, the guarantors party thereto and Wilmington Trust, National Association, as trustee(1)
4.5
Second Supplemental Indenture relating to the 3.75% Senior Notes due 2019, dated as of May 14, 2014, among AerCap Ireland Capital Limited, AerCap Global Aviation Trust, the guarantors party thereto and Wilmington Trust, National Association, as trustee(1)
4.6
Third Supplemental Indenture relating to the 4.50% Senior Notes due 2021, dated as of May 14, 2014, among AerCap Ireland Capital Limited, AerCap Global Aviation Trust, the guarantors party thereto and Wilmington Trust, National Association, as trustee(1)

Exhibit Number	Description of Exhibit
4.7	Fourth Supplemental Indenture relating to the 5.00% Senior Notes due 2021, dated as of September 29, 2014, among AerCap Ireland Capital Limited, AerCap Global Aviation Trust, the guarantors party thereto and Wilmington Trust, National Association, as trustee(1)
4.8
Fifth Supplemental Indenture, dated as of September 29, 2014, among AerCap Ireland Capital Limited, AerCap Global Aviation Trust, the guarantors party thereto and Wilmington Trust, National Association, as trustee(1)
4.9	Form of 2.75% Senior Note due 2017 (included in Exhibit 4.4)
4.10	Form of 3.75% Senior Note due 2019 (included in Exhibit 4.5)
4.11	Form of 4.50% Senior Note due 2021 (included in Exhibit 4.6)
4.12	Form of 5.00% Senior Note due 2021 (included in Exhibit 4.7)
5.1	Opinion of Cravath, Swaine & Moore LLP with respect to the Exchange Notes
5.2	Opinion of NautaDutilh N.V. with respect to the Exchange Notes
5.3	Opinion of McCann FitzGerald Solicitors with respect to the Exchange Notes
5.4	Opinion of Morris, Nichols, Arsht & Tunnell LLP with respect to the Exchange Notes
5.5	Opinion of Buchalter Nemer, a Professional Corporation, with respect to the Exchange Notes
12.1	Computation of Ratio of Earnings to Fixed Charges
21.1	List of Subsidiaries of AerCap Holdings N.V.(1)
23.1	Consent of PricewaterhouseCoopers Accountants N.V.
23.2	Consent of PricewaterhouseCoopers LLP
23.3	Consent of Cravath, Swaine & Moore LLP (included in Exhibit 5.1)
23.4	Consent of NautaDutilh N.V. (included in Exhibit 5.2)
23.5	Consent of McCann FitzGerald Solicitors (included in Exhibit 5.3)
23.6	Consent of Morris, Nichols, Arsht & Tunnell LLP (included in Exhibit 5.4)
23.7	Consent of Buchalter Nemer, a Professional Corporation (included in Exhibit 5.5)
24.1	Powers of Attorney (included on the signature pages hereto)
25.1	Statement of Eligibility on Form T-1 of Wilmington Trust, National Association
99.1	Form of Letter of Transmittal
99.2	Form of Notice of Guaranteed Delivery
99.3	Form of Letter to Registered Holders
99.4	Form of Letter to The Depository Trust Company Participants
99.5	Form of Letter to Clients
99.6	Form of Instruction to Registered Holder from Beneficial Owner

(1)
Previously filed with the Annual Report on Form 20-F of AerCap Holdings N.V. for the year ended December 31, 2014.

Item 22.    Undertakings

        (a)   The undersigned registrants hereby undertake:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided, that the Registrants include in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-4, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (5)   That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

          (6)   That, for the purpose of determining liability of the Registrants under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrants undertake that in a primary offering of securities of the undersigned Registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrants will be sellers to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) Any preliminary prospectus or prospectus of the undersigned Registrants relating to the offering required to be filed pursuant to Rule 424; (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrants or used or referred to by the undersigned Registrants; (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrants or their securities provided by or on behalf of the undersigned Registrants; and (iv) Any other communication that is an offer in the offering made by the undersigned Registrants to the purchaser.

        (b)   The undersigned hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrants' annual reports pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        (d)   The undersigned hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means, and (ii) to arrange or provide for a facility in the United States for the purpose of responding to such requests. The undertaking in subparagraph (i) above includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        (e)   The undersigned hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the undersigned co-registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Amsterdam, The Netherlands, on this April 23, 2015.

AERCAP HOLDINGS N.V.
By:	/s/ AENGUS KELLY
	Name:	Aengus Kelly
	Title:	Chief Executive Officer

POWER OF ATTORNEY

        We, the undersigned officers and directors of AerCap Holdings N.V., hereby severally constitute and appoint James N. Chapman and Aengus Kelly and both of them, our true and lawful attorneys-in-fact, with full power of substitution, for them, together or individually, in any and all capacities, to sign for us and in our names, the Registration Statement on Form F-4 filed with the Securities and Exchange Commission, and any and all amendments to said Registration Statement (including post-effective amendments), and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys, or their substitute, shall do or cause to be done by virtue of this Power of Attorney.

        Pursuant to the requirements of the Securities Act of 1933 this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ PIETER KORTEWEG Pieter Korteweg	Non-Executive Chairman of the Board of Directors	April 23, 2015
/s/ AENGUS KELLY Aengus Kelly	Executive Director and Chief Executive Officer	April 23, 2015
/s/ HOMAID ABDULLA AL SHEMMARI Homaid Abdulla Al Shemmari	Non-Executive Director	April 23, 2015
/s/ JAMES N. CHAPMAN James N. Chapman	Non-Executive Director	April 23, 2015

Signature	Title	Date

/s/ PAUL T. DACIER Paul T. Dacier	Non-Executive Director, Vice Chairman	April 23, 2015
/s/ MICHAEL GRADON Michael Gradon	Non-Executive Director	April 23, 2015
/s/ MARIUS J.L. JONKHART Marius J.L. Jonkhart	Non-Executive Director	April 23, 2015
/s/ ROBERT G. WARDEN Robert G. Warden	Non-Executive Director	April 23, 2015
/s/ DAVID L. HERZOG David L. Herzog	Non-Executive Director	April 23, 2015
/s/ KEITH A. HELMING Keith A. Helming	Chief Financial Officer	April 23, 2015
/s/ GANG LI Gang Li	Chief Accounting Officer	April 23, 2015
/s/ DONALD PUGLISI Donald Puglisi	Authorized Representative in the United States	April 23, 2015

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the undersigned co-registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Shannon, Co. Clare, Ireland, on April 23, 2015.

AERCAP IRELAND CAPITAL LIMITED
By:	/s/ PATRICK TREACY
	Name:	Patrick Treacy
	Title:	Director

POWER OF ATTORNEY

        We, the undersigned officers and directors of AerCap Ireland Capital Limited, hereby severally constitute and appoint Thomas Kelly our true and lawful attorney-in-fact, with full power of substitution, in any and all capacities, to sign for us and in our names, the Registration Statement on Form F-4 filed with the Securities and Exchange Commission, and any and all amendments to said Registration Statement (including post-effective amendments), and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney, and full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, and hereby ratifying and confirming all that said attorney, or their substitute, shall do or cause to be done by virtue of this Power of Attorney.

        Pursuant to the requirements of the Securities Act of 1933 this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ THOMAS KELLY Thomas Kelly	Director (Principal Executive Officer, Principal Financial Officer & Principal Accounting Officer)	April 23, 2015
/s/ LOURDA MOLONEY Lourda Moloney	Director	April 23, 2015
/s/ PATRICK TREACY Patrick Treacy	Director	April 23, 2015
/s/ DONALD PUGLISI Donald Puglisi	Authorized Representative in the United States	April 23, 2015

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the undersigned co-registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Shannon, Co. Clare, Ireland, on April 23, 2015.

AERCAP GLOBAL AVIATION TRUST
By:	AERCAP IRELAND CAPITAL LIMITED, as Regular Trustee
/s/ PATRICK TREACY
	Name:	Patrick Treacy
	Title:	Director
By:	/s/ THOMAS KELLY
	Name:	Thomas Kelly
	Title:	Chief Executive Officer

POWER OF ATTORNEY

        We, the undersigned officers of AerCap Global Aviation Trust, hereby severally constitute and appoint Thomas Kelly our true and lawful attorney-in-fact, with full power of substitution, in any and all capacities, to sign for us and in our names, the Registration Statement on Form F-4 filed with the Securities and Exchange Commission, and any and all amendments to said Registration Statement (including post-effective amendments), and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney, and full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, and hereby ratifying and confirming all that said attorney, or their substitute, shall do or cause to be done by virtue of this Power of Attorney.

        Pursuant to the requirements of the Securities Act of 1933 this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ THOMAS KELLY Thomas Kelly	Chief Executive Officer	April 23, 2015
/s/ IAN SUTTON Ian Sutton	Chief Financial Officer (Principal Accounting Officer)	April 23, 2015
/s/ DONALD PUGLISI Donald Puglisi	Authorized Representative in the United States	April 23, 2015

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the undersigned co-registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Amsterdam, The Netherlands, on April 23, 2015.

AERCAP AVIATION SOLUTIONS B.V.
By:	/s/ KEITH A. HELMING
	Name:	Keith A. Helming
	Title:	Chief Executive Officer

POWER OF ATTORNEY

        We, the undersigned officers and directors of AerCap Aviation Solutions B.V., hereby severally constitute and appoint Keith A. Helming and Gordon James Chase and both of them, our true and lawful attorneys-in-fact, with full power of substitution, for them, together or individually, in any and all capacities, to sign for us and in our names, the Registration Statement on Form F-4 filed with the Securities and Exchange Commission, and any and all amendments to said Registration Statement (including post-effective amendments), and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys, or their substitute, shall do or cause to be done by virtue of this Power of Attorney.

        Pursuant to the requirements of the Securities Act of 1933 this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ KEITH A. HELMING Keith A. Helming	Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and Managing Board Member	April 23, 2015
/s/ GORDON JAMES CHASE Gordon James Chase	Chief Legal Officer and Managing Board Member	April 23, 2015
/s/ DONALD PUGLISI Donald Puglisi	Authorized Representative in the United States	April 23, 2015

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the undersigned co-registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Shannon, Co. Clare, Ireland, on April 23, 2015.

AERCAP IRELAND LIMITED
By:	/s/ PATRICK TREACY
	Name:	Patrick Treacy
	Title:	Director

POWER OF ATTORNEY

        We, the undersigned officers and directors of AerCap Ireland Limited, hereby severally constitute and appoint Thomas Kelly our true and lawful attorney-in-fact, with full power of substitution, in any and all capacities, to sign for us and in our names, the Registration Statement on Form F-4 filed with the Securities and Exchange Commission, and any and all amendments to said Registration Statement (including post-effective amendments), and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney, and full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, and hereby ratifying and confirming all that said attorney, or their substitute, shall do or cause to be done by virtue of this Power of Attorney.

        Pursuant to the requirements of the Securities Act of 1933 this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ THOMAS KELLY Thomas Kelly	Director (Principal Executive Officer, Principal Financial Officer & Principal Accounting Officer)	April 23, 2015
/s/ LOURDA MOLONEY Lourda Moloney	Director	April 23, 2015
/s/ PATRICK TREACY Patrick Treacy	Director	April 23, 2015
/s/ DONALD PUGLISI Donald Puglisi	Authorized Representative in the United States	April 23, 2015

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the undersigned co-registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Shannon, Co. Clare, Ireland on April 23, 2015.

AERCAP U.S. GLOBAL AVIATION LLC
By:	/s/ PATRICK TREACY
	Name:	Patrick Treacy
	Title:	Director

POWER OF ATTORNEY

        We, the undersigned officers and directors of AerCap U.S. Global Aviation LLC, hereby severally constitute and appoint Thomas Kelly our true and lawful attorney-in-fact, with full power of substitution, in any and all capacities, to sign for us and in our names, the Registration Statement on Form F-4 filed with the Securities and Exchange Commission, and any and all amendments to said Registration Statement (including post-effective amendments), and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney, and full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, and hereby ratifying and confirming all that said attorney, or their substitute, shall do or cause to be done by virtue of this Power of Attorney.

        Pursuant to the requirements of the Securities Act of 1933 this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ THOMAS KELLY Thomas Kelly	Director (Principal Executive Officer, Principal Financial Officer & Principal Accounting Officer)	April 23, 2015
/s/ LOURDA MOLONEY Lourda Moloney	Director	April 23, 2015
/s/ PATRICK TREACY Patrick Treacy	Director	April 23, 2015
/s/ DONALD PUGLISI Donald Puglisi	Authorized Representative in the United States	April 23, 2015

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the undersigned co-registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on April 23, 2015.

INTERNATIONAL LEASE FINANCE CORPORATION
By:	/s/ WOUTER MARINUS DEN DIKKEN
	Name:	Wouter Marinus den Dikken
	Title:	Director & Chief Executive Officer

POWER OF ATTORNEY

        We, the undersigned officers and directors of International Lease Finance Corporation, hereby severally constitute and appoint Sean Sullivan our true and lawful attorney-in-fact, with full power of substitution, in any and all capacities, to sign for us and in our names, the Registration Statement on Form F-4 filed with the Securities and Exchange Commission, and any and all amendments to said Registration Statement (including post-effective amendments), and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney, and full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, and hereby ratifying and confirming all that said attorney, or their substitute, shall do or cause to be done by virtue of this Power of Attorney.

        Pursuant to the requirements of the Securities Act of 1933 this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ WOUTER MARINUS DEN DIKKEN Wouter Marinus den Dikken	Director & Chief Executive Officer	April 23, 2015
/s/ NAJIM CHELLIOUI Najim Chellioui	Director & Treasurer (Principal Financial Officer and Principal Accounting Officer)	April 23, 2015
/s/ SEAN SULLIVAN Sean Sullivan	Director & Senior Vice President	April 23, 2015

EXHIBIT LIST

        The following is a list of exhibits to this registration statement:

Exhibit Number	Description of Exhibit
3.1	Articles of Association of AerCap Holdings N.V.(1)
3.2	Memorandum and Articles of Association of AerCap Ireland Capital Limited
3.3	Trust Agreement, dated as of February 5, 2014, among Wilmington Trust, National Association and AerCap Ireland Capital Limited
3.4	Deed of Incorporation of AerCap Aviation Solutions B.V. (Articles of Association of AerCap Aviation Solutions B.V. included therein)
3.5	Memorandum and Articles of Association of AerCap Ireland Limited
3.6	Limited Liability Company Agreement of AerCap Global Aviation LLC
3.7	Restated Articles of Incorporation of International Lease Finance Corporation
3.8	Amended and Restated By-Laws of International Lease Finance Corporation
4.1	Indenture, dated as of May 14, 2014, among AerCap Ireland Capital Limited, AerCap Global Aviation Trust, the guarantors party thereto and Wilmington Trust, National Association, as trustee(1)
4.2
Exchange and Registration Rights Agreement, dated as of May 14, 2014, AerCap Ireland Capital Limited, AerCap Global Aviation Trust, the Guarantors party thereto, UBS Securities LLC and Citigroup Global Markets Inc.(1)
4.3
Exchange and Registration Rights Agreement, dated as of September 29, 2014, AerCap Ireland Capital Limited, AerCap Global Aviation Trust, the Guarantors party thereto and J.P. Morgan Securities LLC (1)
4.4
First Supplemental Indenture relating to the 2.75% Senior Notes due 2017, dated as of May 14, 2014, among AerCap Ireland Capital Limited, AerCap Global Aviation Trust, the guarantors party thereto and Wilmington Trust, National Association, as trustee(1)
4.5
Second Supplemental Indenture relating to the 3.75% Senior Notes due 2019, dated as of May 14, 2014, among AerCap Ireland Capital Limited, AerCap Global Aviation Trust, the guarantors party thereto and Wilmington Trust, National Association, as trustee(1)
4.6
Third Supplemental Indenture relating to the 4.50% Senior Notes due 2021, dated as of May 14, 2014, among AerCap Ireland Capital Limited, AerCap Global Aviation Trust, the guarantors party thereto and Wilmington Trust, National Association, as trustee(1)
4.7
Fourth Supplemental Indenture relating to the 5.00% Senior Notes due 2021, dated as of September 29, 2014, among AerCap Ireland Capital Limited, AerCap Global Aviation Trust, the guarantors party thereto and Wilmington Trust, National Association, as trustee(1)
4.8
Fifth Supplemental Indenture, dated as of September 29, 2014, among AerCap Ireland Capital Limited, AerCap Global Aviation Trust, the guarantors party thereto and Wilmington Trust, National Association, as trustee(1)
4.9	Form of 2.75% Senior Note due 2017 (included in Exhibit 4.4)
4.10	Form of 3.75% Senior Note due 2019 (included in Exhibit 4.5)
4.11	Form of 4.50% Senior Note due 2021 (included in Exhibit 4.6)
4.12	Form of 5.00% Senior Note due 2021 (included in Exhibit 4.7)
5.1	Opinion of Cravath, Swaine & Moore LLP with respect to the Exchange Notes

Exhibit Number	Description of Exhibit
5.2	Opinion of NautaDutilh N.V. with respect to the Exchange Notes
5.3	Opinion of McCann FitzGerald Solicitors with respect to the Exchange Notes
5.4	Opinion of Morris, Nichols, Arsht & Tunnell LLP with respect to the Exchange Notes
5.5	Opinion of Buchalter Nemer, a Professional Corporation, with respect to the Exchange Notes
12.1	Computation of Ratio of Earnings to Fixed Charges
21.1	List of Subsidiaries of AerCap Holdings N.V.(1)
23.1	Consent of PricewaterhouseCoopers Accountants N.V.
23.2	Consent of PricewaterhouseCoopers LLP
23.3	Consent of Cravath, Swaine & Moore LLP (included in Exhibit 5.1)
23.4	Consent of NautaDutilh N.V. (included in Exhibit 5.2)
23.5	Consent of McCann FitzGerald Solicitors (included in Exhibit 5.3)
23.6	Consent of Morris, Nichols, Arsht & Tunnell LLP (included in Exhibit 5.4)
23.7	Consent of Buchalter Nemer, a Professional Corporation (included in Exhibit 5.5)
24.1	Powers of Attorney (included on the signature pages hereto)
25.1	Statement of Eligibility on Form T-1 of Wilmington Trust, National Association
99.1	Form of Letter of Transmittal
99.2	Form of Notice of Guaranteed Delivery
99.3	Form of Letter to Registered Holders
99.4	Form of Letter to The Depository Trust Company Participants
99.5	Form of Letter to Clients
99.6	Form of Instruction to Registered Holder from Beneficial Owner

(1)
Previously filed with the Annual Report on Form 20-F of AerCap Holdings N.V. for the year ended December 31, 2014.